UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ATI PHYSICAL THERAPY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11

Letter to Stockholders
TO OUR STOCKHOLDERS:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of ATI Physical Therapy, Inc., to be held virtually at www.virtualshareholdermeeting.com/ATIP2023 on June 13, 2023 at 10:00 a.m. Central Time. The Annual Meeting will be held in a virtual meeting format only and you will not be able to attend in person. Instructions for accessing the virtual meeting platform online are included in the proxy statement for this meeting.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, our annual report, and proxy card.
Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, please cast your vote as soon as possible by Internet, telephone or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you are able to attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting virtually or to vote your shares virtually during the Annual Meeting.
Sincerely,
Erik Kantz
Chief Legal Officer and Corporate Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 13, 2023. THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT www.virtualshareholdermeeting.com/ATIP2023.

790 Remington Blvd.
Bolingbrook, IL 60440
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TIME AND DATE:	June 13, 2023 at 10:00 a.m. Central Time

PLACE:
Our Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, a format designed to increase stockholder access, reduce the environmental impact of a physical meeting, and save ATI and our stockholders time and money. In addition to online attendance, this format provides stockholders with the opportunity to hear all portions of the official meeting, submit written questions during the meeting, and vote online during the open poll section of the meeting. You are invited to attend the live webcast of our meeting, vote your shares and submit questions at www.virtualshareholdermeeting.com/ATI2023. To join the meeting, you will need the 16-digit control number that is printed on your Notice Regarding the Availability of Proxy Materials (“Notice”). When accessing our Annual Meeting, please allow ample time for online check-in, which will begin at 10:00 a.m. Central Time, on June 13, 2023. If a bank, brokerage firm, or other nominee holds your shares, you should contact that organization for additional information.

ITEMS OF BUSINESS:	1.
To approve, for purposes of complying with applicable New York Stock Exchange listing rules, the Transaction, including the issuance of New Second Lien PIK Convertible Notes and the issuance of preferred stock to provide voting rights for holders of the New Second Lien PIK Convertible Notes (the “Transaction Proposal”).

2.
To amend and Restate the Company’s Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors, contingent on approval of the Transaction in accordance with Proposal 1 (the “Declassification Proposal”).

	3.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

	4-A.	If the Transaction Proposal and the Declassification Proposal are approved by our stockholders, to elect four Directors, each for a one-year term.

	4-B.	If the Transaction Proposal or the Declassification Proposal are not approved by our stockholders, to elect four Class II Directors, each for a three-year term.

	5.	To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to implement a Reverse Stock Split in a ratio between 1 for 20 and 1 for 50 by August 31, 2023.

	6.	To approve, on a non-binding advisory basis, a vote on the compensation of our Named Executive Officers.

	7.	To approve an amendment to ATI Physical Therapy Inc.’s 2021 Equity Incentive Plan to increase the number of shares available for issuance under the Plan.

We will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. At this time we are not aware of any such additional matters.

RECORD DATE:	Only stockholders of record at the close of business on April , 2023 are entitled to notice of, and to attend and vote at, the Annual Meeting and any adjournments or postponements thereof.

PROXY VOTING:
On or about May 1, 2023, the proxy statement and form of proxy will first be made available to stockholders and we will mail to stockholders of record as of the Record Date a Notice of Internet Availability of Proxy Materials with instructions for accessing our proxy materials and voting instructions over the Internet, by telephone, or by mail. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR REQUEST AND SUBMIT YOUR PROXY CARD AS SOON AS POSSIBLE, SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.
By Order of the Board of Directors,
Erik Kantz
Chief Legal Officer and Corporate Secretary
May 1, 2023

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT SOLICITATION AND VOTING	1
INTERNET AVAILABILITY OF PROXY MATERIALS	1
GENERAL INFORMATION ABOUT THE MEETING	2
CORPORATE GOVERNANCE	6
NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS	12
PROPOSAL NO. 1 APPROVE, FOR PURPOSES OF COMPLYING WITH APPLICABLE NEW YORK STOCK EXCHANGE LISTING RULES, THE TRANSACTION, INCLUDING THE ISSUANCE OF NEW SECOND LIEN PIK CONVERTIBLE NOTES AND THE ISSUANCE OF PREFERRED STOCK TO PROVIDE EQUIVALENT VOTING RIGHTS FOR HOLDERS OF THE NEW SECOND LIEN PIK CONVERTIBLE NOTES	13
PROPOSAL NO. 2 AMEND COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS, CONTINGENT ON APPROVAL OF THE TRANSACTION IN ACCORDANCE WITH PROPOSAL 1	20
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
REPORT OF THE AUDIT COMMITTEE	24
PROPOSAL NO. 4-A IF THE TRANSACTION PROPOSAL AND THE DECLASSIFICATION PROPOSAL ARE APPROVED BY OUR STOCKHOLDERS, TO ELECT FOUR DIRECTORS, EACH FOR A ONE-YEAR TERM	26
PROPOSAL NO. 4-B IF THE TRANSACTION PROPOSAL OR THE DECLASSIFICATION PROPOSAL ARE NOT APPROVED BY OUR STOCKHOLDERS, TO ELECT FOUR CLASS II DIRECTORS, EACH FOR A THREE-YEAR TERM	27
NOMINEES TO OUR BOARD OF DIRECTORS	28
EXECUTIVE OFFICERS	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
PROPOSAL NO. 5 APPROVAL OF AN AMENDMENT TO THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT IN THE RATIO OF 1 TO 20	35
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	42
COMPENSATION DISCUSSION & ANALYSIS	45
PAY RATIO	60
PAY VERSUS PERFORMANCE	61
PROPOSAL NO. 6 NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	63
PROPOSAL NO. 7 APPROVE AN AMENDMENT TO THE ATI PHYSICAL THERAPY 2021 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN	64
ADDITIONAL INFORMATION	73
“HOUSEHOLDING”—STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS	74
OTHER MATTERS	74
APPENDIX A THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY BOARD OF DIRECTORS	A-1
APPENDIX B AMENDMENT TO THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION FOR REVERSE STOCK SPLIT	B-1
APPENDIX C 2021 EQUITY INCENTIVE PLAN, AS AMENDED THROUGH JUNE 2, 2022	C-1
APPENDIX D SECOND AMENDMENT TO 2021 EQUITY INCENTIVE PLAN	D-1

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors (“Board of Directors” or “Board”) of ATI Physical Therapy, Inc. for use at our 2023 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually at www.virtualshareholdermeeting.com/ATI2023 on June 13, 2023 at 10:00 a.m. Central Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting, or Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about May   , 2023. An annual report for the fiscal year ended December 31, 2022 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. In this Proxy Statement, we refer to ATI Physical Therapy, Inc. as “ATI,” the “Company,” “we,” or “us.” References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE MEETING
PURPOSE OF THE ANNUAL MEETING
You are receiving this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
RECORD DATE; QUORUM
Only holders of record of our Class A common stock (“Common Stock”) at the close of business on April  , 2023, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had [   ] shares of Common Stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 790 Remington Blvd., Bolingbrook, Illinois 60440. If our headquarters are closed during the ten days prior to the Annual Meeting, a stockholder may send a written request to our Chief Legal Officer and Corporate Secretary at 790 Remington Blvd., Bolingbrook, Illinois 60440, and we will arrange a way for the stockholder to inspect the list.
The holders of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to conduct business. This presence is called a quorum. Proxies received but marked as abstentions, if any, and broker non-votes (as described below) will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.
VOTING RIGHTS; REQUIRED VOTE
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Common Stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
For Proposals No. 4-A and 4-B, each director will be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, which means that the four individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. For Proposals No. 1, 3, 5, 6 and 7, approval will require the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The affirmative vote of the holders of at least 66.7% of the outstanding shares of our Common Stock entitled to vote is required to approve Proposal 2, the Declassification Proposal.

RECOMMENDATIONS OF OUR BOARD OF DIRECTORS ON EACH OF THE PROPOSALS SCHEDULED TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL		BOARD RECOMMENDATION
PROPOSAL 1
To approve, for purposes of complying with applicable New York Stock Exchange listing rules, the Transaction, including the issuances of New Second Lien PIK Convertible Notes and the issuance of preferred stock to provide voting rights for the holders of the New Second Lien PIK Convertible Notes (the “Transaction Proposal”).
For
PROPOSAL 2
To approve of the Company’s Third Amended and Restated Certificate of Incorporation to declassify the Board of Directors, contingent on approval of the Transaction in accordance with Proposal 1 (the “Declassification Proposal”).
For
PROPOSAL 3	To ratify of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	For
PROPOSAL 4-A	If the Transaction Proposal and the Declassification Proposal are approved by our stockholders, to elect four Directors, each for a one-year term.	For All Nominees
PROPOSAL 4-B	If the Transaction Proposal or the Declassification Proposal are not approved by our stockholders, to elect four Class II Directors, each for a three-year term.	For All Nominees
PROPOSAL 5	To approve of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to implement a reverse stock split in the ratio between 1 for 20 and 1 for 50 by August 31, 2023.	For
PROPOSAL 6	To approve, on a non-binding advisory basis, the compensation of our named executive officers (“Say on Pay”).	For
PROPOSAL 7	To approve of an amendment to the ATI Physical Therapy, Inc.’s 2021 Equity Incentive Plan to increase the number of shares available for issuance under the Plan.	For
ABSTENTIONS; BROKER NON-VOTES
Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. Abstentions are not considered “votes cast” and therefore will have no effect on Proposals No. 1, 2, 3, 5, 6 and 7. At the Annual Meeting, there will be no abstentions on Proposals No. 4-A and 4-B. Rather, stockholders will have the option to “withhold” their vote for all or any of the Class II directors up for election.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Under Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal No. 3 is considered a routine matter for which brokers have discretionary authority to vote shares that are beneficially owned. There will therefore be no broker non-votes on Proposal 3. The other proposals presented at the Annual Meeting are non-routine matters for which broker non-votes are not deemed to be “votes cast”. Broker non-votes will therefore have no effect on Proposals No. 1, 2, 4, 5, 6 and 7.

VOTING INSTRUCTIONS; VOTING OF PROXIES
VOTE BY INTERNET AT THE ANNUAL MEETING	VOTE BY TELEPHONE OR INTERNET	VOTE BY MAIL
You may vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ATIP2023, where stockholders may vote and submit questions during the meeting. The meeting starts at 10:00 a.m. Central Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.
You may vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your proxy card.
You may vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on June 12, 2023. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote at the Annual Meeting should you decide to attend the Annual Meeting virtually. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals, except for Proposal 3. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.
We recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.
REVOCABILITY OF PROXIES
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•	delivering to our Chief Legal Officer and Corporate Secretary by mail a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again by telephone or through the Internet; or
•	attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
EXPENSES OF SOLICITING PROXIES
We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.
VOTING RESULTS
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days after the Annual Meeting.

CORPORATE GOVERNANCE
BOARD STRUCTURE
Our current Board of Directors consists of nine (9) members:
Class I directors: Andrew McKnight and Teresa Sparks, whose terms will expire at the 2025 annual meeting of stockholders;
Class II directors: Joanne Burns, John Maldonado, James Parisi, and Sharon Vitti, whose terms expire at the 2023 annual meeting of stockholders;
Class III directors: Daniel Dourney, John Larsen and Carmine Petrone, whose terms will expire at the 2024 annual meeting of stockholders.
In accordance with our Second Amended and Restated Certificate of Incorporation (“Charter”), we have a classified Board of Directors, which divides our Board into three classes with staggered three-year terms, with only one class of directors being elected in each year.
At each succeeding annual meeting of the stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.
As further described in Proposals 1 and 2, if the Transaction Proposal and Declassification Proposal are approved, the phase out of our classified Board structure will commence at the Annual Meeting, at which the current Class II directors will be nominated for election for a one year term. At the 2024 annual meeting of stockholders, any directors elected at the 2023 meeting along with our Class III directors, together with any directors appointed to fill vacancies or newly created directorships, will stand for election for a one year term. At our 2025 annual meeting of stockholders, all directors will be nominated for election for a one-year term. The phasing in of annual elections of directors over this period is designed so that the term of any incumbent director will not be shortened, and to ensure a smooth transition to annual elections of all our directors over time.
In addition, as part of the comprehensive transaction to enhance the Company’s liquidity further described in the Transaction Proposal (the “Transaction”), we have agreed to certain corporate governance changes. Among other things, contingent on approval of the Transaction Proposal and the closing of the Transaction, (i) Mr. Maldonado, a Class II director who is affiliated with Advent and is nominated for election at this Annual Meeting, will resign from the Board upon the closing of the Transaction and (ii) our preferred equityholders will have the right to appoint three additional directors to our Board (resulting in the right of the preferred equityholders to appoint a total of four directors to the Board). We anticipate that the preferred equityholders will appoint such directors in connection with the closing of the Transaction, which we anticipate will take place promptly after this Annual Meeting. As further described in the Declassification Proposal, any new preferred equityholder directors will not be included in our Board classes, rather, their terms will expire at the 2024 annual meeting of stockholders.
The Board has determined that each of Ms. Burns, Mr. Dourney, Mr. Maldonado, Mr. McKnight, Mr. Parisi, Mr. Petrone, and Ms. Sparks are independent directors under applicable NYSE rules for purposes of serving on our Board.
ROLE OF THE BOARD IN RISK OVERSIGHT
Our Board of Directors has primary responsibility for the oversight of our risk management while management is responsible for day-to-day management of risk. The Board oversees risk management either as a whole or through Board committees, discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. This risk oversight process includes the Audit Committee of the Board of Directors (i) identifying major risk areas and (ii) presenting such exposure to the Board of Directors to assess our risk identification, risk management and mitigation strategies with respect to areas of potential material risk, including strategic, operational, legal, compliance, human resources, financial, cybersecurity, strategic, and reputational risk. The risk oversight process also includes the Compensation Committee’s oversight of the management of risks relating to our compensation plans and arrangements, including whether the Company’s incentive compensation plans encourage excessive or inappropriate risk taking, and the Nominating and Corporate Governance Committee’s oversight of governance practices and the composition of our Board and its committees.

At each meeting of the Audit Committee of our Board of Directors our management reports on existing and emerging risks at our Company, including, as appropriate, risk assessments, cyber and data security risks, privacy updates and any security incidents. The Company’s executive management team also meets regularly to discuss cyber and data security risks.
NOMINATION RIGHTS
On June 16, 2021 (the “Closing Date”), a Business Combination transaction (the “Business Combination”) was finalized pursuant to the Agreement and Plan of Merger (“Merger Agreement”), dated February 21, 2021 between the operating company, Wilco Holdco, Inc. (“Wilco Holdco”), and Fortress Value Acquisition Corp. II ( “FAII” or “FVAC”), a special purpose acquisition company. In connection with the closing of the Business Combination, the Company changed its name from Fortress Value Acquisition Corp. II to ATI Physical Therapy, Inc. The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles. The Company’s Common Stock is listed on the NYSE under the symbol “ATIP.”
In connection with the execution of the Merger Agreement, FAII entered into the Stockholders Agreement with certain entities affiliated with Advent party thereto, (the “Advent Stockholders”) which became effective upon the Closing Date. Pursuant to the terms of the Stockholders Agreement, the Advent Stockholders currently have the right to designate director nominees for election to the Board at any meeting of our stockholders (“Advent Directors”). The number of nominees that the Advent Stockholders are entitled to nominate pursuant to the Stockholders Agreement is dependent on the aggregate number of shares of our Common Stock (including any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), shares of our Common Stock, including options and warrants) held by Advent Stockholders. For so long as the Advent Stockholders own (i) 50% or more of our Common Stock, the Advent Stockholders are entitled to designate five (5) Advent Directors, (ii) 38% or more (but less than 50%) of our Common Stock, the Advent Stockholders are entitled to designate four (4) Advent Directors, (iii) 26% or more (but less than 38%) of our Common Stock, the Advent Stockholders are entitled to designate three (3) Advent Directors, (iv) 13% or more (but less than 26%) of our Common Stock, the Advent Stockholders are entitled to designate two (2) Advent Directors, (v) 5% or more (but less than 13%) of our Common Stock, the Advent Stockholders are entitled to designate one (1) Advent Director and (vi) less than 5%, the Advent Stockholders are not entitled to designate any Advent Directors.
In addition, in connection with our recent refinancing, on February 24, 2022 (the “Refinancing Date”), we issued, in the aggregate, 165,000 shares of non-convertible Series A Senior Preferred Stock with an initial stated value of $1,000 per share, or $165.0 million of stated value in the aggregate (“Series A Preferred Stock”), which includes warrants to purchase up to 11.5 million shares of Common Stock. The holders of Series A Preferred Stock, voting as a separate class, have the right to designate and elect one director to serve on the Company’s Board until such time that (i) as of any applicable fiscal quarter end, the Company’s 12-month Consolidated Adjusted EBITDA (as defined in the Certificate of Designation for the Series A Preferred Stock) exceeds $100,000,000, or (ii) the Lead Purchaser (as defined in the Certificate of Designation for the Series A Preferred Stock) ceases to hold at least 50.1% of the Series A Preferred Stock originally held by it. The holders of Series A Preferred Stock designated Daniel Dourney as their designee, and the Board appointed Mr. Dourney to the Board on February 24, 2022.
In connection with the Transaction and contingent on approval of the Transaction Proposal and closing of the Transaction, among other things, (i) our Stockholders Agreement with the Advent Stockholders will be terminated and Advent will no longer have the right to designate director nominees for election to our Board and (ii) our preferred equityholders will have the right to appoint three additional directors to our Board (resulting in the right of the preferred equityholders to appoint a total of four directors to the Board).
CONTROLLED COMPANY EXEMPTION
Because Advent currently beneficially owns a majority of the voting power of our outstanding Common Stock, we are a “controlled company” under the listing rules of the NYSE. As a controlled company, we are exempt from certain NYSE governance requirements that would otherwise apply to the composition and function of our Board. For example, we are not required to comply with certain rules that would otherwise require, among other things, (i) the compensation of our executive officers to be determined by a majority of the independent directors or a committee of independent directors, and (ii) director nominees to be selected or recommended either by a majority of the independent directors or a committee of independent directors. Notwithstanding our status as a controlled company, we remain subject to the requirements that our independent directors hold regular executive sessions and that our Audit Committee consist entirely of independent directors.

If at any time we cease to be a controlled company, we will take all action necessary to comply with the NYSE listing rules, including ensuring that our Compensation Committee and our Nominating and Corporate Governance Committee are each composed entirely of independent directors, subject to any permitted “phase-in” periods. We will no longer qualify as a controlled company once a majority of the voting power of our outstanding Common Stock is no longer held by a single person, entity or group.
In connection with the Transaction and contingent on approval of the Transaction Proposal and closing of the Transaction, we anticipate that funds affiliated with Knighthead Capital Management, LLC, who are the current holders of our Series A Senior Preferred Stock, will gain a majority of the voting power of our outstanding Common Stock, resulting in a change of control of the Company under NYSE listing rules. We will, however, remain a “controlled company” under the listing rules of the NYSE.
RESIGNATION POLICY
Any nominee for director in an uncontested election who fails to receive a majority of the votes cast at a stockholder meeting must tender their resignation to the Board from the Board and all committees thereof. A director nominee shall have failed to receive the affirmative vote of a majority of votes cast if the number of “against” votes in respect of such director nominee’s election exceeds the number of votes “for” such director nominee’s election (excluding abstentions and broker non-votes). The Nominating and Corporate Governance Committee shall assess the appropriateness of such nominee continuing to serve as a director and shall recommend to the Board the action to be taken with respect to such tendered resignation. Any director who tenders a resignation pursuant to this provision shall not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. In determining whether or not to recommend that the Board accept any resignation offer, the Nominating and Corporate Governance Committee may consider all factors believed relevant by its members. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the publication of the election results.
COMMITTEES OF THE BOARD OF DIRECTORS
We have four standing committees - an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Healthcare Compliance Committee. The Board may from time to time establish other committees. Each of the committees report to the Board as it deems appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below.
Audit Committee
Joanne Burns, James Parisi and Teresa Sparks are members of the Audit Committee. James Parisi is the Chair of the Audit Committee. Each member of the Audit Committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. In addition, each of Ms. Burns, Mr. Parisi and Ms. Sparks is an “audit committee financial expert” within the meaning of 407(d) of Regulation S-K promulgated under the Securities Act.
Pursuant to the Stockholders Agreement and subject to the terms therein, as long as there are two or more Advent Directors on the Board, the investors’ party thereto have the right to require that at least a majority of the members of the Audit Committee be Advent Directors. Contingent on approval of the Transaction Proposal and closing of the Transaction, we anticipate that the Stockholders Agreement will be terminated.
Under its charter, the functions of the Audit Committee include:
•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by ATI;
•	the pre-approval of all non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by ATI;
•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;
•
obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;
•	reviewing and discussing the Company’s annual audited and quarterly financial statements;
•	discussing the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;
•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;
•
discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure;

•	overseeing the performance of the Company’s internal audit function, systems of internal control over financial reporting and disclosure controls and procedures; and
•
reviewing the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting ATI’s financial statements, including alternatives to, and the rationale for, the decisions made.

Compensation Committee
Joanne Burns, John Larsen and Carmine Petrone are members of the Compensation Committee. Carmine Petrone is Chair of the Compensation Committee. The Board has determined that Ms. Burns and Mr. Petrone are independent under SEC rules for purposes of serving on the Compensation Committee.
Pursuant to the Stockholders Agreement and subject to the terms therein, as long as there are two or more Advent Directors on the Company’s Board, the investors that are party thereto have the right to require at least a majority of the members of the Compensation Committee be Advent Directors. Contingent on approval of the Transaction Proposal and closing of the Transaction, we anticipate that the Stockholders Agreement will be terminated. Under its charter, the functions of the Compensation Committee include:
•
reviewing and approving annually corporate goals and objectives relating to the compensation of the Chief Executive Officer (“CEO”), evaluating performance of the CEO in light of those goals and reviewing and establishing the CEO’s annual compensation and incentive plan participation levels and bases of participation;

•
reviewing and recommending to the Board non-CEO executive officer compensation; evaluating, reviewing and recommending to the Board any changes to, or additional stock-based and other incentive compensation plans in the annual proxy statement and annual report on Form 10-K to be filed with the SEC; and

•	reviewing and recommending annually for approval by the Board, the form and amount of non-management director compensation and benefits.
The Compensation Committee charter also provides that the Compensation Committee shall have the sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.
Nominating and Corporate Governance Committee
Currently, John Larsen, John Maldonado and James Parisi are members of the Nominating and Corporate Governance Committee. John Larsen is Chair of the Nominating and Corporate Governance Committee.
Pursuant to the Stockholders Agreement and subject to the terms therein, as long as there are two or more Advent Directors on the Board, the investors’ party thereto have the right to require at least a majority of the members of the Nominating and Corporate Governance Committee be Advent Directors. Contingent on approval of the Transaction Proposal and closing of the Transaction, we anticipate that the Stockholders Agreement will be terminated.

On February 21, 2023, the Board approved an amendment to the Nominating and Corporate Governance Committee Charter to delegate oversight of Environmental, Social and Corporate Governance (“ESG”) to the Nominating and Corporate Governance Committee. Under its charter, the functions of the Nominating and Corporate Governance Committee include:
•	identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders;
•	developing and recommending to the Board the corporate governance guidelines applicable to the Company;
•	leading the Board in its annual review of the performance of (i) the Board, (ii) the Board committees and (iii) management;
•	recommending to the Board nominees for each Board committee;
•	review and discuss with management the Company’s ESG strategy, initiatives, and policies; and
•
review and monitor the operational, regulatory, and reputational risks and impacts of ESG on the Company and provide insight and guidance with respect to the Company’s management of such risks and impacts.

The Nominating and Corporate Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.
Health Care Compliance Committee
Currently, John Maldonado, Teresa Sparks and Andrew McKnight are members of the Health Care Compliance Committee. Teresa Sparks is Chair of the Health Care Compliance Committee.
Under its charter, the functions of the Health Care Compliance Committee include:
•	being knowledgeable about compliance issues facing the health care industry;
•
primary responsibility for oversight of health care compliance matters, including assisting the Board and Audit Committee with oversight of enterprise risk management and health care compliance matters;

•	overseeing ATI’s health care regulatory compliance program and monitoring performance; and
•	providing an avenue of communication among management, those persons responsible for the internal compliance function, and the Board.
BOARD AND COMMITTEE MEETINGS AND ATTENDANCE
Our Board of Directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During fiscal year 2022, our Board of Directors met 8 times, the Audit Committee met 9 times, the Compensation Committee met 4 times and the Nominating and Corporate Governance Committee met 4 times. During fiscal year 2022, each member of our Board of Directors attended at least 75% of the aggregate of all meetings of our Board of Directors and of all meetings of committees of our Board of Directors on which such member served that were held during the period in which such director served.
BOARD ATTENDANCE AT ANNUAL STOCKHOLDERS’ MEETING
Our policy is to invite and encourage each member of our Board of Directors to be present at our annual meetings of stockholders. We completed our Business Combination and became a public company on June 17, 2021 and this 2023 Annual Meeting is our second annual meeting.
COMMUNICATION WITH DIRECTORS
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of our Board of Directors, or a specific member of our Board of Directors (including our chairperson or lead independent director, if any) may do so by letters addressed to the attention of our Chief Legal Officer and Corporate Secretary.

All communications are reviewed by the Chief Legal Officer and Corporate Secretary and provided to the members of our Board of Directors as appropriate. Unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our Board of Directors will not be provided to directors.
The address for these communications is:
ATI Physical Therapy, Inc.
790 Remington Blvd.
Bolingbrook, IL 60440
Attn: Chief Legal Officer and Corporate Secretary
CODE OF ETHICS AND BUSINESS CONDUCT
ATI has adopted a Code of Conduct & Compliance Program Guide applicable to its directors, executive officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that complies with the rules and regulations of the NYSE. A copy of the Code of Conduct & Compliance Program Guide will be provided without charge upon written request to Erik Kantz, Chief Legal Officer and Corporate Secretary, in writing at our principal executive offices at 790 Remington Boulevard, Bolingbrook, Illinois 60440 and a copy can be found on our investor relations website at https://investors.atipt.com under the link “Governance Documents.” We intend to satisfy any disclosure requirements related to waivers of or amendments to our Code of Conduct & Compliance Program Guide by posting such information on our website at www.investors.atipt.com.
CORPORATE SOCIAL RESPONSIBILITY
Our culture is shaped by our core values, which are as follows:
•	Teamwork
•	Communication
•	Quality of Care
•	Friendly Factor
As part of our core value of “teamwork,” we support various initiatives. We strive to ensure our work environment reflects diversity, fairness and meritocracy. We strive to provide a voice for our diverse employees to share insights, communicate with leadership, and generate ideas and actions to enhance and impact diversity at the Company. We also offer our local communities the benefits of a large corporate network, while delivering services and support with a local focus. In the communities we serve, ATI is elevating awareness of health and wellness. We assist children and families in need through our support of the ATI Foundation, a 501(c)(3) charity organized to provide funding to children with physical impairments.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
NOMINATION TO THE BOARD OF DIRECTORS
Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the Committee’s charter, our Charter and amended and restated bylaws (“Bylaws”). The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the entire Board of Directors for membership. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, stockholders, and others. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
At the time of the consummation of our Business Combination on June 17, 2021, John Larsen, John Maldonado, Carmine Petrone, Christopher Krubert, Joanne Burns, James Parisi and Andrew McKnight were nominated for election to the Board of Directors. Teresa Sparks was appointed to the Board of Directors on December 8, 2021. Christopher Krubert resigned and Daniel Dourney, pursuant to nomination rights of the holders of our Series A Preferred Stock (as discussed above), was appointed to the Board of Directors on February 24, 2022. As described further in this Proxy Statement, our Board of Directors has nominated Joanne Burns, John Maldonado, James Parisi and Sharon Vitti for re-election at the 2023 Annual Meeting.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Additional Information—Stockholder Proposals to Be Presented at Next Annual Meeting.”
DIRECTOR QUALIFICATIONS; DIVERSITY
The Nominating and Corporate Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members of the Board of Directors), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board of Directors, in approving (and, in the case of vacancies, appointing) such candidates, take into account many factors, including ability to make independent analytical inquiries, general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, experience in the Company’s industry and with relevant social policy concerns, understanding of the Company’s business on a technical level, other board service and educational and professional background. Each candidate nominee must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility. The Board of Directors evaluates each individual in the context of the Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The Nominating and Corporate Governance Committee and the Board of Directors will take into account the nature of and time involved in a director’s service on other boards and/or committees in evaluating the suitability of individual director candidates and current directors and making its recommendations to the Company’s stockholders.
Both the Board and the Nominating and Corporate Governance Committee believe that Board diversity is important to ensure a balanced Board with a rounded perspective. Diversity is broadly interpreted by the Board to include viewpoints, background, experience, industry knowledge and geography, as well as more traditional characteristics of diversity, such as race and gender. Our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, to be in our Company’s and stockholders’ best interests.

PROPOSAL NO. 1
TO APPROVE, FOR PURPOSES OF COMPLYING WITH APPLICABLE NEW YORK STOCK EXCHANGE LISTING RULES, THE TRANSACTION, INCLUDING THE ISSUANCE OF NEW SECOND LIEN PIK CONVERTIBLE NOTES AND THE ISSUANCE OF PREFERRED STOCK TO PROVIDE VOTING RIGHTS FOR HOLDERS OF THE NEW SECOND LIEN PIK CONVERTIBLE NOTES
Transaction Overview
On April 17, 2023, as further described in the Company’s Form 8-K filed with the SEC on [•], the Company entered into Amendment No. 2 (the “Credit Agreement Amendment”) to the Company’s Credit Agreement, dated as of February 24, 2022, by and among ATI Holdings Acquisition, Inc. as borrower, Wilco Intermediate Holdings, Inc., Barclays Bank PLC, as administrative agent and issuing bank, and the lenders party thereto (the “2022 Credit Agreement” and together with the Credit Agreement Amendment, the “Credit Agreement”), a Note Purchase Agreement, an Assignment and Assumption Agreement, certain other definitive agreements (such documents referred to collectively as the “Signing Date Definitive Documents”), and an Amended & Restated Transaction Support Agreement (the “A&R TSA”), pursuant to which the Parties (as defined below) agreed to and appended thereto final forms of the remaining definitive documents (such documents, the “Closing Date Definitive Documents” and together with the Signing Date Definitive Documents, the “Definitive Documents”), with certain of its first lien lenders under the 2022 Credit Agreement (the “First Lien Lenders”), the administrative agent under the 2022 Credit Agreement, holders of its Series A Senior Preferred Stock (the “Preferred Equityholders”) and holders of the majority of the Company’s Common Stock (together with the First Lien Lenders and the Preferred Equityholders, the “Parties”) setting forth the terms of a comprehensive transaction to enhance the Company’s liquidity (collectively, the “Transaction”). Specifically, the Company has agreed, subject to stockholder approval of this Transaction Proposal, to a delayed draw new money financing in which the Company (i) may cause to be issued to the purchasers from time to time party to the Note Purchase Agreement an aggregate principal amount of $25.0 million (the “Delayed Draw Amounts”) in the form of a new stapled security, comprised of (A) second lien PIK convertible notes (the “Notes”) and (B) shares of Series B Preferred Stock which will provide the holder thereof with voting rights such that the holders thereof will have the right to vote on corporate matters on an as-converted basis as if the conversion occurred at an initial price per share equal to the average closing price for the five trading days immediately preceding the signing of the Note Purchase Agreement (the “NYSE Minimum Price”), (ii) will facilitate the exchange of $100.0 million of the aggregate principal amount of the term loans under the 2022 Credit Agreement held by certain of the Preferred Equityholders for Notes and (iii) will agree to certain other changes to the terms of the 2022 Credit Agreement, including modifications of the financial covenants thereunder. Holders of the Notes will also receive additional Notes upon the in-kind payment of interest on any outstanding Notes. The Notes will be convertible into shares of Common Stock of the Company at a fixed conversion price of $0.25 (subject to adjustment, the “Conversion Price”).
In addition, as part of the Transaction, the Company has agreed to certain corporate governance changes, including that (i) John Maldonado, an affiliate of the Advent Stockholders, will resign from the Board upon closing of the Transaction, (ii) HPS Investment Partners, LLC, will have the right to appoint one board observer to the Board under certain circumstances, (iii) the Preferred Equityholders’ pre-existing rights as holders of the Company’s Series A Senior Preferred Stock to designate and elect one director to the Board, will be revised to provide that (A) the Preferred Equityholders have the right to appoint three additional directors to the Company’s Board (resulting in the right of the Preferred Equityholders to appoint a total of four directors to the Board) until such time after the Closing Date that the Lead Purchaser (in each case, as defined in certain of the transaction agreements entered into in connection with the original issuance of the Series A Preferred Stock) ceases to hold at least 50.1% of the Series A Preferred Stock held by it as of the Closing Date, one of whom must be unaffiliated with (and independent of) the Preferred Equityholders and who must meet the definition of “independent” under the listing standards of the NYSE, and by the SEC, (B) all such designee directors of the Preferred Equityholders will be subject to consideration by the Board of Directors (acting in good faith and consistent with their review of other Board candidates), (iv) the provision in the certificate of designation of our Series A Senior Preferred Stock that eliminated the Preferred Equityholders’ director designation rights upon the Company’s achievement of certain amounts of EBITDA will be deleted (and the equivalent provision in that certain Investors’ Rights Agreement, dated as of February 24, 2022, by and among the Company and the Preferred Equityholders listed therein, will also be deleted), (v) as further described in Proposal 2, the Declassification Proposal, contingent upon approval of this Transaction Proposal and if the Declassification Proposal is also approved by our stockholders, the Board will be declassified to effect, among other things, that all go-forward appointments or elections of directors to the Board, including the directors nominated for election at this Annual Meeting, will be for terms of one year or until the next annual meeting of stockholders, as applicable (for the avoidance of doubt, without affecting the length of the terms of other directors of the Board that are in effect on the date on which the Transaction is consummated), and (vi) the Advent Stockholders will no longer have the right to appoint five directors to the Board and the Stockholders Agreement, dated as of February 21, 2021, by and among the Fortress Value Acquisition Corp. II and certain entities affiliated with Advent (the “Stockholders Agreement”) will be terminated.
This discussion of the Transaction is qualified in its entirety by reference to the Signing Date Definitive Documents, which are filed as exhibits to our current report on Form 8-K filed with the SEC on April [•], 2023 (the “Definitive Document 8-K”). You should read the Definitive Document 8-K, including the exhibits thereto, carefully and in its entirety.
Purpose of the Transaction
We believe that the Transaction will have numerous benefits for the Company, including to enhance the Company’s liquidity, increase the Company’s financial flexibility and allow the Company to comply with the covenants under its Credit Agreement.
NYSE Stockholder Approval Requirement
Our Common Stock is listed on the New York Stock Exchange (“NYSE”), and, as such, we are subject to the NYSE Continued Listing Standards, including NYSE Listed Company Manual Section 312.03. NYSE Section 312.03 provides that, subject to certain exceptions, stockholder approval is required prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in certain circumstances, including the following:
•
when the number of shares of common stock, or of securities convertible into or exercisable for common stock (i) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock, or (ii) is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock;

•
prior to the issuance of common stock or securities convertible into or exercisable for common stock in any transaction or series of related transactions, to a director, officer or substantial security holder of the Company (each a “Related Party”), if the number of shares of common stock to be issued, or the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either 1% of the number of shares of common stock or the voting power outstanding before the issuance; and

•	prior to an issuance that will result in a change of control of the Company.
If this Proposal is approved and the Transaction closes, we intend to issue up to an aggregate of $125.0 million of Notes, which, based on the Conversion Price, would be convertible into 500 million shares of Common Stock (or a range of 10 million to 25 million shares of Common Stock on a post-split basis if Proposal 5 for the Reverse Stock Split is approved by the stockholders at this Annual Meeting), or, as converted, approximately 71% of the Company’s outstanding Common Stock as of March 31, 2023. As a result, the issuance of the Notes and the shares of Common Stock issuable upon conversion of the Notes, will result in a change of control of the Company. The Company is also obligated under NYSE rules to obtain stockholder approval prior to the issuance of the Notes held by the Preferred Equityholders because (i) certain of the Preferred Equityholders, as substantial security holders of the Company, are Related Parties under the rules and regulations of the NYSE and (ii) the number of shares of Common Stock into which the Notes are proposed to be converted would exceed 1% of the number of shares of Common Stock outstanding before such issuance.
We are seeking stockholder approval of this Transaction Proposal in order to comply with the NYSE Continued Listing Standards discussed above and to satisfy conditions under certain of the Definitive Documents. The closing of the Transaction is conditioned upon approval of this Transaction Proposal by a majority of the Company’s stockholders. Approval of the Reverse Stock Split pursuant to Proposal 5 will enable the Company to have enough authorized shares of Common Stock under its Charter to implement the Transaction. Pursuant to the A&R TSA, Advent has agreed to support the Transaction and vote in favor of this Transaction Proposal and the Reverse Stock Split Proposal, subject to certain conditions as outlined in the A&R TSA.

The following is a summary of the material features of the Notes.
Description of the Notes and Series B Preferred Stock
Draws. Draws on the Delayed Draw Amounts will be available beginning immediately upon the closing of the Transaction (the “Closing Date”) and ending on the date that is 18 months after the Closing Date, the Company may request either (i) two draws in an amount of $12.5 million each, or (ii) one draw in an amount of $25.0 million, subject in each case to, (a) projected liquidity at any time during the 6-month period following the date of the relevant draw being below either (i) $20 million or (ii) the prevailing minimum liquidity covenant threshold, as determined by reference to the Credit Agreement and (b) the consent of our Board. The Note Purchase Agreement also provides, subject to certain conditions and consent rights outlined in the Note Purchase Agreement, the issuance by the Company of up to an additional $150.0 million in Notes. Proceeds of the Notes will be used for general corporate purposes, subject to certain exceptions.
Interest. The Notes will bear interest at a rate of 8.00% per annum, payable quarterly in-kind in the form of additional Notes by capitalizing the amount of such interest on the outstanding principal balance of the Notes in arrears on each interest payment date.
Maturity. The Notes will mature on August 24, 2028, unless earlier repurchased or converted.
Conversion. The Notes may be converted, in whole or in part (if the portion to be converted is $1,000 principal amount or an integral multiple thereof), at the option of the holder, into shares of Common Stock based on the Conversion Price. The initial Conversion Price represents a discount of approximately 3% based on the NYSE Minimum Price.
Adjustments to Conversion Price. The Conversion Price is subject to adjustment as a result of the following events:
•	the issuance of shares of Common Stock as a dividend or distribution;
•	effecting a share split or combination of the shares of Common Stock;
•
the issuance of any rights, options or warrants entitling holders of Common Stock, for a period of not more than 45 calendar days, to subscribe for or purchase shares of Common Stock at a price per share less than the average of the last reported sale price per share of Common Stock for the 10 trading days ending on, and including, the trading day immediately preceding the date of announcement of such issuance;

•
the distribution of distribution of capital stock, evidences of indebtedness or other assets or property of the Company or rights, options or warrants to acquire capital stock or other securities of the Company (subject to certain exceptions);

•	the issuance of a cash dividend or distribution;
•
a payment in respect of a tender or exchange offer for shares of Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the last reported sale price per share of Common Stock for the 10 trading days commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; or

•
in the event of any issuance of Common Stock (or securities convertible into Common Stock) without consideration or for a consideration per share less than the Conversion Price in in effect immediately prior to such issuance or deemed issuance.

Guarantees; Collateral; Ranking. The Notes will be guaranteed by Wilco Holdco, Inc., Wilco Intermediate Holdings, Inc., ATI Holdings Acquisition, Inc., and the subsidiaries of ATI Holdings Acquisition, Inc. that guaranty the obligations under the Credit Agreement. The Notes will be secured by the same collateral that secures the obligations under the Credit Agreement.
Pursuant to the terms of an intercreditor and subordination agreement, the Notes (and the guarantees thereof) will rank junior in right of payment to the obligations under the Credit Agreement, and the liens on the collateral securing the Notes will rank junior to the liens on such collateral securing the obligations under the Credit Agreement.

Other Covenants. The Note Purchase Agreement includes affirmative and negative covenants (other than financial covenants) that are substantially consistent with the Credit Agreement, as well as customary events of default.
Voting. The Company will issue to each holder of Notes shares of Series B Preferred Stock (the “Series B Preferred Stock”) in an amount equal to the quotient (rounded down to the nearest whole number) obtained by dividing (A) the amount paid by such holder to the Company for the Notes by (B) $1,000. The holders of Series B Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Company, shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted, and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded down to the nearest whole share of Series B Preferred Stock.
The Series B Preferred Stock shall not have any dividend, distribution or redemption rights or, right to receive any distribution of any of the Company’s assets.
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, after satisfying any senior payment obligations and before any payment in respect of any Common Stock, an amount per share of Series B Preferred Stock equal to $0.0001.
The Series B Preferred Stock shall be governed in all respects by Delaware law.
The terms of the Notes and the Series B Preferred Stock are qualified in their entirety by reference to the (a) Note Purchase Agreement, filed as Exhibit [•] to the Definitive Document 8-K, (b) the Certificate of Designation of Series B Preferred Stock, which is included as Exhibit D to the Note Purchase Agreement, and (c) our Charter.
Anti-Takeover Provisions
Provisions of the Delaware General Corporation Law (“DGCL”) and our Charter and Bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of our Common Stock.
Business Combinations
We have opted out of Section 203 of the DGCL; however the Charter contains a provision that is substantially similar to Section 203, but excludes Advent and its affiliates and successors and investment funds affiliated with Advent (the “Excluded Parties”) from the definition of “interested stockholder,” and make certain related changes. Upon consummation of the Business Combination, the Excluded Parties became “interested stockholders” within the meaning of Section 203 of the DGCL, but are not subject to the restrictions on business combinations set forth in Section 203, as the FAII Board approved the Business Combination in which the Excluded Parties became interested stockholders prior to such time they became interested stockholders.
Generally, under our Charter the Company shall not engage in any business combination, at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:
•	the Company’s Board approved the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than certain excluded shares of Common Stock; or

•
on or subsequent to the date of the transaction, the business combination is approved by the Company’s Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

In addition, our Charter provides for certain other provisions that may have an anti-takeover effect:
•	There is no cumulative voting with respect to the election of directors.
•	Our Board is empowered to appoint a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances.
•
Directors may only be removed from the Board for cause. However, if this Transaction Proposal and the Declassification Proposal are approved, our Charter will be amended to permit removal of directors with or without cause.

•	A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.
•
A prohibition on stockholders calling a special meeting and the requirement that a meeting of the stockholders may only be called by members of our Board, by our Chief Executive Officer or by our Chairman, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

•
Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board
Though we have agreed, subject to stockholder approval, to commence the declassification of our Board beginning at this Annual Meeting, as further described above and in Proposal 2, under the terms of our Charter, our Board is currently divided into three classes, with one class of directors being elected in each year and each serving a three-year term. Each class of directors is voted on at the annual meeting of the stockholders of the Company every third year. Directors are elected by a plurality of the votes cast at a meeting of the stockholders by holders of Common Stock. So long as the Board is classified, it would take at least two elections of directors for any individual or group to gain control of the Board. Accordingly, while the classified board is in effect, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders seeking to bring business before the annual meeting of the stockholders, or to nominate candidates for election as directors at the annual meeting of the stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company’s secretary at our principal executive offices not later than the close of business on the 90th nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of the stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of the stockholders or from making nominations for directors at our annual meeting of the stockholders.
Right of Certain Company Stockholders to Appoint Members of the Board
FAII and certain holders of Common Stock affiliated with Advent are currently parties to the Stockholders Agreement, pursuant to which, among other things, Advent is entitled to designate for nomination to the Board (A) five directors if Advent holds equal to or greater than 50% of the outstanding shares of Common Stock, (B) four directors if Advent holds less than 50% but equal to or greater than 38% of the outstanding shares of Common Stock, (C) three directors if Advent holds less than 38% but equal to or greater than 26% of the outstanding shares of Common Stock, (D) two directors if Advent holds less than 26% but equal to or greater than 13% of the outstanding shares of Common Stock and (E) one director if Advent holds less than 13% but equal to or greater than 5% of the outstanding shares of Common Stock.
As part of the Transaction and contingent on approval of this Transaction Proposal, the Company and the Parties have agreed that the Stockholders Agreement and Advent’s designation rights will be terminated. In addition, if this Proposal is approved, certain lenders under the 2022 Credit Agreement will have the right to appoint one board observer to the Board under certain circumstances, and the Preferred Equityholders will have the right to appoint a total of four directors to the Board.
Exclusive Forum
The Bylaws provide that, unless ATI consents to the selection of an alternative forum, any (A) derivative action or proceeding brought on behalf of ATI, (B) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to ATI or its stockholders, (C) action asserting a claim against ATI or its directors, officers or employees arising pursuant to any provision of the DGCL or our Charter or the Bylaws or (D) action asserting a claim against ATI or its directors, officers or employees governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware. Additionally, the Bylaws also provide that, to the fullest extent permitted by law, unless ATI consents to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of ATI shall be deemed to have notice of and consented to the forum provisions in the Bylaws. This exclusive forum provision will not apply to claims under the Exchange Act but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Effect of Failure to Obtain Stockholder Approval
Pursuant to the A&R TSA and the Signing Date Definitive Documents, the closing of the Transaction is contingent upon the approval this Proposal by the stockholders at the Annual Meeting. Advent, who beneficially owns approximately 56% of our Common Stock as of March 31, 2023, has, pursuant to the A&R TSA, agreed to support the Transaction and vote in favor of this Transaction Proposal at the Annual Meeting, subject to certain conditions as outlined in the A&R TSA.
If the Company does not complete the Transaction or otherwise access additional financing, the Company will need to consider other alternatives, including pursuing separate amendments to or waivers of the minimum liquidity covenant, the requirement to deliver audited financial statements without certain going concern qualifications, and other requirements under the Credit Agreement, as well as raising funds from other sources, obtaining alternate financing, disposal of assets, or pursuing other strategic alternatives to improve its liquidity position and business results.
Effect of Approval
If the Transaction Proposal is approved, the Company will issue to our Preferred Equityholders up to an aggregate $125.0 million of Notes (plus additional Notes upon the in-kind payment of interest on any outstanding Notes) that are convertible into shares of Common Stock of the Company at the Conversion Price, and holders thereof will have the right to vote on corporate matters on an as-converted basis as described above, which will significantly dilute the voting power of the Company’s current stockholders, giving them a smaller percentage interest in the aggregate book value of the Company. This dilutive effect may be material to our current stockholders. In addition, the Preferred Equityholders and HPS will receive Board designation rights as described above.
Interests of Related Parties in this Proposal
Certain of our affiliates have interests in this Proposal that may be different from, or in addition to, the interests of our stockholders generally. Our Preferred Equityholders who currently own 100% of our Series A Senior Preferred

Stock, have the right to designate and elect one director to the Board and, subject to approval by the stockholders of this Proposal, upon closing of the Transaction will own approximately 71% of our Common Stock on an as-converted basis, and will receive the Board designation rights as described above.
As of March 31, 2023, Advent beneficially owned approximately 56% of our Common Stock. Pursuant to the A&R TSA, Advent has agreed to support the Transaction and vote in favor of this Transaction Proposal and the Reverse Stock Split Proposal, subject to certain conditions as outlined in the A&R TSA.
Our Board of Directors was aware of these interests and considered them, among other matters, in approving the Transaction and in approving this Proposal and declaring it advisable.
Required Vote of Stockholders
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this Transaction Proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE TRANSACTION PROPOSAL.

PROPOSAL NO. 2
AMEND AND RESTATE THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS, CONTINGENT ON APPROVAL OF THE TRANSACTION IN ACCORDANCE WITH PROPOSAL 1
Our Charter provides for a classified Board divided into three classes of directors, with directors in each class being elected for staggered three-year terms. Under this current structure, only one class of directors, constituting approximately one-third of the Board, is considered for election at each annual meeting of stockholders. As part of the Transaction, our Board has approved certain corporate governance changes, including, subject to stockholder approval of the Transaction and of this Proposal, the declassification of our Board over time. Therefore, contingent upon approval of the Transaction Proposal as set forth in Proposal 1, we are asking our stockholders to approve an amendment and restatement of our Charter to phase out the classified Board so that all directors are elected for one-year terms (and the Board is fully declassified) by our 2025 annual meeting (the “Third Amended and Restated Certificate”), subject to the special rights of the holders of one or more outstanding series of our preferred stock to elect directors. The Board recommends that stockholders vote “FOR” the Third Amended and Restated Certificate, a copy of which is attached hereto as Appendix A.
Contingent on approval of the Transaction Proposal, if approved by our stockholders, we will amend and restate our Charter to make changes to Article V as set forth in Appendix A to this Proxy Statement to provide that our classified Board structure will be phased out beginning at this 2023 Annual Meeting, such that from and after the 2025 annual meeting of stockholders, all directors will be up for election at each annual meeting and will serve for a term of one year and until such directors’ successors are duly elected and qualified or until such directors’ earlier death, resignation or removal.
If the Third Amended and Restated Certificate is approved, the phase out of the classified Board will commence at the 2023 Annual Meeting, at which the directors originally elected or appointed to Class II are up for election, and each director up for election at the 2023 Annual Meeting will be elected for a one-year term. Then, at the 2024 annual meeting of stockholders, the directors elected at the 2023 meeting, along with the directors originally appointed to Class III, together with any directors appointed to fill vacancies or newly created directorships, will be up for election, and each such director will be elected for a one-year term. Finally, at the 2025 annual meeting of stockholders, all directors will be up for election, and each director elected at the 2025 annual meeting of stockholders (and at all annual meetings thereafter) will be elected for a one-year term and until their successors are duly elected and qualified or until their earlier death, resignation or removal. The phasing in of annual elections of directors over this period is designed so that the term of any incumbent director will not be shortened, and to ensure a smooth transition over time to a system of annual elections of all our directors.
The Third Amended and Restated Certificate provides that, subject to the special rights of the holders of one or more outstanding series of our preferred stock to elect directors, directors elected or appointed to fill any vacancy on the Board, or to fill newly created director positions resulting from an increase in the number of directors, would serve until the next annual meeting following such director’s election or appointment. The Third Amended and Restated Certificate does not change the provisions relating to the establishment of the total number of directors constituting the Board.
In addition, under Delaware law, unless the certificate of incorporation provides otherwise, where the board of directors is classified, directors may be removed only for cause. At present, because our Board is classified, our Charter provides that our directors may be removed only for cause, and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. If the proposed Third Amended and Restated Certificate is approved, directors will be subject to removal, with or without cause, by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
This description of the amendments to our Charter set forth in the Third Amended and Restated Certificate is only a summary of the proposed amendments to our Charter and is qualified by reference to the full text of the Third Amended and Restated Certificate, which has been included as Appendix A to this Proxy Statement and is incorporated by reference herein.

If the Transaction Proposal is not approved, or if the Third Amended and Restated Certificate is not approved, we will continue to have a classified board and our Class II directors, Ms. Burns, Mr. Maldonado, Mr. Parisi and Ms. Vitti will stand for election to a three-year term expiring at the 2026 annual meeting of stockholders.
The affirmative vote of the holders of at least 66.7% of the outstanding shares of our common stock entitled to vote is required to approve this proposal.
If our stockholders approve the proposed Third Amended and Restated Certificate, we intend to file the Third Amended and Restated Certificate with the Secretary of State of the State of Delaware promptly after such approval is received and prior to taking a vote on the election of directors at the 2023 Annual Meeting. The Third Amended and Restated Certificate will become effective upon the effectiveness of its filing. In that case, each of the directors originally appointed to Class II who are nominated for election at the Annual Meeting would stand for election under Proposal 4-A for a one-year term expiring at the 2024 annual meeting.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE THIRD AMENDED AND RESTATED CERTIFICATE

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2023, and recommends that the stockholders vote for ratification of such selection. Deloitte & Touche LLP was engaged as our independent registered public accounting firm effective April 4, 2023, which was after the Company filed its Annual Report on Form 10-K for the year ended December 31, 2022 with the SEC (the Form “10-K”). The Company dismissed the prior auditor, PricewaterhouseCoopers LLP (“PwC”) after the filing of the Form 10-K. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. The Board considers the selection of our independent registered public accounting firm to be an important matter of stockholder concern and considers the proposal for stockholders to ratify such selection to be an important opportunity for stockholders to provide direct feedback to the Board on an important issue of corporate governance. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte & Touche LLP as our independent registered public accounting firm, but may ultimately determine to retain Deloitte & Touche LLP. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
PwC audited our financial statements for the fiscal years ended December 31, 2021 and 2022 and served as our independent registered public accounting firm through the fiscal year ended on December 31, 2022. We expect representatives of both Deloitte & Touche LLP and PwC, to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions by stockholders.
CHANGES IN CERTIFYING ACCOUNTANT
On April 4, 2023, upon the completion of a comprehensive selection process, the Audit Committee dismissed PwC as the Company’s independent registered public accounting firm, to be effective as of the date the Form 10-K was filed. The reports of PwC on the consolidated financial statements of the Company as of, and for, the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company’s fiscal years ended December 31, 2022 and 2021, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
On April 4, 2023, the audit committee approved the engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, effective immediately after the Company filed its Form 10-K. During the Company’s fiscal years ended December 31, 2022 and 2021, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually.

During the fiscal years ended December 31, 2022 and 2021, aggregate fees for services and related expenses provided by PwC were as follows.
The following table shows the fees for professional services rendered to us by PwC, our prior independent registered public accounting firm, for services in respect of the years ended December 31, 2022 and 2021:
	2022	2021
Audit Fees(1)	$1,801,000	$1,535,593
Audit Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	$87,500	$5,400
Total Fees	$1,888,500	$1,540,993
(1)
Audit Fees consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings. The audit fees also include fees for professional services provided in connection with the special purpose acquisition company transaction that occurred during the fiscal years ended December 31, 2021 and 2022, including consents and review of documents filed with the SEC.

(2)	Audit-Related Fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning.
(4)	All Other Fees represent payment for access to PricewaterhouseCoopers LLP online software tools.
All of the services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

REPORT OF THE AUDIT COMMITTEE
The purpose of our Audit Committee is to assist our Board of Directors with oversight of (i) the conduct and integrity of the Company’s and its subsidiaries’ (collectively the “Company Group”) external financial reporting; (ii) the performance of the Company Group’s internal audit function and systems of internal control over financial reporting and disclosure controls and procedures; (iii) the qualifications, engagement, compensation, independence and performance of the Company Group’s independent auditors, their conduct of the annual audit of the Company Group’s financial statements, and their engagement to provide any other services; (iv) the Company Group’s legal and regulatory compliance (other than health care compliance matters); and (v) the application of the Company Group’s policies and procedures as established by management and the Board. Our Audit Committee’s principal responsibility is one of oversight. Our management is responsible for determining that our financial statements are complete, accurate, and in accordance with generally accepted accounting principles and establishing satisfactory internal control over financial reporting. The independent auditor is responsible for auditing our financial statements and the effectiveness of our internal control over financial reporting. Our internal and outside counsel are responsible for assuring compliance with laws and regulations and our corporate governance policies.
In the performance of its oversight function, our Audit Committee has:
•	reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2022 with management and PwC;
•	after interviews, reviews and discussions, selected Deloitte & Touche LLP as the Company’s new independent registered public accounting firm
•	discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•
received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit Committee concerning independence and has discussed with PwC its independence.

Based on these reviews and discussions, we recommended to our Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 16, 2023.
THE AUDIT COMMITTEE
James E. Parisi, Chair
Joanne M. Burns
Teresa Sparks

ELECTION OF DIRECTORS
Set forth below are alternative proposals for the election of directors.
As further described in the Transaction Proposal and Declassification Proposal, if both such Proposals are approved, we will file our Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware promptly following such approvals and during the Annual Meeting before the vote is taken to elect directors to allow us to proceed with Proposal 4-A for the annual election of our Class II directors. If the Transaction Proposal and Declassification Proposal are approved, Proposal 4-A will apply and the current Class II directors will each be nominated for election for a one year term. At the 2024 annual meeting of stockholders, any directors elected at the 2023 meeting along with our Class III directors, together with any directors appointed to fill vacancies or newly created directorships, will stand for election for a one year term. At our 2025 annual meeting of stockholders, all directors will be nominated for election for a one-year term.
If the Transaction Proposal or Declassification Proposal are not approved by our stockholders at the Annual Meeting, Proposal 4-B will apply and we will not commence declassification. In that case, our Class II directors will each be nominated for election for a three year term.

PROPOSAL NO. 4-A
IF THE TRANSACTION PROPOSAL AND THE DECLASSIFICATION PROPOSAL ARE APPROVED BY OUR STOCKHOLDERS, TO ELECT FOUR DIRECTORS, EACH FOR A ONE-YEAR TERM
If the Company’s stockholders approve the Transaction Proposal and Declassification Proposal as described above, the stockholders will be asked to consider four nominees for election to the Board, each of whom would serve for a one-year term until the 2024 annual meeting of stockholders of the Company, and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal.
Our Board of Directors currently consists of nine directors and is currently divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election at the Annual Meeting. The terms of office of directors in Class I and Class III do not expire until the annual meetings of stockholders held in 2025 and 2024, respectively. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that, upon the approval of the Transaction Proposal and Declassification Proposal and confirmation of the filing of the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each of the four Class II nominees named below, each of whom is currently serving as a director in Class II, be nominated for a one-year term expiring at the 2024 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal. Each director will be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, which means that the four individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
If the Transaction Proposal is approved and the Transaction is consummated, Mr. Maldonado will resign from the Board.
Shares represented by proxies will be voted “FOR” the election of each of the four nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.
IF THE TRANSACTION PROPOSAL AND DECLASSIFICATION PROPOSAL ARE APPROVED BY STOCKHOLDERS, OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF THE DIRECTORS.

PROPOSAL NO. 4-B
IF THE TRANSACTION PROPOSAL OR THE DECLASSIFICATION PROPOSAL ARE NOT APPROVED BY OUR STOCKHOLDERS, TO ELECT FOUR CLASS II DIRECTORS, EACH FOR A THREE-YEAR TERM
If the Company’s stockholders do not approve the Transaction Proposal and Declassification Proposal as described above, the stockholders will be asked to consider three Class II directors for election to the Board, each of whom would serve as a Class II director for a three-year term until the 2026 annual meeting of stockholders of the Company.
The Company’s stockholders will be asked to vote on this Proposal No. 4-B solely in the event that at the Annual Meeting, the Company’s stockholders do not approve the Transaction Proposal or Declassification Proposal. If the Company’s stockholders approve the Transaction Proposal and Declassification Proposal, then the Company will amend its Charter to commence the elimination of its classified Board by filing the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware during the Annual Meeting as described above, and the stockholders will proceed to vote on Proposal No. 4-A and not this Proposal No. 4-B. If, however, the Company’s stockholders do not approve of the Transaction Proposal or Declassification Proposal, a vote will be taken on this Proposal No. 4-B.
Our Board of Directors currently consists of nine directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election at the 2023 Annual Meeting. The terms of office of directors in Class I and Class III do not expire until the annual meetings of stockholders held in 2025 and 2024, respectively. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the three Class II nominees named below, each of whom is currently serving as a director in Class II, be elected as a Class II director for a three year term expiring at the 2026 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal. Each director will be elected by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, which means that the three individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
Shares represented by proxies will be voted “FOR” the election of each of the four nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.
IF THE TRANSACTION PROPOSAL OR DECLASSIFICATION PROPOSAL ARE NOT APPROVED BY STOCKHOLDERS, OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF THE DIRECTORS.

NOMINEES TO OUR BOARD OF DIRECTORS
The nominees and their ages, occupations, and length of service on our Board of Directors as of the date of this Proxy Statement, are provided below.
Joanne Burns
Ms. Burns, age 62, joined our Board in 2021. Prior to serving on the Board, Ms. Burns served as the Chief Strategy Officer for Cerner Corporation, a healthcare IT company, from 2013 to 2019. Ms. Burns serves on the board of directors of Availity, a healthcare claims clearinghouse, as the chair of the performance and compensation committee and a member of the finance committee. Ms. Burns also serves on the board of directors of Innara Health, a neonatal medical device company, and she is chair of the board of directors and the compensation committee of SNOMED International, an international non-profit organization focused on clinical terminology used in electronic health records. Ms. Burns received her B.S. from the State University of New York College at Plattsburgh and her M.P.A. from the University of San Francisco.
James E. Parisi
Mr. Parisi, age 58, joined our Board in 2021. Since May, 2018 Mr. Parisi has served on the board of directors of Cboe Global Markets, Inc., a global exchange operator, as the chair of the audit committee, a member of the compensation committee and a member of the Alternative Trading System oversight committee. Previously, Mr. Parisi served on the board of directors of Cotiviti Inc., a clinical and financial analytics company, as the Chair of the audit committee and a member of the board strategy committee from 2015 until 2018. Mr. Parisi also served on the board of directors for Cboe Futures Inc., a futures exchange, where he was a member of the regulatory oversight committee from 2016 until 2018 and served on the board of directors of Pursuant Health, Inc., a provider of self-service health and wellness testing kiosks, as the chair of the audit committee from 2014 until 2021. Mr. Parisi served as Chief Financial Officer of CME Group Inc., a publicly traded company, from 2004 through 2014. Mr. Parisi received his B.S. from the University of Illinois at Urbana-Champaign and his M.B.A. from the University of Chicago Booth School of Business.
Sharon Vitti
Ms. Vitti came to ATI Physical Therapy as Chief Executive Officer in 2022 with nearly 30 years of experience in healthcare. Before joining the Company, Ms. Vitti served as Senior Vice President at CVS Health and President of MinuteClinic, where she led all aspects of care delivery, business operations and strategic development. Prior to Vitti’s tenure at CVS Health and MinuteClinic, she served in executive leadership at Brigham and Women’s Hospital, including nine years as Senior Vice President of Clinical Services for Ambulatory and Women’s Health. Vitti received her Bachelor of Science degree from Clark University and a Master of Public Administration from New York University.
John Maldonado
Mr. Maldonado, age 47, has served on our Board since 2016. Mr. Maldonado is a Managing Partner at Advent. Prior to joining Advent in 2006, he worked at Bain Capital, Parthenon Capital and the Parthenon Group. He also currently serves on the Board of Directors of Iodine Software and AccentCare, Inc., a provider in post-acute healthcare services (“AccentCare”), RxBenefits, a pharmacy adviser to employee benefits consultants, Healthcare Private Equity Association, an association that supports the healthcare private equity community and . Mr. Maldonado received his B.A. in mathematics, summa cum laude, from Dartmouth College and his M.B.A., with high distinction, as a Baker Scholar from Harvard Business School.
CONTINUING DIRECTORS
The directors who are serving for terms that end after the Annual Meeting and their ages, occupations, and length of service on our Board of Directors as of the date of this Proxy Statement are provided below.
Daniel Dourney
Mr. Dourney, age 66, joined our Board in February 2022. Mr. Dourney joined the Board of National Spine and Pain Centers in February, 2023. From April 2019 to June 2021, Mr. Dourney served as President and Chief Executive Officer of Professional PT, LLC, a provider of outpatient physical and hand therapy and rehabilitation services. Previously, from May 2016 to March 2019, he was the President and Chief Operations Officer of OptimisCorp, a

medical technology provider, and, prior to that was the COO of Physiotherapy Associates, an outpatient physical and occupational rehabilitation service and health and wellness program provider, from May 2014 to March 2016. Mr. Dourney has served on the board of directors of OptimisCorp since May 2016. Mr. Dourney received a bachelor’s degree from State University of New York Upstate Medical University and is a physical therapist.
John L. Larsen
Mr. Larsen, age 65, has served on our Board since 2018 and has served as the Chair of the Board since 2021. He also served as Executive Chairman and a member of the leadership team fulfilling the role of Principal Executive Officer until April 28, 2022. Mr. Larsen’s role at the Company has primarily been to work alongside executives and board members, participating in and nurturing broad networks of alliances with others. Mr. Larsen is an executive at Bridgeway Partners LLC (“Bridgeway”) and Cloverfields, LLC (“Cloverfields”). Prior to forming Bridgeway in 2020, Mr. Larsen served in various roles at UnitedHealth Group from 2005 until 2018. Mr. Larsen was also an executive at Gondola Eye, LLC from 2019 until 2020.
Teresa Sparks
Ms. Sparks joined the Company Board in December 2021 and is currently a member of the Audit Committee. From October 2018 to August 2020, Ms. Sparks served as Chief Financial Officer (“CFO”) and Executive Vice President of Envision Healthcare, a leading provider of physician-led services and post-acute care services in addition to ambulatory surgery services. Previously, from March 2018 to September 2018, she was the interim CFO at Brookdale Senior Living, and, prior to that, was the CFO at Surgery Partners and its predecessor company, Symbion, Inc., from November 2014 to January 2018. Ms. Sparks currently serves on the board of directors of Harrow Health, Inc., a publicly traded ophthalmic-focused healthcare company, where she is chair of the audit committee and a member of the nominating and governance and compensation committees. Ms. Sparks also serves on the board of directors and as chair of the audit committee of several other private companies. Ms. Sparks received a B.S. in Business Administration and Accounting Summa Cum Laude from Trevecca Nazarene University.
Andrew McKnight
Mr. McKnight served as Chief Executive Officer and a director of Fortress Value Acquisition Corp. II, which completed its merger with ATI Physical Therapy (“ATI”) in June 2021. Mr. McKnight is a Managing Partner of the Credit Funds business at Fortress. Mr. McKnight is based in Dallas and heads the liquid credit investment strategies at Fortress, serves on the investment committee for the Credit Funds business at Fortress and is a member of the Management Committee of Fortress. Mr. McKnight previously served on the board of directors of Mosaic Acquisition Corp. from 2017 to 2020. Mr. McKnight has also served on the board of directors and as the Chief Executive Officer of Fortress Value Acquisition Corp. since its inception in January 2020 and continues to serve on the board of directors of MP Materials where he is a member of the Compensation Committee. Additionally, Mr. McKnight has served as a director and Chief Executive Officer of FVAC III since its inception in August 2020, and as Chairman of the FVAC IV board. Prior to joining Fortress in February 2005, he was the trader for Fir Tree Partners (“Fir Tree”) where he was responsible for analyzing and trading high yield and convertible bonds, bank debt, derivatives and equities for the value-based hedge fund. Prior to Fir Tree, Mr. McKnight worked on Goldman, Sachs & Co.’s (“Goldman”) distressed bank debt trading desk. Mr. McKnight is a member of ATI’s Health Care Compliance Committee. Mr. McKnight received a B.A. in Economics from the University of Virginia.
Carmine Petrone
Mr. Petrone, age 40, has served on our Board since 2016 and currently serves as the Chair of the Compensation Committee. Mr. Petrone is a Managing Director at Advent, focused on investments in the healthcare sector. Mr. Petrone has worked on more than 12 Advent investments. Mr. Petrone currently serves on the board of AccentCare and Iodine Software. Prior to joining Advent in 2010, Mr. Petrone was an associate at Thomas H. Lee Partners from 2006 to 2008. Mr. Petrone currently serves on the Board of Directors of AccentCare. He holds a B.A. in Economics from the John Hopkins University and an M.B.A. from Harvard Business School.
NON-EXECUTIVE DIRECTOR COMPENSATION
In 2022, each non-employee director, except for Carmine Petrone, John Maldonado and Andrew McKnight, received annual compensation in the form of a $75,000 annual cash retainer and restricted stock unit and stock option awards valued at $100,000, as well as additional retainers for committee chairs and, to a lesser extent, members. John Larsen, our Executive Chairman, received an additional $50,000 annual cash retainer and $25,000 restricted stock award for serving as Chairman of the Board.

The director restricted stock unit grant for 2022 vests on the first anniversary of the grant date and entitles the director to receive shares of our Common Stock upon vesting, and the director stock option grant for 2022 vests one-third on each of the first three anniversaries of the date of the grant, all as further described below. The terms of the Award Agreements with the directors are otherwise the same as the executives.
Annual cash retainers are paid on a quarterly basis at the end of each quarter and include committee fees detailed below.
Committee Cash Retainer	Audit	Compensation	Governance	Healthcare Compliance
Chair	$25,000	$20,000	$10,000	$15,000
Member	$15,000	$10,000	$5,000	$5,000
DIRECTOR COMPENSATION - 2022
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
	($)(2)	($)	($)	($)
John Larsen(1)	$143,483	$62,501	$66,195	$272,179
Joanne Burns	$100,000	$50,001	$52,956	$202,957
James Parisi	$105,000	$50,001	$52,956	$207,957
Teresa Sparks	$102,725	$50,001	$52,956	$205,682
Dan Dourney	$63,624	$50,001	$52,956	$166,581
John Maldonado	$0	$0	$0	$0
Carmine Petrone	$0	$0	$0	$0
Andrew McKnight	$0	$0	$0	$0
(1)	This included John Larsen’s Director cash and equity fees in 2022 only. Compensation related to his acting service as Executive Chairman represented on the Summary Compensation Table.
(2)
The amounts reported represent the grant date fair value of restricted stock units and stock options granted in 2022, calculated based on the closing stock price on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”).The aggregate number of options and stock awards outstanding as of fiscal year end for each director were as follows:

DIRECTOR OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Aggregate Outstanding Option Awards (#)	Aggregate Outstanding Stock Awards (#)
John Larsen(1)	101,816	41,157
Joanne Burns	81,453	28,736
James Parisi	81,453	28,736
Teresa Sparks	85,905	28,736
Dan Dourney	53,491	28,736
John Maldonado	0	0
Carmine Petrone	0	0
Andrew McKnight	0	0
(1)	Mr. Larsen’s grants pertaining to his time as serving in the office of Executive Chairman are reported in the Outstanding Equity Awards at Fiscal Year-End table in the NEO section.
EXECUTIVE OFFICERS
The following persons were our executive officers as of December 31, 2022:
Name	Age	Title
Sharon Vitti	58	Chief Executive Officer

Name	Age	Title
Joseph Jordan	41	Chief Financial Officer
Chris Cox	40	Chief Operating Officer
Erik Kantz	51	Chief Legal Officer and Corporate Secretary
Augustus Oakes	48	Chief Information Officer
Scott Gregerson	51	Chief Growth Officer
Emile Tansey	47	Chief People Officer
Our Board of Directors chooses executive officers, who then serve at the discretion of our Board of Directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
Sharon Vitti
Ms. Vitti came to ATI Physical Therapy as Chief Executive Officer in 2022 with nearly 30 years of experience in healthcare. Before joining the Company, Ms. Vitti served as Senior Vice President at CVS Health and President of MinuteClinic, where she led all aspects of care delivery, business operations and strategic development. Prior to Vitti’s tenure at CVS Health and MinuteClinic, she served in executive leadership at Brigham and Women’s Hospital, including nine years as Senior Vice President of Clinical Services for Ambulatory and Women’s Health. Vitti received her Bachelor of Science degree from Clark University and a Master of Public Administration from New York University.
Joseph Jordan
Mr. Jordan has more than 20 years of financial experience, serving as a leader for almost half that time. As Chief Financial Officer of the Company since 2019, Mr. Jordan is responsible for financial operations, including accounting, tax and financial reporting. He sets the organization’s strategic direction and analyzes financial strengths as well as ways to drive change and process improvements. His expertise is expansive, including SEC reporting, SOX compliance, forecasting and technical accounting matters. Prior to being named as CFO, Mr. Jordan served as the Company's Senior Vice President and Chief Accounting Officer, beginning in 2018. Before ATI, Mr. Jordan worked at Sears Holding Corporation (“Sears”), starting as the Assistant Controller and advancing to Vice President and Corporate Controller. He began his career in 2003 and held various positions at Deloitte & Touche LLP and Sun Coke Energy before joining Sears. Mr. Jordan received his B.S. in Accounting from Purdue University and is a Certified Public Accountant.
Chris Cox
Mr. Cox was named Chief Operating Officer in 2022. In this role, he oversees the Company's ATI Worksite Solutions and Sports Medicine businesses — together known as Health Services — as well as field operations, revenue cycle management, payer contracting and reimbursement, central scheduling and telehealth support, and transformation & enterprise project management. Prior to ATI, Mr. Cox spent nearly 15 years in senior leadership positions at CVS Health. He holds an M.B.A. from The Wharton School at the University of Pennsylvania with a dual concentration in Finance and General Management, and an undergraduate degree from Duke University.
Erik Kantz
Mr. Kantz joined ATI in 2016 as Assistant General Counsel Mergers & Acquisitions. Prior to that, Mr. Kantz was a partner and Vice Chair of the Business Group at Saul Ewing Arnstein & Lehr LLP, and was previously partner and Director of Operations at College Sports Chicago. He holds a bachelor’s degree from Illinois Wesleyan University and a juris doctor degree from DePaul University.
Augustus Oakes
Mr. Oakes was named Chief Information Officer of the Company in 2020, and prior to assuming the role, Mr. Oakes served the Company as Vice President of Business Technology beginning in 2018. Prior to joining the Company, Mr. Oakes served as a management consultant at KPMG LLP from 2013 until 2018, where he helped companies build modern IT operating models and prepare for digital disruption. Mr. Oakes also served in various IT leadership roles at Walgreen Company, d/b/a Walgreens (“Walgreens”) and as a management consultant with Accenture plc. Mr. Oakes holds a degree from Loyola University Chicago.

Scott Gregerson
Mr. Gregerson joined ATI as Chief Growth Officer in January 2023. In this role, he leads growth initiatives across business development, mergers and acquisitions, sales, marketing, real estate, and other potential future growth opportunities. Prior to joining ATI, Mr. Gregerson served in executive-level positions with several large hospital and health systems. He holds a bachelor’s degree from the University of California, Santa Barbara and a juris doctor degree from Washington and Lee University School of Law.
Emile Tansey
Ms. Tansey joined ATI Physical Therapy as Chief People Officer in August 2022 with more than 20 years' experience in Human Resources and Operations. Before coming to ATI, she served as Chief People Officer at elder-care provider InnovAge. Prior to that, Ms. Tansey held various HR leadership positions at CVS Health for more than a decade, rising to Vice President of Human Resources. She holds a Master of Science, Human Resources Management from the University of Maryland Global Campus and a Bachelor of Arts in Political Science and Government from Ohio Wesleyan University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of March 31 2023, certain information with respect to the beneficial ownership of our Common Stock for each of our named executive officers, each of our directors, all of our directors and executive officers as a group and each person we know to be the beneficial owner of more than 5% of our Common Stock.
In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares of common stock issuable pursuant to options and warrants that are exercisable or settled within 60 days of the date of this table. Shares of common stock issuable pursuant to options and warrants are deemed outstanding for computing the percentage of the class beneficially owned by the person holding such securities but are not deemed outstanding for computing the percentage of the class beneficially owned by any other person. Except as otherwise indicated, all share ownership is as of March 31, 2023 and the percentage of beneficial ownership is based on 207,384,260 shares of Common Stock legally outstanding.
The business address of each beneficial owner is c/o ATI Physical Therapy, Inc., 790 Remington Blvd., Bolingbrook, IL 60440, unless otherwise indicated below.
Name of Beneficial Owner	Shares Beneficially Owned (#)	Percentage of Beneficial Ownership
5% or Greater Stockholders	—	—
Advent International Corporation(1)	115,830,656	55.9%
Fortress Acquisition Sponsor II LLC(2)	18,991,666	9.2%
Knighthead Capital Management, LLC(3)	17,753,345	8.6%
Named Executive Officers and Directors(4)	—	—
John Larsen	182,405	*
Joseph Jordan	313,461	*
Sharon Vitti	500,374	*
Augustus Oakes	171,923	*
Gary Carlson	67,020	*
Joanne Fong	47,164	*
Ray Wahl	238,008	*
Joseph Zavalishin	86,868	*
Joanne Burns	70,506	*
Daniel Dourney	46,566	*
John Maldonado	0	*
Andrew McKnight	0	*
James Parisi	96,506	*
Carmine Petrone	—	*
Teresa Sparks	73,447	*
All Directors and Executive Officers of ATI as a group (15 persons)	1,894,248	*
*	Represents beneficial ownership of less than 1% of total shares of Common Stock legally outstanding.
(1)
Based solely on Amendment Number 3 to the Schedule 13D filed on March 15, 2023, represents 115,830,656 shares of Common Stock held by funds managed by Advent International Corporation (“Advent”), comprised of: (i) 64,664,697 shares indirectly owned through GPE VII GP S.À.R.L. (“Advent GP Luxembourg”), including 11,324,692 shares held by Advent International GPE VII Limited Partnership, 30,970,377 shares held by Advent International GPE VII-B Limited Partnership, 9,845,475 shares held by Advent International GPE VII-C Limited Partnership, 6,777,137 shares held by Advent International GPE VII-D Limited Partnership, 2,873,508 shares held by Advent International GPE VII-F Limited Partnership and 2,873,508 shares held by Advent International GPE VII-G Limited Partnership (collectively, the “Advent Luxembourg Funds”); (ii) 34,541,846 shares indirectly owned through GPE VII GP Limited Partnership (“Advent GP Cayman”), including 10,481,756 shares held by Advent International GPE VII-A Limited Partnership, 22,316,207 shares held by Advent International GPE VII-E Limited Partnership and 1,743,883 shares held by Advent International GPE VII-H Limited Partnership (collectively, the “Advent Cayman Funds”); (iii) 806,132 shares held by Advent Partners GPE VII – Cayman Limited Partnership; (iv) 1,063,662 shares held by Advent Partners GPE VII – B Cayman Limited Partnership; (v) 45,266 shares held by Advent Partners GPE VII – Limited Partnership; (vi) 212,875 shares held by Advent Partners GPE VII – A Cayman Limited Partnership; (vii) 107,151 shares held by Advent Partners GPE VII – A Limited Partnership; (viii) 65,045 shares held by Advent Partners GPE VII – 2014 Limited Partnership; (ix) 155,782 shares held by Advent Partners GPE VII – 2014 Cayman Limited Partnership; (x) 179,333 shares held by Advent Partners GPE VII-A 2014 Limited Partnership; (xi) 109,903 shares held by Advent Partners GPE VII-A 2014 Cayman Limited Partnership (the entities listed in (iii) through (xi) collectively, the “Advent AP Funds”); and (xii) 13,878,964 shares held by GPE VII ATI Co-Investment (Delaware) Limited Partnership (the “Advent Co-Invest Fund”); Excludes 15,000,000 Earnout Shares subject to vesting. Wilco GP, Inc. (“Wilco GP”), an affiliate of Advent, is the general partner of Wilco Acquisition. Advent is the manager of Advent International GPE VII, LLC (“Advent Top GC”), which in turn is the General Partner of each of GPE VII GP Limited Partnership (“Advent GP Cayman”), the Advent AP Funds, and the Advent Co-Invest Fund. Advent Top GC is also the manager of Advent GP Luxembourg, which is the General Partner of each of the Advent Luxembourg Funds. Advent GP Cayman is the General Partner of each of the Advent Cayman Funds. The address of Advent, Advent GP Luxembourg, the Advent Luxembourg Funds, Advent GP Cayman, the Advent Cayman Funds, Advent Top GC, the Advent AP Funds and Advent Co-Invest Fund is Prudential Tower, 800 Boylston Street, Suite 3300, Boston, MA 02199.
(2)
Based solely on Amendment Number 1 to the Schedule 13D filed on August 6, 2021 by Fortress Acquisition Sponsor II LLC (“Sponsor”), Hybrid GP Holdings (Cayman) LLC (“Cayman GP”), Hybrid GP Holdings LLC (“Hybrid GP”), FIG LLC (“FIG LLC”), Fortress Operating Entity I LP (“FOE I”), FIG Corp. (“FIG Corp.”), and Fortress Investment Group LLC (“Fortress”). Sponsor directly beneficially owns an aggregate of 16,025,000 shares of Common Stock and 2,966,666 shares of Common Stock issuable upon the exercise of the same number of private placement warrants. Cayman GP controls the general partners of certain investment funds that together, pursuant to a transfer agreement, acquired a majority equity interest in Sponsor. Hybrid GP is the sole owner of Cayman GP. FIG LLC indirectly controls certain investment funds (the “Funds”) managed or advised by controlled affiliates of FIG LLC, which Funds hold all of the outstanding equity interest in Sponsor. FOE I is the sole owner of FIG LLC and the managing member of, and holds the majority of equity interest in, Hybrid GP. FIG Corp. is the general partner of FOE I. Fortress is the sole owner of FIG Corp. Each of Cayman GP, Hybrid GP, FIG LLC, FOE I, FIG Corp. and Fortress may be deemed to indirectly beneficially own the securities held by Sponsor. As the Co-Chief Investment Officers of the fund that owns Sponsor (through advisory and general partner entities) each of Peter L. Briger, Jr., Dean Dakolias, Andrew McKnight and Joshua Pack participates in the voting and investment decisions with respect to the shares of Common Stock held by Sponsor, but each of them disclaims beneficial ownership thereof. The address of each of the entities and individuals named in this footnote is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

(3)
Based solely on Amendment No. 2 to Schedule 13D filed on October 20, 2022 by Knighthead Capital Management, LLC (“Knighthead”), Knighthead Master Fund, L.P. (“KHMF”), Knighthead Fund, L.P. (“KHNY”), Knighthead Annuity & Life Assurance Company (“KHAL”), and Knighthead Distressed Opportunities Fund, L.P. (“KHDOF”) hold 17,753,345 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), including (i) 12,486,380 shares of Class A Common Stock, (ii) 3,157,147 shares of Class A Common Stock issuable upon exercise of an equal number of warrants to acquire shares of Class A Common Stock upon payment of $0.01 per share (“Penny Warrants”) and (iii) 2,109,818 shares of Class A Common Stock issuable upon exercise of an equal number of warrants to acquire shares of Class A Common Stock upon payment of $3.00 per share (“$3 Warrants”) of which KHMF holds 7,341,971 shares of Class A Common Stock, including (i) 5,103,894 shares of Class A Common Stock, (ii) 1,342,846 Penny Warrants and (iii) 895,231 $3 Warrants. KHNY holds 2,252,938 shares of Class A Common Stock, including (i) 1,592,511 shares of Class A Common Stock, (ii) 396,256 Penny Warrants and (iii) 264,171 $3 Warrants. KHAL holds 5,004,089 shares of Class A Common Stock, including (i) 3,975,853 shares of Class A Common Stock, (ii) 616,942 Penny Warrants and (iii) 411,294 $3 Warrants. KHDOF holds 3,154,347 shares of Class A Common Stock, including (i) 1,814,122 shares of Class A Common Stock, (ii) 801,103 Penny Warrants and (iii) 539,122 $3 Warrants.

Knighthead, pursuant to certain investment management agreements serves as the investment manager of KHMF and KHDOF and pursuant to certain investment advisory agreements serves as the investment advisor to KHNY and KHAL. Investment decision with respect to the Class A Common Stock held by the Knighthead Funds are made by Knighthead in its sole discretion. The address of each of the entities named in this footnote is 280 Park Avenue, 22nd Floor, New York, New York 10017.
(4)	Includes options able to be exercised within 60 days of March 31, 2023.

PROPOSAL NO. 5
APPROVAL OF AN AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
TO IMPLEMENT A REVERSE STOCK SPLIT OF COMMON STOCK
IN A RATIO BETWEEN 1 FOR 20 AND 1 FOR 50 BY AUGUST 31, 2023
At the Annual Meeting, the stockholders will be asked to approve an amendment to the Company’s Charter to effect a reverse stock split (the “Reverse Stock Split”). Such approval will require the affirmative vote of majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. On April __, 2023, our Board of Directors approved the amendment to our Certificate of Incorporation (the “Reverse Stock Split Amendment”), a copy of which is attached hereto as Appendix B.
If the Transaction Proposal and the Declassification Proposal are approved and the Company files a Third Amended and Restated Certificate of Incorporation to implement the declassification, the Reverse Stock Split will be an amendment to the Third Amended and Restated Certificate of Incorporation. If Proposal 2 is not approved, the Reverse Stock Split Amendment will be an amendment to the Second Amended and Restated Certificate of Incorporation.
If approved by our stockholders, the Reverse Stock Split Amendment would permit, but would not require, the Board to effect a Reverse Stock Split of our Common Stock issued and outstanding or held in treasury, as well as the number of shares issuable upon the exercise or vesting of all then-outstanding stock options, warrants and restricted stock units convertible into Common Stock by a ratio of not less than 1-for-20 and not more than 1-for-50, with the exact ratio to be set at a whole number within this range as determined by the Board (or a duly authorized committee thereof) in its sole discretion. The Reverse Stock Split, if effected, would affect all of our holders of Common Stock uniformly.
If this Proposal is approved by our stockholders, we intend to file with the Secretary of State of the State of Delaware the Reverse Stock Split Amendment and implement the Reverse Stock Split as soon as practicable after the Annual Meeting, in order to enable the Company to have enough authorized shares of Common Stock available under its Charter to implement the Transaction (see the Transaction Proposal). The Board also may determine in its discretion not to effect the Reverse Stock Split and not to file the Reverse Stock Split Amendment. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.
The following description of the proposed amendment is a summary and is subject to the full text of the proposed Reverse Stock Split Amendment, a copy of which is attached hereto as Appendix B.
Purpose and Background for the Reverse Stock Split
The Board’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of the Company’s Common Stock. As noted above, the Reverse Stock Split would also enable the Company to have enough authorized shares of Common Stock available under its Charter to implement the Transaction (see the Transaction Proposal).
NYSE Compliance. On November 18, 2022, the Company received a notice from the New York Stock Exchange (“NYSE”) that the Company was not in compliance with one of the NYSE’s continued listing standards, as the average closing price of the Company’s Common Stock was less than $1.00 per share over a consecutive 30- trading day period. Pursuant to the NYSE’s continued listing standards, the Company has six months following receipt of the notice to regain compliance with the minimum share price requirements, with the possibility of extension at the discretion of the NYSE. In order to regain compliance, on the last trading day in any calendar month during the cure period, the Company’s Common Stock must have: (i) a closing price of at least $1.00 per share; and (ii) an average closing price of at least $1.00 per share over the 30 trading day period ending on the last trading day of such month. The Company’s failure to regain compliance during this period could result in delisting.
Continued Listing on NYSE. The Board believes that the continued listing of our Common Stock on the NYSE is beneficial for our stockholders and that the anticipated increased market price of the Company’s Common Stock that will result from the Reverse Stock Split may enhance the Company’s ability to regain compliance with the NYSE’s minimum share price requirements for continued listing. If the NYSE were to delist the Company’s Common Stock for any reason, it could negatively impact our reputation and, as a consequence, our business, and would likely decrease the liquidity and market price of our Common Stock; the number of investors willing to hold or acquire our

Common Stock; our ability to access equity markets, issue additional securities and obtain additional financing in the future; and our ability to provide equity incentives to our employees.
Investor Considerations. The Board also believes that the anticipated increased market price of the Company’s Common Stock that may result from the Reverse Stock Split may encourage investor interest and improve the marketability of the Common Stock to a broader range of investors. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. The closing sale price of our Common Stock on March 31, 2023, was $0.2542 per share.
To decrease the risk of market manipulation of our common stock. The Board believes that the potential increase in stock price may reduce the risk of market manipulation of our common stock, which we believe is enhanced when our stock trades below $1.00 per share. By reducing market manipulation risk, we may also thereby potentially decrease the volatility of our stock price.
Reverse Stock Split Ratio. The purpose of seeking stockholder approval of exchange ratios within the ratio range (rather than a fixed exchange ratio) is to provide the Company with the flexibility to achieve the desired results of the Reverse Stock Split. If the stockholders approve this proposal, then the Board or an authorized committee thereof, in its sole discretion, would affect the Reverse Stock Split only upon the determination by the Board or an authorized committee thereof that such action would be in the best interests of the Company and our stockholders at that time. If the Board, or an authorized committee thereof, were to effect the Reverse Stock Split, then the Board or such committee would set the effective date and select the final ratio. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If the stockholders approve the proposal, and the Board or an authorized committee thereof determines to effect the Reverse Stock Split, we would communicate to the public, prior to the effective date, additional details regarding the Reverse Stock Split, including the final ratio selected by the Board or an authorized committee thereof.
The Reverse Stock Split Amendment is not being proposed in response to any effort of which we are aware to accumulate shares of our outstanding Common Stock or obtain control of the Company, nor is it a plan by management to recommend such actions to our Board or our stockholders. We anticipate that the Reverse Stock Split will, however, contribute to the Company being able to execute the Transaction if approved by stockholders, which, as described in the Transaction Proposal, will result in the Preferred Equityholders’ accumulation of securities convertible into approximately 71% of the Company’s outstanding Common Stock as of March 31, 2023.
Effects of Reverse Stock Split
The primary effects of the reverse stock split as of the effective date would be:
•
each 20 to 50 shares of common stock outstanding (depending on the Reverse Stock Split ratio selected by the Board) will be combined, automatically and without any action on the part of the Company or its stockholders, into one new share of Common Stock;

•	no fractional shares of Common Stock will be issued; any fractional share would be rounded up to the next whole share (as detailed below);
•
proportionate adjustments will be made to the number of shares issuable upon the exercise or vesting of all then-outstanding stock options, warrants and restricted stock units, which will result in a proportional decrease in the number of shares of Common Stock reserved for issuance upon exercise or vesting of such stock options, warrants and restricted stock units, and, in the case of stock options, a proportional increase in the exercise price of all such stock options;

•	the number of shares of Common Stock then reserved for issuance under our equity compensation plan will be reduced proportionately;
The Board believes that the Reverse Stock Split will increase the price of the Company’s Common Stock in order to, among other things:
•	Enable the Company to regain compliance with the minimum stock price requirements for listing on the NYSE:
•	Maintain a share price to remain listed on the NYSE or another national exchange; and

•	Generate interest in the Company among investors, and in particular institutional investors that have investment policies that prohibit investment in lower-priced securities.
Risk related to Reverse Stock Split. The Board cannot predict, however, the effect of the Reverse Stock Split upon the market price for the Company’s Common Stock, and the history of similar reverse stock splits for companies in like circumstances is varied.
•
The market price per share of the Company’s Common Stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split;

•	The Common Stock may not remain at an increased level for any period, which would reduce the market capitalization of the Company;
•
There is no assurance that the market price per share of the Common Stock would not decline below the anticipated stock price following the Reverse Stock Split or that the trading price would remain above the threshold required for continued listing on the NYSE;

•
The market price of the Company’s Common Stock is also based on our performance and other factors, many of which are unrelated to the number of shares outstanding, the effect of which the Board cannot predict;

•
The fewer shares of Common Stock that will be available to trade will possibly cause the trading market of the Company’s Common Stock to become less liquid, which could have an adverse effect on the price of the Company’s Common Stock.

Fractional Shares. The Reverse Stock Split will affect all stockholders of the Company uniformly and will not affect any stockholder’s percentage ownership interests or proportionate voting power, except to the extent that the Reverse Stock Split results in any stockholders owning a fractional share. If a stockholder would otherwise receive a fractional share post-split the share amount will be rounded to the next whole share. The principal effect of the Reverse Stock Split will be to reduce the 207,384,260 outstanding shares as of March 31, 2023 by the ratio range of 1-for-20 to 1-for-50 shares, depending on the final ratio chosen by the Board or an authorized committee thereof.
Outstanding Equity Rights. In addition, all outstanding options, stock appreciation rights, warrants, restricted stock awards and restricted stock units (collectively, the “Outstanding Equity Rights”), entitling the holders thereof to acquire, through purchase, exchange or otherwise, shares of Common Stock will enable such holders to acquire upon exercise of their respective Outstanding Equity Rights that number of shares of Common Stock, as applicable, as adjusted based on the final ratio, which such holders would have been able to purchase upon exercise or conversion, as and to the extent applicable, of their respective Outstanding Equity Rights immediately preceding the Reverse Stock Split, at an exercise price or conversion rate, as and to the extent applicable, equal to the exercise price or conversion rate, as applicable, specified before the Reverse Stock Split, as adjusted by the final ratio, resulting in the same aggregate price being required to be paid upon exercise or conversion thereof immediately preceding the Reverse Stock Split.
The Reverse Stock Split will reduce the number of outstanding shares of our Common Stock without a proportionate reduction in the number of shares of authorized but unissued Common Stock in our Certificate of Incorporation, which will give the Company a significantly larger number of authorized shares, as a percentage of total outstanding shares, available to be issued in the future without further stockholder action, except as may be required by applicable laws or the rules of any stock exchange on which our Common Stock is listed. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing stockholders. The larger number of authorized but unissued shares will contribute to the Company being able to execute the Transaction, which, as described in the Transaction Proposal, will result in the Preferred Equityholders’ accumulation of securities convertible into approximately 71% of the Company’s outstanding Common Stock as of March 31, 2023.
The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.
Par Value. The Reverse Stock Split will not affect the par value of the Company’s Common Stock. As a result, on the effective date, the present value of the stated capital on the Company’s balance sheet attributable to the

Common Stock will be reduced based on the final ratio, and the additional paid-in capital account will be increased with the amount by which the stated capital is reduced. The per share net loss and net book value of the Common Stock will be retroactively increased for each period because there will be fewer shares of Common Stock outstanding.
Assuming Proposal 5 Is Approved by Stockholders and Implemented by the Board
The table below illustrates the effect, as of one for twenty to one for fifty of a Reverse Stock Split at certain ratios on (i) the shares of Common Stock issued and outstanding; (ii) the shares of Common Stock reserved for future issuance under the Company’s 2021 Equity Incentive Plan, as amended, as well as any other securities underlying the Common Stock; and (iii) the resulting number of shares of Common Stock available for issuance:
Ratio	Approximate Common Stock Issued and Outstanding (in millions)	Approximate Common Stock Reserved for Future Issuance (including share increase referenced in Proposal 7)	Approximate Common Stock Available for Issuance
Pre-Split	207	102	161
One for Twenty	10.35	5.1	454.55
One for Thirty	6.9	3.4	459.7
One for Forty	5.175	2.55	462.275
One for Fifty	4.14	2.04	463.82
Potential Anti-Takeover Effect
As noted above, the Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could have possible anti-takeover effects and could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in our control or management (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of us with another company). These authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely, or used to resist or frustrate a third-party transaction that is favored by a majority of the independent stockholders. For example, without further stockholder approval, our Board could (within the limits imposed by applicable law) strategically sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor our then current Board, or the shares could be available for potential issuance pursuant to a stockholder rights plan.
The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board although perceived to be desirable by some stockholders. The issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.
Despite these possible anti-takeover effects, this Reverse Stock Split amendment has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt or any effort of which we are aware to accumulate our stock or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise (nor is our Board currently aware of any such attempts directed at us).
Nevertheless, stockholders should be aware that approval of this Proposal could facilitate future efforts by us to deter or prevent changes in our control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
Procedure for Effecting Reverse Stock Split
If the Reverse Stock Split Amendment is approved by the Company’s stockholders, and the Board or an authorized committee thereof determines it is in the best interests of the Company and our stockholders to effect the

Reverse Stock Split, then the Reverse Stock Split would become effective at such time as the Reverse Stock Split Amendment, the form of which is attached as Appendix B to this Proxy Statement, is filed with the Secretary of State of the State of Delaware.
If, at any time prior to the filing of the Reverse Stock Split Amendment with the Delaware Secretary of State, notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, determines that it is in the Company’s best interests and the best interests of the Company’s stockholders to delay the filing of the Reverse Stock Split Amendment or abandon the Reverse Stock Split, the Reverse Stock Split may be delayed or abandoned.
The Company reserves the right to abandon a reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Reverse Stock Split Amendment to our Certificate of Incorporation, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Annual Meeting. By voting in favor of the Reverse Stock Split Amendment, you are expressly also authorizing the board of directors to delay, not to proceed with, and abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.
As soon as practicable after the effective date, stockholders will be notified that the Reverse Stock Split has been effected. Continental Stock Transfer & Trust Company, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange. Stockholders whose shares are held by a brokerage firm, bank or other similar organization do not need to take any action with respect to the exchange.
These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. However, these brokerage firms, banks or other similar organizations may have different procedures for processing the Reverse Stock Split, and stockholders whose shares are held by a brokerage firm, bank or other similar organization are encouraged to contact their brokerage firm, bank or other similar organization.
Certain registered holders of our Common Stock hold some or all of their respective shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive whole shares of post-Reverse Stock Split Common Stock because the exchange will be automatic.
New CUSIP number. If a Reverse Stock Split is effected, then after the effective time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We currently expect that our Common Stock will continue to be listed on the NYSE under the symbol “ATIP” subject to any future change of listing of our securities, although it will be considered a new listing with a new CUSIP number. The Reverse Stock Split is not intended to be, and we do not believe that it will have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.
Fractional Shares
The Company will not issue fractional shares for post-Reverse Stock Split shares in connection with the Reverse Stock Split, each partial share will be rounded to the nearest whole share.
Criteria to Be Used for Decision to Proceed with the Reverse Stock Split
If the stockholders approve the Reverse Stock Split Amendment, then the Board or an authorized committee thereof will be authorized to proceed with the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the final ratio, if any, the Board or an authorized committee thereof will consider a number of factors, including NYSE listing requirements, market conditions, existing and expected trading prices of the Company’s Common Stock, and actual or forecasted results of operations.
No Dissenter’s Rights
Under the General Corporation Law of the State of Delaware, stockholders will not be entitled to dissenter’s rights or appraisal rights with respect to the Reverse Stock Split Amendment, and the Company does not intend to independently provide stockholders with any such right.

Certain Material U.S. Federal Income Tax Considerations of the Reverse Stock Split
The following discussion is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold their shares of Common Stock as capital assets for U.S. federal income tax purposes, but does not purport to be a complete analysis of all potential tax effects that may be relevant to stockholders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or foreign tax laws are not discussed. This summary is based upon the provisions of the U.S. Internal Revenue Code (the “Code”) Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.
This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances, including the impact of the alternative minimum tax, the Medicare surtax on net investment income or the special tax accounting rules under Section 451(b) of the Code, or to stockholders that may be subject to special tax rules, including, without limitation: (i) banks, insurance companies, or other financial institutions; (ii) tax-exempt organizations; (iii) dealers in securities or commodities; (iv) regulated investment companies or real estate investment trusts; (v) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vi) traders in securities that elect to use the mark-to-market method of accounting; ( vii) persons whose “functional currency” is not the U.S. dollar; (viii) persons holding our Common Stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (ix) persons who acquired our Common Stock in connection with employment or the performance of services; (x) retirement plans; (xi) persons who are not U.S. Holders (as defined below); or (xii) certain former citizens or long-term residents of the United States. In addition, this summary of certain material U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a “recapitalization” for U.S. federal income tax purposes, then, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the Common Stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such stockholder’s holding period in the shares of the Common Stock received should include the holding period of the shares of the Common Stock surrendered. Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered pursuant to the Reverse Stock Split to shares of Common Stock received pursuant to the Reverse Stock Split. Stockholders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A stockholder who receives cash in lieu of a fractional share of Common Stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability, provided that the required information is properly furnished in a timely manner to the IRS.
Board Recommendation
The Board of Directors seeks stockholder approval of the Reverse Stock Split Amendment to comply with applicable NYSE listing requirements and with the amendment provisions of the Certificate of Incorporation.
The Reverse Stock Split Amendment will not become effective unless and until stockholder approval is obtained. If stockholders do not approve this Proposal 5, the Certificate of Incorporation will instead remain in effect in accordance with its pre-existing terms and without giving effect to the Reverse Stock Split Amendment.
The Board of Directors believes that approval of the Reverse Stock Split Amendment is in the best interest of the Company and its stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT AMENDMENT.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of transactions (or series of transactions) and any currently proposed transactions, to which we have been or will be a participant and in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, director nominees, executive officers or holders of more than 5% of any class of our equity interests at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.
The Transaction
As described in the Transaction Proposal, if the Transaction Proposal is approved and the Transaction closes, we intend to issue to our Preferred Equityholders, including funds affiliated with Knighthead Capital Management, LLC (the “Investors”) up to an aggregate of $125.0 million of Notes, which, based on a fixed exchange price of $0.25 per share, would be exchangeable into approximately 500 million shares of Common Stock (or a range of 10 million to 25 million shares of Common Stock on a post-split basis if Proposal 5 for the Reverse Stock Split is approved by the stockholders at this Annual Meeting), or, as-converted, approximately 71% of the Company’s outstanding Common Stock as of March 31, 2023.
As of March 31, 2023, Advent beneficially owned approximately 56% of our Common Stock. Pursuant to the A&R TSA, Advent has agreed to support the Transaction and vote in favor of this Transaction Proposal and the Reverse Stock Split Proposal, subject to certain conditions as outlined in the A&R TSA.
Founder Shares
On June 15, 2020, FAII issued founder shares (“Founders Shares”) in exchange for an aggregate capital contribution of $25,000. Fortress Acquisition Sponsor II LLC (“Sponsor”) had agreed to forfeit an aggregate of up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On August 14, 2020, the underwriters exercised their over-allotment option in full. As a result, the 1,125,000 Founder Shares were no longer subject to forfeiture. In August 2020, Sponsor transferred a total of 100,000 Founder Shares to four independent directors of FAII for the same per-share price initially paid for by Sponsor. Subsequent to those transfers, Sponsor held 8,525,000 Founder Shares. The Founder Shares automatically converted into Common Stock upon the consummation of the Business Combination (“Vesting Shares”).
Pursuant to the Parent Sponsor Letter Agreement, the Insiders (as defines therein) further agreed that, all of the Vesting Shares shall be unvested and shall be subject to certain vesting and forfeiture provisions, as follows: (i) 33.33% of the Vesting Shares beneficially owned by the Insiders shall vest at such time as a $12.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination, (ii) 33.33% of the Vesting Shares beneficially owned by the Insiders shall vest at such time as a $14.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination and (iii) 33.34% of the Vesting Shares beneficially owned by the Insiders shall vest at such time as a $16.00 Common Share Price is achieved on or before the date that is ten years after the consummation of the Business Combination.
Sponsor Private Placement Warrants
Substantially concurrently with the closing of FAII’s initial public offering (“IPO”), the Sponsor purchased an aggregate 5,933,333 Private Placement Warrants for a price of $1.50 per warrant. Each Private Placement Warrant was exercisable to purchase one share of FAII Class A common stock at $11.50 per share.
Each Private Warrant entitles the holder to purchase one share of our Common Stock at $11.50 per share. At the closing of the Business Combination, the Sponsor transferred and surrendered for no consideration 2,966,667 of its Private Placement Warrants. 2,966,666 Private Placement Warrants are outstanding at this time.
Related Party Notes
Prior to FAII’s IPO, the Sponsor loaned FAII an aggregate of $97,250 to cover expenses related to FAII’s IPO pursuant to a promissory note. The promissory note was non-interest bearing, unsecured and due on the earlier of April 30, 2021 and the closing of the FAII’s IPO. FAII repaid the promissory note in full on August 14, 2020.
Office Space and Related Support Services
On August 14, 2020, FAII entered into an agreement with an affiliate of Sponsor to pay a monthly fee of $20,000 for office space and related support services. Upon completion of the Business Combination, we ceased paying these monthly fees

PIPE Investment
In connection with the PIPE Investment and consummation of the Business Combination, the Sponsor purchased 7,500,000 shares of FAII Class A common stock at $10.00 per share for an aggregate purchase price of $75 million.
Earnout Shares
After the consummation of the Business Combination, Wilco Acquisition, LP (the sole holder of the Company Common Stock as of the date of the Merger Agreement) or its designees had the contingent right to receive Earnout Shares upon the terms and subject to the conditions set forth in the Merger Agreement and the agreements contemplated thereunder in the amounts set forth below if the price targets set forth below are achieved any time between the closing and the date that is ten years after the consummation of the Business Combination:
•
in the event the dollar volume-weighted average price (“VWAP”) of one share of Common Stock as reported on the NYSE is greater than $12.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there will be a one-time issuance of 5,000,000 shares of Common Stock;

•
in the event the VWAP of one share of Common Stock as reported on the NYSE is greater than $14.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there will be a one-time issuance of 5,000,000 shares of Common Stock; and

•
in the event the VWAP of one share of Common Stock as reported on the NYSE is greater than $16.00 for at least five days out of a period of ten consecutive trading days ending on the trading day immediately prior to the date of determination, there will be a one-time issuance of 5,000,000 shares of Common Stock.

In the event that there is an agreement with respect to the sale or other change of control of ATI entered into after the closing and prior to the date that is ten years after the consummation of the Business Combination, that will result in the holders of Common Stock receiving a per share price in excess of the applicable VWAP set forth above, then the applicable Earnout Shares that have not such sale or change of control, ATI and the surviving company will take proper provision to ensure that any Earnout Shares that have not previously been issued will remain eligible to be paid through the date that is ten years after the consummation of the Business Combination.
If, after the closing and on or before the date that is ten years after the consummation of the Business Combination, the outstanding shares of Common Stock are changed into a different number or class of shares by reason of any merger, stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reorganization, reclassification, recapitalization or other similar transaction, then the number of Earnout Shares to be issued pursuant to the Merger Agreement will be adjusted to the extent appropriate to provide the same economic effect as contemplated by the Merger Agreement prior to such action.
Advent International Expense Reimbursements
We have reimbursed Wilco GP, Inc., which is affiliated with Advent, for expenses totaling approximately $174,547 for the period covering January 1, 2021 to December 31, 2021. The reimbursed expenses were incurred in the normal course of business and related to third-party expenses for board member search fees, the performance of proactive internal audit related to our cybersecurity capabilities, travel expenses and external legal and consulting fees.
Series A Preferred Stock and Warrants
On the Refinancing Date, the Company entered into a Series A Preferred Stock Purchase Agreement with the purchasers signatory thereto, including (the “Investors”), pursuant to which the Investors purchased from the Company, in the aggregate, 165,000 shares of Series A Preferred Stock with an initial stated value of $1,000 per share, or $165.0 million of stated value in the aggregate, which includes warrants to purchase up to 11.5 million shares of Common Stock, for an aggregate purchase price of $163,350,000. The Series A Preferred Stock has priority over the Common Stock with respect to distribution rights, liquidation rights and dividend rights. The holders of the Series A Preferred Stock are entitled to cumulative dividends on the preferred shares at an initial dividend rate of 12.0%, which are payable in-kind, increasing 1.0% per annum on the first day following the fifth anniversary of the issuance and each one-year anniversary thereafter. However, from and after the third anniversary of the issuance of such preferred equity, we have the option to pay such dividends in cash at an interest rate of 1.0% lower than the paid-in-kind rate. The Series A Preferred Stock is perpetual and is mandatorily redeemable in certain circumstances such as a change of control, liquidation, winding up or dissolution, bankruptcy or other insolvency event, restructuring or capitalization transaction, or event of noncompliance.

The Series A Preferred Stock includes approximately 11.5 million detachable warrants. Each warrant entitles the holder to purchase one share of Common Stock. The warrants are exercisable within 5 years from issuance. The strike price is $3.00 for 5.2 million of the issued warrants, and the strike price is $0.01 for 6.3 million of the issued warrants.
If the Transaction is approved, the Series A Preferred Stock will be amended as described in Proposal 1.
Investors’ Rights Agreement
On the Refinancing Date, the Company also entered into an Investors’ Rights Agreement with the Investors (the “Investors’ Rights Agreement”). The Investors’ Rights Agreement sets forth the Investors’ right to designate one director to the Company’s Board of Directors (subject to certain conditions as summarized above) and to receive certain quarterly and annual financial and other information of the Company. The Investors’ Rights Agreement also sets forth restrictions on transfer of shares of Series A Preferred Stock by the Investors and rights of first refusal in favor of any holder that, individually or together with its affiliates, holds, in the aggregate, at least 25% of the then-outstanding Series A Preferred Stock. The Company also agreed in the Investors’ Rights Agreement to pay expenses incurred by Investors in connection with (i) any amendment, modification or waiver of a provision of any Transaction Document and (ii) the enforcement by the Investors of any of their rights in connection with the Transaction Documents, in each case subject to the terms and conditions set forth in the Investors’ Rights Agreement.
If the Transaction is approved, the Investors’ Rights Agreement will be amended as described in Proposal 1.
Procedures with Respect to Review and Approval of Related Party Transactions
We maintain a Related Person Transaction Policy (the “Policy”) that sets forth the following policies and procedures for the review and approval or ratification of related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee has overall responsibility for implementation of and compliance with the policy.
Generally and subject to certain exceptions, a “Related Person Transaction” is a transaction, arrangement or relationship in which ATI or any of its subsidiaries was, is or will be a participant, involving an amount exceeding $120,000 and in which any related person (as defined in the Policy) had, has or will have a direct or indirect material interest.
The Policy requires that notice of a proposed transaction or arrangement that could be a Related Person Transaction be provided in advance (or otherwise at the earliest possible opportunity) to the Chief Legal Officer or designee in the Legal Department, the Chair of the Board, the Chair of the Audit Committee or the Accounting Department. If it is determined that such transaction could be a Related Person Transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting or sooner if determined to be necessary by the Accounting and Legal Departments, in consultation with the Chief Executive Officer or Chief Financial Officer, to the Chair of the Audit Committee. Under the Policy, the Audit Committee may, in its discretion based upon a determination that such transactions are in the best interests of the Company and such other determinations as the Audit Committee deems appropriate, (i) approve in advance such transactions, as applicable, (ii) request that the transaction be modified as a condition to the Board’s approval or ratification, or (iii) reject the transaction.
We have also adopted policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and have appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes the material components of our executive compensation program during fiscal year 2022 and provides an overview of our compensation philosophy and objectives for our named executive officers (“NEOs”).
Our executive compensation program is designed to align total compensation with Company performance, while enabling us to attract, retain, and motivate individuals who can achieve sustained long-term growth and strong financial performance for our stockholders. Our pay-for-performance driven compensation philosophy and practices are directly tied to increased stockholder value. As a result, NEO compensation is heavily weighted towards providing equity awards and incenting for long-term stock price appreciation.
Our NEOs for 2022 consisted of:
Name	Title
John Larsen	Executive Chairman and a former member of the office fulfilling the role of the Principal Executive Officer
Sharon Vitti	Chief Executive Officer, since April 28, 2022
Joseph Jordan	Chief Financial Officer
Joanne Fong	SVP, Treasurer & Investor Relations
Augustus Oakes	Chief Information Officer
Gary Carlson	SVP, Field Operations
Ray Wahl	Former Chief Operating Officer, a former member of the office fulfilling the role of the Principal Executive Officer
Joseph Zavalishin	Former Chief Development Officer, a former member of the office fulfilling the role of the Principal Executive Officer
Oversight of Executive Compensation
Our Compensation Committee is responsible for oversight of our executive compensation program, which is regularly reviewed and discussed with management to ensure alignment with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for talent.
Role of Compensation Committee
Our Compensation Committee is primarily responsible for establishing executive compensation. It does so with the goals of motivating NEOs to achieve our business goals and objectives and enhance long-term stockholder value, while rewarding them for their contribution in achieving these goals and objectives. Our Compensation Committee considers the interests of stockholders and overall Company performance in establishing compensation for our NEOs. Our Compensation Committee and management reference national surveys and publicly available executive officer data for similar companies and general industry as an input for compensation decisions.
Role of Management
Management assists our Compensation Committee in establishing NEO compensation by providing information on Company and individual performance, market data, and business needs, strategy, and objectives. Our Compensation Committee also considers our Chief Executive Officer’s recommendations regarding adjustments to NEO compensation components (other than with respect to their own compensation, for which they recuse themselves from all discussions and recommendations).

Use of a Peer Group
Our Compensation Committee evaluates our executive compensation programs in comparison to those of a select peer group, which in 2021 consisted of 14 similarly-sized public health care facilities companies. Our Compensation Committee uses the peer group to compare total direct compensation and the mix of compensation elements for each named executive officer against positions at peer group companies with similar responsibilities. Our Compensation Committee also uses the peer group to review executive pay programs and practices at those companies. For 2021 the peer group consisted of the following companies, which our Compensation Committee determined would be adequate to rely on and would continue to be used for 2022:
Acadia Healthcare Company, Inc.	National Vision Holdings Corporation
Addus HomeCare Corporation	Option Care Health, Inc.
Amedisys, Inc.	RadNet, Inc.
Brookdale Senior Living Inc.	Select Medical Holdings Corporation
Encompass Health Corporation	Surgery Partners, Inc.
MEDNAX, Inc.	The Ensign Group, Inc.
National HealthCare Corporation	U.S. Physical Therapy, Inc.
In setting compensation, the Committee considers the peer group companies with which we directly compete for executive talent and stockholder investment. Our Compensation Committee also relies on its general knowledge of executive compensation levels and practices. Most of the Company’s executive search and leadership advisory competitors, from which executive talent is often recruited, are privately held, and therefore not included in the above list of our public peer group companies as information on their compensation practices is difficult to obtain.
We do not set a specific, relative percentile positioning for total direct compensation, or the elements of total direct compensation, as a target for named executive officer pay levels. Rather, we review the total direct compensation range for each position and the mix of elements to ensure that compensation is adequate to attract and retain key named executive officers. Our named executive officer compensation program is also designed to ensure that a significant proportion of the named executive officer’s compensation is delivered in equity and thus aligned with the interests of our stockholders.
The Total Rewards Model
The Company considers base salary, cash bonus, long-term incentive awards, health and wellness benefits, career development and perquisites as an executive’s Total Rewards. The Total Rewards model emphasizes an individual’s complete remuneration from the company. It allows the Company to compare the full suite of incentive and retentive tools with those of our peers. Use and consideration of an executive’s Total Reward helps the Company ensure we are retaining the best talent in the industry and motivating the highest levels of performance.
Compensation Philosophy
ATI is a purpose-driven company focused on extraordinary patient outcomes. We value fair pay for our high-performing talent in a fast-paced, exciting culture. We aim to build and evolve our business with individuals who are committed to improving the lives of others. We seek leaders who are passionate about this mission and want to join our culture of excellence. Our Total Rewards approach to compensation is designed to attract, incentivize, and retain high-quality talent as well as promote our unique corporate culture.

Elements of Our NEOs’ Compensation
Our executive compensation program for our NEOs is comprised of the following key components, aligning to our Total Rewards Model, each of which is further described below:

Base Salary
Base salary is a standard element of compensation required to attract and retain talent and provide executives with a base level of cash income. Our Compensation Committee reviews and determines base salary adjustments as part of its annual NEO compensation review, as well as when an NEO is promoted into a new position. In connection with our SPAC transaction, and the change to a public company, our Board increased the base salaries of two of our NEOs, which led to the following base salaries for the NEOs as of the beginning and the end of 2022, as follows:
NEO	Beginning 2022 Annualized Base Salary	Ending 2022 Annualized Base Salary
John Larsen(1)	$1,440,000	$1,400,000
Sharon Vitti(2)	$700,000	$700,000
Joseph Jordan	$450,000	$490,000
Joanne Fong	$271,926	$280,001
Augustus Oakes	$325,000	$390,000
Gary Carlson	$280,000	$305,000
Ray Wahl(3)	$450,000	$490,000
Joseph Zavalishin(4)	$359,100	$359,100
(1)
In connection with Mr. Larsen’s appointment as Executive Chairman, the Company determined to compensate him by paying him an additional $720,000, paid over six months. Mr. Larsen received $537.231 of such amount in 2022. Mr. Larsen’s annualized salary of $1,440,000 was set to 85% of ATI’s previous CEO cash compensation inclusive of base and target bonus

(2)	Ms. Vitti hire date was April 28, 2022. Her starting base annual salary was $700,000 and stayed the same through December 31, 2022.
(3)	Mr. Wahl’s employment terminated on December 16, 2022. His base annual salary at that time was $490,000
(4)	Mr. Zavalishin’s employment terminated on July 8, 2022. His base annual salary at that time was $359,100.
Annual Incentive Bonus Plan
The Company maintains the Annual Incentive Bonus (AIB) Plan for our NEOs. The intent of the AIB Plan is to reward high performance aligned with the Company’s strategic mission. NEOs, in addition to key corporate staff, are eligible to participate in the AIB Plan. Annual cash awards will be forfeited for employees who are terminated prior to the payout of such bonus under the AIB plan.
The bonus payouts under the AIB Plan are designed to incentivize achievement of the Company’s EBITDA target as set by our Board at the beginning of each fiscal year. The Company provided updated financial EBITDA guidance later in 2022, which was lower than the EBITDA target set by the Board for purposes of the AIB plan. While the Compensation Committee did not make any adjustments to the EBITDA target for purposes of the AIB plan, as a result, the target was not met and the executives would not have received a bonus. However, considering the Company’s challenges and leadership transitions, despite the Company’s underperformance, the Compensation Committee approved discretionary funding at approximately 50% of the budgeted bonus pool for annual incentive bonuses in recognition of performance efforts during a challenging year to retain ATI’s talent at all eligible levels.

Accordingly, the Compensation Committee approved bonus payouts to the NEOs consistent with the Company’s key corporate staff and other employees, as follows:
Name	2022 Base Salary ($)	2022 AIB Target (% of Base Salary)	2022 AIB Target Opportunity ($)	Discretionary 2022 Annual Bonus Earned ($)
John Larsen	$1,440,000(1)	NA	NA	NA
Sharon Vitti	$700,000	100%	$700,000	$450,000(2)
Joseph Jordan	$490,000	75%	$367,500	$210,000
Joanne Fong	$280,001	35%	$98,000	$75,000
Augustus Oakes	$390,000	75%	$292,500	$157,000
Gary Carlson	$305,000	55%	$167,750	$98,875
Ray Wahl	$490,000	75%	$367,500	$46,000
Joseph Zavalishin	$359,100	75%	$269,325	$16,833
(1)
In connection with Mr. Larsen’s appointment as Executive Chair, the Company determined to compensate him by paying him an additional $720,000, paid over six months. Mr. Larsen received $537,231 of such amount in 2022. Mr. Larsen’s annualized salary of $1,440,000 was set to 85% of ATI’s previous CEO cash compensation inclusive of base and target bonus

(2)	Pursuant to the terms of her employment agreement, Ms. Vitti’s bonus was entitled to a minimum guaranteed bonus in this amount.
Long-Term Equity Incentives
As of March 31, 2023 approximately 10.9 million shares of Common Stock were reserved for issuance under the 2021 Plan.
For 2022, the Compensation Committee granted restricted stock units and stock options to our NEOs, as follows:
Name	Target LTI Value ($)	Restricted Stock Units ($)	Restricted Stock Units (#)	Stock Options ($)	Stock Options (#)
John Larsen(1)	0	0	0	0	0
Sharon Vitti	$1,700,000	$850,000	544,872	$851,063	956,251
Joseph Jordan	$500,000	$250,000	143,678	$132,392	133,729
Joanne Fong	$150,000	$74,999	43,103	$79,588	78,800
Augustus Oakes	$250,000	$125,000	71,839	$132,392	133,729
Gary Carlson	$175,000	$109,500	62,931	$92,852	91,933
Ray Wahl	$500,000	$250,000	143,678	$264,782	267,457
Joseph Zavalishin	$250,000	$125,000	71,839	$132,392	133,729
(1)
Mr. Larsen did not receive equity in his interim role as Executive Chairman during 2022. All equity granted to Mr. Larsen in 2022 pertained to his role as Chairman of the Board and is reported in the Director Compensation table.

The Compensation Committee decided on this mix of long-term incentives to balance numerous goals, including attracting, motivating, and retaining our NEOs, while aligning them with the long-term interests of our stockholders.
RSUs granted as part of the 2022 annual equity grant vest one-third on each of the first three anniversaries of the date of the grant. For Mr. Jordan, Mr. Oakes, Mr. Wahl and Mr. Zavalishin, stock options granted as part of the 2022 annual equity grant vest one-third on each of the first three anniversaries of the date of the grant. For Ms. Fong and Mr. Carlson, stock options granted as part of the 2022 annual equity grant vest one-fourth on each of the first four anniversaries of the date of the grant.
Wilco Acquisition, LP 2016 Equity Incentive Plan
Prior to the Business Combination, Wilco Acquisition, LP adopted the Wilco Acquisition, LP 2016 Equity Incentive Plan (the “2016 Plan”), granting Incentive Common Units (“ICUs”), subject to time-based and performance-based vesting. In connection with the Business Combination, ICU holders received distributions of shares of common stock and restricted shares of common stock (“Restricted Shares”) from Wilco Acquisition, LP based upon the distribution priorities under the Wilco Acquisition, LP limited partnership agreement. Any Restricted Shares are subject to certain vesting provisions of restricted stock agreements (“Restricted Stock Agreements”) executed by such holders and the terms of the 2021 Plan. See the Company’s Annual Report on Form 10-K for a description of the terms applicable to the restricted shares of common stock, and see the “Beneficial Ownership of Our Common Stock,” “Outstanding Equity Awards at Fiscal Year-End” and “Agreements with Executive Officers” herein for additional information on the outstanding shares of Common Stock and restricted shares of Common Stock held by named executive officers and directors.
Additional NEO Compensation
401(k) Plan
The Company maintains a tax-qualified 401(k) savings plan (the “401(k) Plan”), in which all of our employees, including our NEOs, are eligible to participate. The 401(k) Plan allows participants to contribute up to 80% of base salary on a pre-tax basis (or on a post-tax basis, with respect to elective Roth deferrals) into individual retirement accounts, subject to any maximum annual limits set by the Internal Revenue Service. The Company provides for per pay period matches to employees of up to 50% of an employee’s first 6% of contributions to the 401(k) Plan. Participants are immediately, fully vested in their own contributions and any Company matches once eligible for match. Participants become eligible for the Company match after one year of service with the Company during which they performed at least 1,000 hours of service.
Employee Benefits and Perquisites
Our NEOs are eligible to receive the same employee benefits that are generally available to all of our full-time employees, subject to the satisfaction of certain eligibility requirements. This includes medical, dental and vision benefits, flexible spending accounts, short-term and long-term disability, and life insurance.
Our NEOs also receive certain additional perquisites, including tax preparation and planning and cell phone service reimbursement. We do not view perquisites or personal benefits as a significant component of our executive compensation program. But we have provided such benefits in limited circumstances where we believe it is appropriate to assist an NEO in the performance of their duties, to make our NEOs more efficient and effective, for security purposes, and for recruitment, motivation, and retention purposes.
Nonqualified Deferred Compensation
The Company maintains a non-qualified deferred compensation plan (the “Supplemental Retirement Benefit Plan”) under which a select group of highly compensated employees are permitted to supplement contributions made under the 401(k) Plan by deferring up to 50% of their base salary. There is no corresponding Company match provided in the non-qualified plan. Any refunds for prior year contributions returned due to discrimination testing can be rolled into the non-qualified plan at 100%.
Severance Benefits
Many of our NEOs are parties to employment agreements with the Company that provide for certain severance benefits in certain circumstances as described below.
Other Compensation Practices and Policies
Hedging and Pledging Activities
Under our Insider Trading Policy, our employees, including our NEOs and members of our Board, are prohibited from hedging or pledging our stock, engaging in short selling of our securities, trading in derivative securities of our Company, holding our securities in a margin account, or otherwise pledging them as collateral for a loan.
Tax Implications of Executive Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1 million in compensation per year on the amount public companies may deduct with respect to certain executive officers. When determining compensation for our NEOs, our Compensation Committee balances many factors, including the limitation on the Company’s ability to deduct compensation imposed by Section 162(m) in addition to market trends for similar roles and positions and determines compensation it believes is in the best interests of the Company’s stockholders’ long-term interests.

Accounting for Stock-Based Compensation
The Company follows ASC 718 for our stock-based compensation awards. ASC 718 requires us to measure, and recognize, the compensation expense for all share-based payment awards made to our employees and independent members of our Board, based on grant date fair value. This calculation is performed for accounting purposes and reported in the executive compensation tables included below in this proxy, even though the recipient of an equity award may never realize any value from the awards the recipient was granted.
Compensation-Related Risks
Our Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage our NEOs to take inappropriate risk. Our Compensation Committee believes that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The mix of fixed and variable compensation prevents undue focus on short-term results and is intended to align the long-term interests of our NEOs with those of our stockholders.
Compensation Tables
The section below contains information, both narrative and tabular, regarding the compensation paid to our NEOs for the fiscal year 2022.
Delinquent Section 16(a) Reports
To our knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to our directors, executive officers, and greater than 10% beneficial owners have been met.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
John Larsen Executive Chairman	2022	537,231	0		0	0	0	537,231
	2021	555,517	0	302,499	287,586	0	0	1,145,602
Sharon Vitti, CEO	2022	449,615	450,000	850,000	851,063	0	37,144	2,637,822
Joseph Jordan, CFO	2022	471,885	210,000	250,000	132,392	(2,940)	16,178	1,077,515
	2021	415,895	168,750	249,999	237,674	3,335	18,443	1,094,096
	2020	369,538	169,281	0	0	0	10,678	549,497
Joanne Fong SVP	2022	278,904	75,000	74,999	79,588	0	6,074	514,565
	2021	265,987	61,770	60,661			1,928	390,346
	2020	263,925	46,187				928	311,040
Augustus Oakes CIO	2022	359,000	157,000	125,000	132,392	0	15,918	789,310
	2021	311,346	81,250	125,001	118,837	0	16,871	653,305
	2020	260,892	61,072	220,073	0	0	4,285	546,322
Gary Carlson SVP	2022	294,519	98,875	109,500	92,852	0	7,205	602,951
	2021	280,000	77,000	65,575	0	0	928	423,503
	2020	254,615	77,000	0	0	0	3,395	335,010
Ray Wahl, Former COO	2022	470,000	46,000	250,000	264,782	(2,180)	16,678	1,045,280
	2021	428,622	168,750	249,999	237,674	2,877	22,615	1,110,537
	2020	394,840	153,900	0	0	0	47,344	596,084
Joseph Zavalishin, Former CDO	2022	200,267	16,833	125,000	132,392	(7,418)	292,168	759,242
	2021	357,719	134,663	125,001	118,837	7,173	10,850	754,243
	2020	330,424	234,663	0	0	0	13,453	578,540
(1)
John Larsen became ATI’s Executive Chairman on August 9, 2021. August 30, 2021 through April 27, 2022 he was a member of the leadership team fulfilling the role of Principal Executive Officer. The Summary Compensation table includes all compensation earned under the Executive Chairman role and the Director Compensation table includes what he was paid for his role as Chairman of the Board.

(2)
Cash bonuses earned in 2021 and 2022 2 were discretionary awards paid to retain bonus-eligible employees, including the above NEOs, Ms. Vitti’s bonus was required to be paid pursuant to the terms of her employment agreement and not deemed discretionary.

(3)
The assumptions used in determining the values disclosed in the Stock Awards and Option Awards columns are set out in the 2022 Consolidated Financial Statements included in Part II, Item 8, of our Annual Report on Form 10-K filed on March 16, 2023.

(4)	Amounts shown in the All-Other Compensation column for 2022 are comprised of the following:
	401(k) Match	Executive Physical	Other*	Tax Gross- Ups	Termination or CIC Payment/ Accrual	Total
John Larsen	$—	$—	$—	$—	$—	$—
Sharon Vitti	$—	$—	$37,144	$—	$—	$37,144
Joseph Jordan	$10,250	$—	$5,928	$—	$—	$16,178
Joanne Fong	$5,146	$—	$928	$—	$—	$6,074
Augustus Oakes	$9,990	$—	$5,928	$—	$—	$15,918
Gary Carlson	$6,277	$—	$928	$—	$—	$7,205
Ray Wahl	$10,250	$—	$6,428	$—	$—	$16,678
Joseph Zavalishin	$6,008	$—	$512	$—	$285,648	$292,168
*
Other perquisites include: life insurance benefits, long term disability insurance benefits, tax planning and preparation, cell phone reimbursements, and non-compete considerations. Also, includes housing and furniture rental for Ms. Vitti in Illinois.

Grants of Plan-Based Awards Fiscal Year 2022
The following table provides information regarding equity and non-equity incentive plan-based awards granted to our NEOs for the year ended December 31, 2022. Except as set forth below, there were no other grants of equity to NEOs during 2022.
GRANTS OF PLAN BASED AWARDS
Name	Grant Date	Compensation Committee and Board Meeting Date	All Other Stock Awards: Number of Shares or Stock Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
John Larsen(2)			0			0
Sharon Vitti	5/12/2022		544,872			$850,000
	5/12/2022			956,251	$1.56	$851,063
Joseph Jordan	3/7/2022		143,678			$250,000
	3/7/2022			133,729	$1.74	$132,392
Joanne Fong	3/7/2022		43,103			$74,999
	3/7/2022			78,800	$1.74	$79,588
Gary Carlson	3/7/2022		62,931			$109,500
	3/7/2022			91,933	$1.74	$92,852
Augustus Oakes	3/7/2022		71,839			$125,000
	3/7/2022			133,729	$1.74	$132,392
Ray Wahl	3/7/2022		143,678			$250,000
	3/7/2022			267,457	$1.74	$264,782
Joseph Zavalishin	3/7/2022		71,839			$125,000
	3/7/2022			133,729	$1.74	$132,392
(1)	The amounts reported represent the grant date fair value associated with the grant of these restricted stock, as computed in accordance with ASC 718.
(2)
John Larsen did not receive equity in his interim role as Executive Chairman during 2022. All equity granted to him in 2022 pertained to his role as Chairman of the Board and is reported in the Director Compensation table.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding all outstanding stock options held by each individual as of December 31, 2022.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Option Price ($)(1)	Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)(5)
John Larsen(4)	134,216	3.42	11/23/2031	46,784	14,035
Sharon Vitti	956,251	1.56	5/12/2032	544,872	163,462
Joseph Jordan	139,808	3.42	11/23/2031	262,788	78,836
	133,729	1.74	3/7/2032
Joanne Fong	78,800	1.74	3/7/2032	57,559	17,268
Augustus Oakes	69,904	3.42	11/23/2031	132,649	39,795
	133,729	1.74	3/7/2032
Gary Carlson	91,933	1.74	3/7/2032	82,262	24,679
Ray Wahl	46,602	3.42	11/23/2031
Joseph Zavalishin	0
(1)
For Mr. Larsen, Mr. Jordan and Mr. Oakes, stock options granted as part of the 2022 annual equity grant vest one-third on each of the first three anniversaries of the grant date. For Ms. Fong and Mr. Carlson, stock options granted as part of the 2022 annual equity grant vest one-fourth on each of the first four anniversaries of the of the grant date.

(2)
Restricted shares of Common Stock held by each NEO as of December 31, 2022, including restricted shares of Common Stock received in distribution from Wilco Acquisition, LP related to ICUs held by each NEO. Restricted shares of Common Stock vest in installments on each quarterly anniversary of the Closing Date of the Business Combination over the shorter of: (a) the eight-year period from the original grant date of the underlying ICUs, or (b) three years post-Closing Date, subject to the NEO’s continued service through each vesting date.

(3)	The market value of shares of outstanding restricted stock is based on the stock price of $0.30 the closing stock price on December 31, 2022.
(4)	Only equity granted to John Larsen in his role as Chairman of the Board is included in this table. Mr. Larsen was not granted equity in connection with his role as Executive Chairman.
(5)
All of Mr. Zavalishin options were forfeited and all RSU’s under the 2021 Plan were also forfeited. However, Mr. Zavalishin’s awards under the 2016 Plan were accelerated and vested. The accelerated awards are included in the amount above. For Mr. Wahl, one tranche of his November 23, 2021 stock option grant vested prior to his termination and are outstanding. All other options and all RSU’s under the 2021 Plan were forfeited. However, Mr. Wahl’s awards under the 2016 Plan were accelerated and vested and are included in the amount above.

Stock That Vested in 2022
The following table summarizes the number and market value of stock awards held by each NEO that vested during 2022.
OPTION EXERCISES AND STOCK VESTED
	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)(1)
John Larsen	45,301	$37,117
Sharon Vitti	0	$0
Joseph Jordan	62,333	$72,357
Joanne Fong	7,692	$11,958
Augustus Oakes	31,007	$35,721
Gary Carlson	9,752	$15,261
Ray Wahl	50,265	$52,794
Joseph Zavalishin	63,343	$88,808
Non-Qualified Deferred Compensation
The following table summarizes NEO non-qualified deferred compensation.

NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)
Joseph Jordan		(2,940)	14,000
Ray Wahl		(2,180)	5,993
Joseph Zavalishin	12,000	(7,418)	56,714
(1)	The full amount shown for executive contributions is included in the base salary figures for each NEO shown above in the Summary Compensation Table.
(2)
The amount shown under aggregate earnings reflects the NEO’s gain or loss based upon the individual allocation their account balance. These gains or losses do not represent current income to the NEO and have not been included in any of the compensation tables shown above.

Potential Payments Upon Termination or Change-in-Control
Agreements with Executive Officers
The Company has entered into employment agreements with Ms. Vitti, Mr. Kantz, Mr. Cox, Mr. Gregerson, Mr. Jordan, Ms. Tansey and Mr. Oakes. The material terms of these employment agreements are detailed below, including the potential payment upon termination, except for Mr. Zavalishin, Ms. Chafey and Mr. Wahl who each were no longer employed by the Company at the end of 2022 and thus their summaries detail what each was paid as a result of their departure.
The Company and Mr. Larsen did not have an employment agreement covering his services as Executive Chairman during part of 2021 and 2022.
The Company’s employment agreements with Ms. Vitti, Mr. Kantz, Mr. Cox, Mr. Gregerson, Mr. Jordan, Ms. Tansey and Mr. Oakes (the “Executive Employment Agreements”), provide for an initial term of three years that automatically renews for one-year terms thereafter, unless notice of non-renewal is provided 30 days before the renewal date, and a minimum base salary of $700,000 for Ms. Vitti, $490,000 for Mr. Cox, Mr. Gregerson and Ms. Tansey, and Mr. Jordan and $390,000 for Mr. Kantz and Mr. Oakes. In addition, the Executive Employment Agreements provide for annual target bonuses equal to 75% of base salary for Mr. Kantz, Mr. Cox, Mr. Gregerson, Mr. Jordan, Ms. Tansey and (as amended on June 20, 2022) Mr. Oakes. Ms. Vitti’s Executive Employment Agreement provides for annual target bonuses equal to 100% of base salary. The Executive Employment Agreements also provide for other standard benefits and perquisites, such as reimbursement of reasonable business expenses and entitlement to health and welfare benefits generally available to other executive employees, including vacation and sick leave, medical, dental, life and disability insurance benefits.
The Executive Employment Agreements provide that Ms. Vitti be granted long-term incentive equity awards from ATI for each of 2022, 2023 and 2024, that Mr. Cox be granted long-term incentive equity awards from ATI for each of 2023 and 2024, that Mr. Katz, Mr. Gregerson and Ms. Tansey be granted long-term incentive equity awards from ATI for 2023, that Mr. Jordan be granted long-term incentive equity awards from ATI in each of 2021, 2022 and 2023 and Mr. Oakes be granted incentive equity awards from ATI in 2021.
The aggregate grant-date value of such annual equity awards are to be $1,700,000 for Ms. Vitti in respect to each of 2022, 2023 and 2024, and $1,000,000 for Mr. Cox in 2023 and $500,000 in respect to 2024, and $500,000 for Mr. Gregerson and Ms. Tansey in respect of 2023, and $250,000 for Mr. Kantz and Mr. Oakes in respect of 2023, and $500,000 for Mr. Jordan in respect of 2022 and $750,000 in respect of 2023. Ms. Vitti’s agreement provides that fifty percent (50%) of the aggregate value of the equity awards in respect of 2022, 2023, and 2024 are to be granted in the form of restricted stock units and the remaining fifty percent (50%) is to be granted in the form of stock options; for Mr. Cox, his agreement provides that one hundred percent (100%) of the aggregate value of the equity awards in respect of 2023 and 2024 are to be granted in the form of restricted stock units; for Mr. Gregerson, his agreement provides that one hundred percent (100%) of the aggregate value of the equity awards in respect of 2023 are to be granted in the form of restricted stock units; for Ms. Tansey and Mr. Kantz, their agreements provide that fifty percent (50%) of the aggregate value of the equity awards in respect of 2023, are to be granted in the form of restricted stock units and the remaining fifty percent (50%) is to be granted in the form of stock options. The forms of equity awards in respect of subsequent years will be determined by ATI’s Compensation Committee after consultation with an external compensation consultant.

The equity awards are governed by the terms of the Executive Employment Agreements, the 2021 Plan, the Restricted Stock Agreements, and certain Restricted Stock Unit Award Agreements and Stock Option Award Agreements (the “Award Agreements”), as applicable. The equity awards in respect of fiscal year 2022 will vest in three equal annual installments over three years from the Closing Date of the Business Combination or date of grant, depending on the award, and vesting of equity awards in respect of subsequent years will be determined by the Company’s Compensation Committee after consultation with an external compensation consultant. With respect to years following 2023, Mr. Kantz, Mr. Gregerson, Ms. Tansey and Mr. Jordan will be eligible to receive equity awards on terms and conditions determined by the Company’s Compensation Committee after consultation with an external compensation consultant. With respect to years following 2024, Ms. Vitti and Mr. Cox will be eligible to receive equity awards on terms and conditions determined by the Company’s Compensation Committee after consultation with an external compensation consultant. Mr. Oakes is now eligible to receive equity awards on terms and conditions determined by the Company’s Compensation Committee after consultation with an external compensation consultant.
Under the terms of Ms. Vitti’s agreement, in the event of a termination without cause by the Company or a termination for good reason by Ms. Vitti, during the term of her Executive Employment Agreement and at any time other than within 24 months following a change in control, Ms. Vitti will receive (i) an amount equal to 1.5 times the sum of annual base salary and target bonus amount, payable in substantially equal installments over 18 month from termination; (ii) an annual bonus for the then-current fiscal year based on actual performance for such year, pro-rated from the first date of such fiscal year through Ms. Vitti’s last date of continued active employment, payable at the same time as annual bonuses are paid other senior executives of the Company; (iii) reimbursement of COBRA costs for a coverage period of 12 months, if elected, the employer and employee portion of any COBRA health and welfare premiums for a period equal to eighteen (18) months from the date of termination, or, if earlier, (x) the first date that Ms. Vitti is no longer eligible for COBRA, or (y) the first date that Ms. Vitti becomes eligible for health benefits from another employer; or (b) upon termination during the 24-month period following a Change in Control (i) an amount equal to 2.0 times the sum of (x) Ms. Vitti’s base salary and (y) Target Bonus, in a lump sum on the first payroll date, (ii) an annual bonus for the then-current fiscal year based on actual performance for such year, pro-rated from the first date of such fiscal year through Ms. Vitti’s last date of continued active employment, payable at the same time as annual bonuses are paid other senior executives of the Company, (iii) if elected, the employer and employee portion of any COBRA health and welfare premiums for a period equal to eighteen (18) months from the date of such termination, or, if earlier, (x) the first date that Ms. Vitti is no longer eligible for COBRA or (y) the first date that Ms. Vitti becomes eligible for health benefits from another employer, and (iv) all prior unvested grants of equity incentive compensation made to Ms. Vitti pursuant to the Company’s 2021 Equity Incentive Plan as of the date of such termination. Under the terms of the agreements, in the event of a termination without cause by the Company or a termination for good reason by Mr. Cox, Mr. Kantz, Mr. Gregerson, Mr. Jordan, Ms. Tansey or Mr. Oakes, during the term of their respective Executive Employment Agreements and at any time other than within 18 months following a change in control, each will receive (i) an amount equal to 1.25 times the sum of annual base salary and target bonus amount, payable in 15 monthly installments; (ii) a pro-rated annual bonus based on actual performance for the year in which termination occurs; (iii) reimbursement of COBRA costs for a coverage period of 12 months, and (iv) immediate vesting of any restricted shares received in connection with ICUs granted under the 2016 Plan. In the event of a termination of without cause by the Company or termination for good reason by Mr. Cox, Mr. Kantz, Mr. Gregerson, Mr. Jordan, Ms. Tansey or Mr. Oakes, within 18 months following a change in control, each are to receive (i) an amount equal to 1.5 times the sum of his annual base salary and target bonus amount, payable in a lump sum; (ii) a pro-rated annual bonus based on actual performance for the year in which termination occurs; (iii) reimbursement of COBRA costs for a coverage period of 12 months, and (iv) immediate vesting of any restricted shares received in connection with the ICUs granted under the 2016 Plan. Any such severance payments will be subject to applicable taxes and the executive’s execution and non-revocation of a general release of claims and continued compliance with restrictive covenant provisions. Any unvested RSUs and stock options are forfeited immediately upon termination of employment (for any reason), and any vested stock options are forfeited immediately upon termination for cause. Any vested options must be exercised prior to the earliest to occur of (i) the expiration date (which is 10 years after the grant date), (ii) 12 months after termination of employment due to death or disability, (iii) 90 days following termination of employment other than for death, disability, or termination for cause, or (iv) the date of termination for cause. Upon a change in control, (i) any awards under the Award Agreements are to be continued and or assumed by the Company or surviving company, or substituted by the surviving company with substantially similar terms for the outstanding awards, and (ii) and Restricted Shares are to vest immediately prior to the change in control. Additionally, if a participant’s employment or service is terminated upon or within 24 months following a change in control by ATI without cause or upon such other circumstances as determined by the Compensation Committee, the unvested portion (if any) of all outstanding awards held by the participant will immediately vest (and, to the extent applicable, become exercisable) and be paid in full upon such termination, with any performance conditions deemed achieved (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, unless otherwise provided in an award agreement.
Most Executive Employment Agreements contain restrictive covenants generally prohibiting each executive from providing services to a competitor or soliciting employees or business contacts for 15 months following termination of employment, or for 18 months if the executive receives enhanced severance upon a qualifying termination within 18 months following a change in control. In addition, the Executive Employment Agreements mandate that the confidentiality obligations continue after termination of employment.
Any compensation payable under an Executive Employment Agreement, and any awards under the Award Agreements and Restricted Stock Agreements, are subject to recoupment under the 2021 Plan and applicable law, including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the SEC and/or national securities exchange on which the Company’s shares are listed. Under the terms of the 2021 Plan, if after termination of employment the Committee determines in its discretion that the executive engaged in an act or omissions that would have warranted termination for cause, or after termination the executive violated any continuing obligation or duty in respect of the Company, such executive’s rights, payments and benefits with respect to an award are subject to cancellation, forfeiture and/or recoupment.
As defined in a substantively similar manner under the relevant agreements:
“Termination for cause” means termination of employment for (i) willful misfeasance or nonfeasance (including not following the reasonable written direction of the Board, any committee or the Company’s CEO (other than due to disability), or repeated intentional refusal to perform assigned duties (other than due to disability), which in each case continues uncured for 30 days after written notice; (ii) personally engaging in illegal conduct or any act of moral turpitude which reasonably could be expected to harm the Company; (iii) breaching in any material respect the Executive Employment Agreement (other than due to disability) which continues uncured for 30 days after written notice, other than a breach of confidentiality or restrictive covenants (which do not require written notice or opportunity to cure); or (iv) commencement of employment with another company without prior consent.
“Termination without cause” means the Company’s termination of the executive other than for cause or due to executive’s death or disability.
“Termination for good reason” means voluntary termination by executive if (i) there is a reduction in executive’s annual salary or percentage target bonus opportunity then in effect; (ii) the Company acts in any way that adversely affects employee’s participation in or materially reduce executive’s benefits under any benefit plan of the Company, except those changes generally affecting similarly situated employees; (iii) the Company materially breaches the terms of the Executive Employment Agreement; or (iv) there is a material diminution of executive’s job title, reporting relationship or job duties or responsibilities that are materially inconsistent with the position under the agreement; in each case provided that (y) executive notifies the Board in writing of any event constituting the basis for a termination for good reason within 30 days after their knowledge of the initial existence of the circumstance, and (z) the Company fails to cure such circumstance within 30 after such notice.
“Disability” means an executive’s inability to perform the essential duties, responsibilities, and functions of their position as a result of any mental or physical disability or incapacity for a length of time that the Company determines is sufficient to satisfy such obligations as it may have to provide leave under applicable family and medical leave laws and/or “reasonable accommodation” under applicable federal, state or local disability laws.
“Change in control” means (i) any person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, (ii) during any period of two consecutive years (the “Board Measurement Period”) individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph

(i), (iii) or (iv) of this definition, or a director initially elected or nominated as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the Board Measurement Period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board, (iii) merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (provided that a merger or consolidation effected to implement a recapitalization of the Company or similar transaction in which no Person other than those covered by the exceptions in (i) above acquires more than 50% of the combined voting power of the Company’s then outstanding securities (which is not a change in control), or (iv) the stockholders of the Company approve the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (y) the sale or disposition of all or substantially all of the assets of the Company to a person(s) who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (z) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.
Diana Chafey
Effective September 20, 2022, Diana Chafey stepped down from her positions as Chief Legal Officer of the Company.
Joe Zavalishin
Effective July 8, 2022, Joe Zavalishin stepped down from his positions as Chief Development Officer of the Company. The Company and Zavalishin have entered into a mutual release pursuant to which Zavalishin is eligible for the following payments and benefits: (i) 1.25x the sum of his base salary and target bonus in 2022, paid over 15 months from the date of termination; (ii) a prorated bonus for the current year, based on actual performance, paid at the time bonuses are paid to other employees; (iii) continued coverage of health benefits for up to 12 months, if elected; and (iv) the vesting of all unvested grants of equity compensation made to him pursuant to the Wilco Acquisition LP 2016 Equity Incentive Plan.
Ray Wahl
Effective December 16, 2022, Ray Wahl stepped down from his positions as Chief Operating Officer of the Company. The Company and Wahl have entered into a mutual release pursuant to which Wahl is eligible for the following payments and benefits: (i) 1.25x the sum of his base salary and bonus in 2022, paid over 15 months from the date of termination; (ii) a prorated bonus for the current year, based on actual performance, paid at the time bonuses are paid to other employees; (iii) continued coverage of health benefits for up to 12 months, if elected; and (iv) the vesting of all unvested grants of equity compensation made to him pursuant to the Wilco Acquisition LP 2016 Equity Incentive Plan.

Potential Payments Upon Termination
	Involuntary Termination (not for Cause or with Good Reason) within 18 months of a CIC(1)	Involuntary Termination (not for Cause or with Good Reason) not within 18 months of a CIC(2)(3)	Disability	Death
John Larsen	$—	$—	$—	$—
Cash Severance Payments	$—	$—	$—	$—
Accelerated Equity Vesting	$—	$—	$—	$—
Total	$—	$—	$—	$—
Sharon Vitti
Cash Severance Payments	$2,800,000	$2,100,000	$700,000	$0
Accelerated Equity Vesting	$1,707,579	$—	$0	$0
Total	$4,507,579	$2,100,000	$700,000	$0
Joseph Jordan
Cash Severance Payments	$1,286,250	$1,071,875	$490,000	$0
Accelerated Equity Vesting	$17,403	$17,403	$0	$0
Total	$1,303,653	$1,089,278	$490,000	$0
Eimile Tansey
Cash Severance Payments	$1,286,250	$1,071,875	$490,000	$0
Accelerated Equity Vesting	$0	$0	$0	$0
Total	$1,286,250	$1,071,875	$490,000	$0
Augustus Oakes
Cash Severance Payments	$1,023,750	$853,125	$390,000	$0
Accelerated Equity Vesting	$9,075	$9,075	$0
Total	$1,033,825	$862,200	$390,000	$0
Christopher Cox
Cash Severance Payments	$1,286,250	$1,071,875	$490,000	$0
Accelerated Equity Vesting	$0	$0	$0	$0
Total	$1,286,250	$1,071,875	$490,000	$0
Scott Gregerson
Cash Severance Payments	$1,286,250	$1,071,875	$490,000	$0
Accelerated Equity Vesting	$0	$0	$0	$0
Total	$1,286,250	$1,071,875	$490,000	$0
Erik Kantz
Cash Severance Payments	$1,023,750	$853,125	$390,000
Accelerated Equity Vesting	$1,310	$1,310	$0
Total	$1,025,060	$854,435	$390,000
(1)	For Ms. Vitti this applies to a Change In Control within 24 months
(2)	For Ms. Vitti this applies to a Change In Control not within 24 months
(3)	The market value of shares of outstanding restricted stock is based on the stock price of $0.30 the closing stock price on December 31, 2022.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee includes Carmine Petrone, Joanne Burns and John Larsen. None of our executive officers serves as a member of the Board of Directors or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or the Compensation Committee.

CEO Pay Ratio
Pursuant to the Exchange Act, we are required to disclose in this proxy statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for fiscal year 2022 was $2,600,792 and the median of the total compensation of all of our employees (excluding our CEO) for fiscal year 2022 was $40,843. Accordingly, we estimate the ratio of our CEO’s total compensation for fiscal year 2022 to the median of the total compensation of all of our employees (excluding our CEO) for fiscal year 2022 to be 64 to 1.
We selected December 31, 2022, our 2022 fiscal year end, as the date we would use to identify our median employee. To identify the median-compensated employee (excluding our CEO), we used W2 box three Medicare wages. In making this determination, we included all full-time, part-time, seasonal, and temporary workers employed by the Company at the end of the last completed fiscal year and did not make any cost-of-living adjustments in identifying the median employee.
This pay ratio is an estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance
Year	Summary Compensation Table Total for PEO #1(1)	Summary Compensation Table Total for PEO #2(2)	Compensation Actually Paid to PEO #1(3)	Compensation Actually Paid to PEO #2(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(5)	Value of Initial Fixed $100 Investment Based On:		Net Income	Adj. EBITDA ($ in thousands)
							Total Shareholder Return(6)	Peer Group Total Shareholder Return
(a)	(b)	(bb)	(c)		(d)	(e)	(f)	(g)	(h)	(i)
2022	2,637,822	537,231	1,227,258	483,793	797,875	597,384	3	108	(493,047)	6,712
2021	2,943,057	1,145,602	4,448,222	1,153,662	901,810	910,686	34	112	(782,028)	39,771

(1)
Represents the total compensation paid to Sharon Vitti, our current Principal Executive Officer (“PEO” #1) since April 28, 2022. The dollar amounts reported in column (b) are the amounts of total compensation reported for Ms. Vitti in the “Total” column of the Summary Compensation Table (“SCT”). Former Chief Executive Officer, Labeed Diab, stepped down effective August 7, 2021.

(2)
Represents the total compensation paid to John Larsen, our prior Principal Executive Officer (“PEO” #2). The dollar amounts in column (bb) are the amounts of total compensation reported for Mr. Larsen in the “Total” column of the Summary Compensation Table (“SCT”). John Larsen became ATI’s Executive Chairman on August 9, 2021, August 30, 2021 through April 27, 2022, he was acting CEO.

(3)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” (“CAP”) to the PEO computed in accordance with Item 402(v) of Regulation S-K, adjustments were made to the PEO’s total compensation for each year to determine the CAP.

(4)
The dollar amounts reported in column (d) represent the average of the amounts for the Company’s NEOs as a group (excluding the PEO) in the “Total” column of the SCT. For 2022, the Non-PEO NEOs were Joseph Jordan, Ray Wahl, Augustus Oakes, Joseph Zavalishin, Gary Carlson, and Joanne Fong. For 2021, the Non-PEO NEOs were Joseph Jordan, Ray Wahl, Diana Chafey, Joseph Zavalishin, and Augustus Oakes.

(5)
The dollar amount reported in column (e) represents the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K, adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the compensation actually paid.

(6)	TSR calculation start date is 6/17/21 (rather than 1/1/21) since that is the date our Class A common stock began trading on the NYSE following the Business Combination / de-SPAC.
PEO #1 SCT Total TO CAP Reconciliation
Year	Reported Summary Compensation Table Total for PEO ($)	Minus: Reported Summary Compensation Table Value of Equity Awards ($)	Plus: Equity Award Adjustments ($)	Plus: Reported Change in Pension Value Deferred Compensation Earnings in Summary Compensation Table ($)	Plus: Pension Benefit Adjustments ($)	Compensation Actually Paid to PEO ($)
2022	2,637,822	1,701,063	290,499	—	—	1,227,258
2021	2,943,057	—	—	1,505,165	—	4,448,222

PEO #2 SCT Total TO CAP Reconciliation
Year	Reported Summary Compensation Table Total for PEO ($)	Minus: Reported Summary Compensation Table Value of Equity Awards ($)	Plus: Equity Award Adjustments ($)	Plus: Reported Change in Pension Value Deferred Compensation Earnings in Summary Compensation Table ($)	Plus: Pension Benefit Adjustments ($)	Compensation Actually Paid to PEO ($)
2022	537,231	128,696	75,258	—	—	483,793
2021	1,145,602	590,085	598,145	—	—	1,153,662
Equity Award Adjustments PEO #1
Year	Year End Fair Value of Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Awards ($)	Fair Value as of Vesting Date of Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($)	Fair Value as of Prior Year End of Equity Awards Granted in Prior Years that Failed to Vest in the Covered Year	Dollar Value of Dividends / Earnings Paid on Equity Awards in the Covered Year	Total Equity Award Adjustments ($)
2022	290,499	—	—	—	—	—	290,499
2021	—	—	—	—	—	—	—

Equity Award Adjustments PEO #2
Year	Year End Fair Value of Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Awards ($)	Fair Value as of Vesting Date of Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($)	Fair Value as of Prior Year End of Equity Awards Granted in Prior Years that Failed to Vest in the Covered Year	Dollar Value of Dividends / Earnings Paid on Equity Awards in the Covered Year	Total Equity Award Adjustments ($)
2022	19,648	24,419	—	31,191	—	—	75,258
2021	598,145	—	—	—	—	—	598,145
Average Non-PEO SCT Total TO CAP Reconciliation
Year	Reported Summary Compensation Table Total for PEO ($)	Minus: Reported Summary Compensation Table Value of Equity Awards ($)	Plus: Equity Award Adjustments ($)	Plus: Reported Change in Pension Value Deferred Compensation Earnings in Summary Compensation Table ($)	Plus: Pension Benefit Adjustments ($)	Compensation Actually Paid to PEO ($)
2022	797,875	294,816	99,041	(4,716)	—	597,384
2021	901,810	369,679	374,094	4,462	—	910,686
Equity Award Adjustments
Year	Year End Fair Value of Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Awards ($)	Fair Value as of Vesting Date of Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($)	Fair Value as of Prior Year End of Equity Awards Granted in Prior Years that Failed to Vest in the Covered Year	Dollar Value of Dividends / Earnings Paid on Equity Awards in the Covered Year	Total Equity Award Adjustments ($)
2022	45,487	41,839	—	11,715	—	—	99,041
2021	374,094	—	—	—	—	—	374,094
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.
Compensation Committee:
Carmine Petrone, Chair
Joanne M. Burns
John L. Larsen

PROPOSAL NO. 6
NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A of the Exchange Act, we are providing stockholders with the opportunity to approve, on an advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis and the Compensation Tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy and practices, as discussed in this Proxy Statement. As discussed in those disclosures, our compensation programs are designed to align total executive compensation with Company performance while enabling us to attract, retain, and motivate executives who can achieve sustained long-term growth and strong financial performance for our stockholders. Our Compensation Committee continually reviews the compensation program for our named executive officers to ensure it achieves the desired goals of aligning our executive compensation structure with our stockholder interests.
As an advisory vote, this Proposal is not binding. However, our Board of Directors and Nominating and Corporate Governance Committee value the opinions expressed by stockholders in their vote on this Proposal and will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers. We are asking our stockholders to indicate their support for the compensation of our named executive officers by voting “FOR” the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the Company’s compensation of its named executive officers, as disclosed in the Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the compensation tables regarding named executive officer compensation, together with the accompanying narrative disclosure.”
Unless the Board modifies its policy on the frequency of future executive compensation advisory votes, the next executive compensation advisory vote will be held at the 2024 Annual Meeting of Stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL NO. 7
APPROVAL THE AMENDMENT TO ATI PHYSICAL THERAPY, INC. 2021 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN
At the Annual Meeting, the stockholders will be asked to approve an amendment to the ATI Physical Therapy, Inc. 2021 Equity Incentive Plan, as amended, (the “2021 Plan”). The 2021 Plan is attached hereto as Appendix C. Such approval will require the affirmative vote of majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. If approved, the number of shares of Common Stock available for issuance under the 2021 Plan will be increased by 37,000,000 shares from 21,289,233 shares to 58,289,233 shares. If this Proposal 7 is approved, such increase would take place prior to the effectiveness of the contemplated reverse stock split pursuant to Proposal 5, if Proposal 5 is also approved. On March 21, 2023, our Board of Directors unanimously adopted the amendment to our 2021 Plan (the “2021 Plan Amendment”), a copy of which is attached hereto as Appendix D.
Background
The 2021 Plan allows the Company to grant executive officers, key employees, members of the Company’s Board of Directors and other service providers of the Company stock options, stock appreciation rights, restricted stock, performance awards and restricted stock units. The purpose of granting awards under the 2021 Plan is to enhance our long-term performance and to provide the selected individuals with an incentive to improve our growth and profitability by acquiring a proprietary interest in the Company’s success. The 2021 Plan was originally adopted by the Company’s Board of Directors on May 5, 2021 and by the Company’s stockholders on June 15, 2021, prior to the time that we became a publicly held company. At our annual meeting of stockholders held on June 2, 2022, the stockholders approved an amendment to the Company’s 2021 Plan to increase the number of shares of common stock reserved for issuance by 560,979 shares, or from 20,728,254 shares to 21,289,233 shares, plus the number of restricted shares of Common Stock distributed by Wilco Acquisition, LP that were forfeited by the holder up to a maximum of 837,166 shares of Common Stock, which was the total number of restricted shares of Common Stock distributed to the holders that remained subject to vesting under the terms of the Restricted Stock Agreements executed by the holders.
As of December 31, 2022 approximately 10.9 million shares of Common Stock remained available for issuance for new awards under the 2021 Plan (the “Share Reserve”). The Board believes the increase represented by the 2021 Second Plan Amendment will be sufficient to ensure our ability to continue to grant stock options and other awards, which are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Our ability to issue shares under the 2021 Plan, also allows the Company to preserve capital, to incentivize our employees and to align the employees interests with those of our stockholders. Our employees are our most valuable asset, and such awards are crucial to our ability to motivate individuals to achieve our goals. As such, the Company proposed to amend, subject to stockholder approval, the 2021 Plan to increase the share reserve by 37,000,000 shares of Common Stock. Accordingly, the Board of Directors has adopted a 2021 Plan Second Amendment, subject to stockholder approval. The 2021 Plan Second Amendment increases the number of shares of Common Stock available for issuance under the 2021 Plan by 37,000,000.
Consistent with past practice, the Board of Directors granted restricted stock to Employees and Non-Employee Directors in March, with a vesting schedule of three years, with the first tranche of stock to vest in March 2024. The restricted stock is issuable, subject to stockholder approval of the 2021 Plan Amendment.
If the 2021 Plan Amendment is not approved, the aggregate number of shares of the Company’s common stock that currently may be issued pursuant to Awards under the 2021 Plan will be approximately 10.9 million shares and the March 2023 Awards will not be able to be issued until a further increase in the 2021 Plan is approved by stockholders.
Summary of the 2021 Plan
The principal features of the 2021 Plan are summarized below. The summary does not purport to be a complete statement of the terms of the 2021 Plan and is qualified in its entirety by reference to the full text of the 2021 Plan, attached hereto.

Purpose
The purpose of the 2021 Plan is to align the interests of eligible participants with our stockholders by providing incentive compensation tied to ATI’s performance. The intent of the 2021 Plan is to advance ATI’s interests and increase stockholder value by attracting, retaining and motivating key personnel.
Awards
The types of awards available under the Incentive Plan include stock options (both incentive and non-qualified), SARs, restricted stock awards, RSUs and stock-based awards. All awards granted to participants under the 2021 Plan will be represented by an award agreement.
Shares Available
If this Proposal is approved, the number of shares of Common Stock available for issuance under the 2021 Plan will be increased by 37,000,000 from 21,289,233 to 58,289,233 subject to certain provisions of the 2021 Plan including regarding adjustment as summarized below under “Adjustments”. Within the share reserve, currently a total of 21,289,233 shares of Common Stock are available for awards of incentive stock options. As of December 31, 2022, under the 2021 Plan there were: 5,312,739 shares of Common Stock subject to outstanding options and an aggregate of 4,374,518 shares of restricted stock or shares underlying restricted stock unit awards outstanding but not yet vested, based on the passage of time.
If any award granted under the 2021 Plan is cancelled, expired, forfeited, surrendered or otherwise terminated without consideration or delivery of the shares to the participant, then such shares will be returned to the 2021 Plan and be available for future awards under the 2021 Plan. However, shares that are withheld from any award in payment of the exercise, base or purchase price or taxes, or not issued or delivered as a result of the settlement of an award in cash, or repurchased by ATI on the open market with the proceeds of a stock option, will not be returned to the 2021 Plan nor be available for future awards under the 2021 Plan.
The share reserve will be reduced by one share for each share subject to an award. If a share that was subject to an award is returned to the share reserve, the share reserve will be credited with one share.
Eligibility
Any employee, officer, non-employee director or any natural person who is a consultant or other personal service provider to ATI or any of its subsidiaries or affiliates can participate in the 2021 Plan, at the Committee’s (as defined below) discretion. In its determination of eligible participants, the Committee may consider any and all factors it considers relevant or appropriate, and designation of a participant in any year does not require the Committee to designate that person to receive an award in any other year. As of December 31, 2022, approximately 352 employees, 7 executive officers, 5 non-employee directors and no consultants or other personal service providers are anticipated to be eligible to participate in the 2021 Plan.
Effective Date and Duration
The 2021 Plan took effect as of June 15, 2021 (the “Effective Date”) and will terminate on the tenth anniversary of the Effective Date, subject to earlier amendment or termination. See “Plan Amendments or Termination” below.
Administration
Pursuant to its terms, the 2021 Plan may be administered by the Compensation Committee of the Board of Directors, such other committee of the Board of Directors appointed by the Board of Directors to administer the 2021 Plan or the Board of Directors, as determined by the Board of Directors (such administrator of the Incentive Plan, the “Committee”). The Committee has the power and discretion necessary to administer the 2021 Plan, with such powers including, but not limited to, the authority to select persons to participate in the 2021 Plan, determine the form and substance of awards under the 2021 Plan, determine the conditions and restrictions, if any, subject to which such awards will be made, modify the terms of awards, accelerate the vesting of awards, and make determinations regarding a participant’s termination of employment or service for purposes of an award. The Committee’s determinations, interpretations and actions under the Incentive Plan are binding on ATI, the participants in the 2021 Plan and all other parties. The 2021 Plan is administered by our Compensation Committee, which solely consists of independent directors, as appointed by the Board of Directors from time to time. The Compensation Committee may delegate authority to one or more officers of ATI to grant awards to eligible persons other than members of the Board of Directors or who are subject to Rule 16b-3 of the Exchange Act, as permitted under the 2021 Plan and under applicable law.
Stock Options
A stock option grant entitles a participant to purchase a specified number of shares of Common Stock during a specified term (with a maximum term of ten years) at an exercise price that will not be less than the fair market value of a share as of the date of grant.
The Committee will determine the requirements for vesting and exercisability of the stock options, which may be based on the continued employment or service of the participant with ATI for a specified time period, upon the attainment of performance goals or both. The stock options may terminate prior to the end of the term or vesting date upon termination of employment or service (or for any other reason), as determined by the Committee. Unless approved by the ATI stockholders, the Committee may not take any action with respect to a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange on which shares of Common Stock are listed, or that would result in the cancellation of “underwater” stock options in exchange for cash or other awards, other than in connection with a change in control.
Stock options granted under the 2021 Plan will be either non-qualified stock options or incentive stock options (with incentive stock options intended to meet the applicable requirements under the Code). Stock options are nontransferable except in limited circumstances.
Stock Appreciation Rights
A SAR granted under the 2021 Plan will give the participant a right to receive, upon exercise or other payment of the SAR, an amount in cash, shares of Common Stock or a combination of both equal to (i) the excess of (a) the fair market value of a share on the date of exercise less (b) the base price of the SAR that the Committee specified on the date of the grant multiplied by (ii) the number of shares as to which such SAR is exercised or paid. The base price of a SAR will not be less than the fair market value of a share as of the date of grant. The right of exercise in connection with a SAR may be made by the participant or automatically upon a specified date or event. SARs are nontransferable, except in limited circumstances.
The Committee will determine the requirements for vesting and exercisability of the SARs, which may be based on the continued employment or service of the participant with ATI for a specified time period or upon the attainment of specific performance goals. The SARs may be terminated prior to the end of the term (with a maximum term of ten years) upon termination of employment or service, as determined by the Committee. Unless approved by ATI stockholders, the Committee may not take any action with respect to a SAR that would be treated as a “repricing” under the then applicable rules, regulations or NYSE listing requirements, or that would result in the cancellation of “underwater” SARs in exchange for cash or other awards, other than in connection with a change in control.
Restricted Stock Awards
A restricted stock award is a grant of a specified number of shares of Common Stock to a participant, which restrictions will lapse upon the terms that the Committee determines at the time of grant. The Committee will determine the requirements for the lapse of the restrictions for the restricted stock awards, which may be based on the continued employment or service of the participant with ATI over a specified time period, upon the attainment of performance goals, or both.
The participant will have the rights of a stockholder with respect to the shares granted under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions with respect thereto, unless the Committee determines otherwise to the extent permitted under applicable law. If a participant has the right to receive dividends paid with respect to a restricted stock award, such dividends shall not be paid to the participant until the underlying award vests. Any shares granted under a restricted stock award are nontransferable, except in limited circumstances. A participant may make an election under Section 83(b) of the Code for tax planning purposes, other in connection with a change in control.
Restricted Stock Units
A RSU granted under the 2021 Plan will give the participant a right to receive, upon vesting and settlement of the RSUs, one share per vested unit or an amount per vested unit equal to the fair market value of one share as of the date of determination, or a combination thereof, at the discretion of the Committee. The Committee may grant RSUs together with dividend equivalent rights (which will not be paid until the award vests), and the holder of any RSUs will not have any rights as a stockholder, such as dividend or voting rights, until the shares Common Stock underlying the RSUs are delivered.
The Committee will determine the requirements for vesting and payment of the RSUs, which may be based on the continued employment or service of the participant with ATI for a specified time period and also upon the attainment of specific performance goals. RSUs will be forfeited if the vesting requirements are not satisfied. RSUs are nontransferable, except in limited circumstances.
Stock-Based Awards
Stock-based awards may be granted to eligible participants under the 2021 Plan and consist of an award of, or an award that is valued by reference to, shares of Common Stock. A stock-based award may be granted for past employment or service, in lieu of bonus or other cash compensation, as director’s compensation or any other purpose as determined by the Committee. The Committee will determine the requirements for the vesting and payment of the stock-based award, with the possibility that awards may be made with no vesting requirements. Upon receipt of the stock-based award that consists of shares of Common Stock, the participant will have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote and receive dividends (which will not be paid until the award vests).
Performance-Based Compensation
All types of awards granted under the 2021 Plan may be granted with vesting, payment, lapse of restrictions and/or exercisability requirements that are subject to the attainment of specific performance goals. The Committee may adjust performance goals, or the manner of measurement thereof, as it deems appropriate.
Plan Amendments or Termination
The Company’s Board of Directors may amend, modify, suspend or terminate the 2021 Plan; provided that if such amendment, modification, suspension or termination materially and adversely affects any award, ATI must obtain the affected participant’s consent, subject to changes that are necessary to comply with applicable laws. Certain amendments or modifications of the 2021 Plan may also be subject to the approval of our stockholders as required by SEC and NYSE rules or applicable law.
Termination of Service
Awards under the 2021 Plan may be subject to reduction, cancellation or forfeiture upon termination of service or failure to meet applicable performance conditions or other vesting terms.
Under the 2021 Plan, unless an award agreement provides otherwise, if a participant’s employment or service is terminated for cause, or if after termination the Committee determines that the participant engaged in an act that falls within the definition of cause, or if after termination the participant engages in conduct that violates any continuing obligation of the participant with respect to ATI, ATI may cancel, forfeit and/or recoup any or all of that participant’s outstanding awards. In addition, if the Committee makes the determination above, ATI may suspend the participant’s right to exercise any stock option or SAR, receive any payment or vest in any award pending a determination of whether the act falls within the definition of cause (as defined in the 2021 Plan). If a participant voluntarily terminates employment or service in anticipation of an involuntary termination for cause, that shall be deemed a termination for cause.
Right of Recapture
Awards granted under the 2021 Plan may be subject to recoupment in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recoupment of erroneously awarded compensation). ATI has the right to recoup any gain realized by the participant from the exercise, vesting or payment of any award if, within one year after such exercise, vesting or payment (a) the participant is terminated for cause, (b) if after the participant’s termination the Committee determines that the participant engaged in an act that falls within the definition of cause or materially violated any continuing obligation of the participant with respect to ATI or (c) the Committee determines the participant is subject to recoupment due to a clawback policy.

Change in Control
Under the 2021 Plan, in the event of a change in control of ATI, as defined in the 2021 Plan, all outstanding awards shall either be (a) continued or assumed by the surviving company or its parent or (b) substituted by the surviving company or its parent for awards, with substantially similar terms (with appropriate adjustments to the type of consideration payable upon settlement, including conversion into the right to receive securities, cash or a combination of both, and with appropriate adjustment of performance conditions or deemed achievement of such conditions (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, unless otherwise provided in an award agreement).
Only to the extent that outstanding awards are not continued, assumed or substituted upon or following a change in control, the Committee may, but is not obligated to, make adjustments to the terms and conditions of outstanding awards, including without limitation (i) acceleration of exercisability, vesting and/or payment immediately prior to, upon or following such event, (ii) upon written notice, provided that any outstanding stock option and SAR must be exercised during a period of time immediately prior to such event or other period (contingent upon the consummation of such event), and at the end of such period, such stock options and SARs shall terminate to the extent not so exercised, and (iii) cancellation of all or any portion of outstanding awards for fair value (in the form of cash, shares, other property or any combination of such consideration), less any applicable exercise or base price.
Notwithstanding the foregoing, if a participant’s employment or service is terminated upon or within 24 months following a change in control by ATI without cause or upon such other circumstances as determined by the Committee, the unvested portion (if any) of all outstanding awards held by the participant will immediately vest (and, to the extent applicable, become exercisable) and be paid in full upon such termination, with any performance conditions deemed achieved (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, unless otherwise provided in an award agreement.
Assumption of Awards in Connection with an Acquisition
The Committee may assume or substitute any previously granted awards of an employee, director or consultant of another corporation who becomes eligible by reason of a corporate transaction. The terms of the assumed award may vary from the terms and conditions otherwise required by the 2021 Plan if the Committee deems it necessary. The assumed awards will not reduce the total number of shares available for awards under the 2021 Plan.
Adjustments
In the event of any recapitalization, reclassification, share dividend, extraordinary cash dividend, stock split, reverse stock split, merger, reorganization, consolidation, combination, spin-off or other similar corporate event or transaction affecting the shares of Common Stock, the Committee will make equitable adjustments to (i) the number and kind of shares or other securities available for awards and covered by outstanding awards, (ii) the exercise, base or purchase price or other value determinations of outstanding awards, and/or (iii) any other terms of an award affected by the corporate event.
If Proposal 5, to enact a reverse stock split is approved by our Stockholders, after the 2021 Plan Second Amendment is approved, the share amounts of the 2021 Plan will be proportionately adjusted.
Award Limits
A non-employee director may not be granted during a calendar year awards that have a fair value that, when added to all other cash compensation received in respect of service as a member of the Board of Directors that year, exceeds $500,000.
U.S. Federal Tax Consequences
Incentive Stock Options
An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, ATI will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by ATI for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.
Nonqualified Stock Options
Options not designated or qualifying as incentive stock options will be nonqualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionee normally recognizes ordinary income equal to the amount by which the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.
Stock Appreciation Rights
In general, no taxable income is reportable when SARs are granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any cash or shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards
A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the IRS no later than 30 days after the date the shares are acquired.
Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit Awards
There are no immediate tax consequences of receiving an award of RSUs. A participant who is awarded RSUs will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Committee or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Stock-Based Awards
The tax consequences associated with any other stock-based award of unrestricted shares or an award that is valued by reference to shares granted under the 2021 Plan will vary depending on the specific terms of the award. A participant acquiring unrestricted shares generally will recognize ordinary income equal to the fair market value of the shares on the grant date. The factors that will determine the timing and character of the income include whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying Common Stock.
Section 409A
Section 409A provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Certain types of awards granted under the 2021 Plan may be subject to the requirements of Section 409A. It is intended that the 2021 Plan and all awards comply with, or be exempt from, the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.
Tax Effect for ATI
ATI generally will be entitled to a tax deduction in connection with an award under the 2021 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our chief executive officer, chief financial officer and the other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these covered employees, including awards that ATI grants pursuant to the 2021 Plan, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation. It is possible that all or a portion of the compensation paid to covered employees in the form of equity grants under the 2021 Plan may not be deductible by ATI, to the extent that the annual deduction limitation is exceeded.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF CURRENT U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND ATI WITH RESPECT TO AWARDS UNDER THE 2021 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
New Plan Benefits
Amendment to 2021 Equity Incentive Plan
The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the 2021 Equity Incentive Plan through March 31, 2023.
Name and Position	Number of Shares
Sharon Vitti, Chief Executive Officer	5,147,059
John Larsen(1) Executive Chairman	367,647
Joseph Jordan, Chief Financial Officer	2,205,882
Joanne Fong, SVP, Treasurer and Head of Investor Relations	514,706
Augustus Oakes, Chief Information Officer	735,294
Gary Carlson, SVP, Field Operations	514,706
All current executive officers as a group	9,485,294
All Non-Named Executive Officer Employees as a Group (Including all Officers who are not Executive Officers)	25,676,557
All current directors who are not executive officers as a group	1,176,472
(1)	From August 30, 2021 through April 27, 2022, Mr. Larsen was a member of the leadership team fulfilling the role of Principal Executive Officer.

Other Information
The closing price of a share of Common Stock on March 31, 2023 was $.0.2542 per share.
The following table shows the number of shares of Common Stock underlying outstanding stock option and RSU awards as of December 31, 2022, that have been granted to certain individuals or groups of individuals under the 2021 Plan since the plan’s inception.
Name and Position or Group	Shares Underlying Outstanding Stock Option Awards	Shares Underlying Outstanding RSU Awards[(1)]	Total
NEOs of ATI
Sharon Vitti, Chief Executive Officer	956,251	544,872	1,501,123
Joseph Jordan, Chief Financial Officer	273,537	216,777	490,314
John Larsen, Chief Executive Officer	236,032	124,370	360,402
Gary Carlson, SVP, Field Operations	91,933	82,105	174,038
Joanne Fong, SVP, Treasurer & Investor Relations	78,800	60,840	139,640
Augustus Oakes, Chief Information Officer	203,663	108,389	312,052
All Current Executive Officers as a Group	1,840,186	1,137,353	2,977,539
All Current Directors Who Are Not Executive Officers as a Group	302,302	160,261	462,563
Each Nominee for Election as Director
Joanne Burns	81,453	43,356	124,809
James Parisi	81,453	43,356	124,809
John Maldonado	—	—	—
Sharon Vitti (See Above)
Each Associate of Any of Such Directors, Executive Officers or Nominees	—	—	—
Each Other Person Who Received or is to Receive 5% of Such Options or Rights	—	—	—
All Current Employees, Including Current Officers who are not Executive Officers as a Group	2,969,129	3,539,117	6,508,246
(1)	Assumes continuation of service to satisfy vesting requirements.
Equity Compensation Plan Information
The following table sets forth certain information as of December 31, 2022 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing compensation plans that have been approved by stockholders and plans that have not been approved by stockholders.
	Number of securities to be issued upon exercise of outstanding options warrants and right	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan
Equity compensation plans approved by stockholders	5,312,739	$1.84	10,862,247
Equity compensation plans not approved by stockholders	0	$0	0
Total	5,312,739	$1.84	10,862,247
Board Recommendation
The Board of Directors seeks stockholder approval of the 2021 Plan Amendment to comply with applicable NYSE listing requirements and with the amendment provisions of the 2021 Plan.

The 2021 Plan Amendment will not become effective unless and until stockholder approval is obtained. If stockholders do not approve this Proposal 7, the 2021 Plan will instead remain in effect in accordance with its pre-existing terms and without giving effect to the 2021 Plan Amendment.
The Board of Directors believes that approval of the 2021 Plan Second Amendment is appropriate to enable the Company to continue to provide reasonable and competitive compensation to its employees and other service providers and thereby attract and retain the most qualified personnel.
If the Proposal to enact a reverse stock split is approved by our Stockholders, after the 2021 Plan Second Amendment is approved, the share amounts of the 2021 Plan will be proportionately adjusted.
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2021 PLAN SECOND AMENDMENT.

ADDITIONAL INFORMATION
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
Our Bylaws provide that, for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Company’s Secretary.
To be timely for our 2024 annual meeting of stockholders, a stockholder’s notice of nomination or other proposal of business must be delivered to or mailed and received by our Chief Legal Officer and Corporate Secretary at our principal executive offices not earlier than February  , 2024 and not later than March  , 2024. A stockholder’s notice to the Chief Legal Officer and Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our Bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 annual meeting of stockholders must be received by us not later than December  , 2023 in order to be considered for inclusion in our proxy materials for that meeting.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than April 20, 2023.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, and as a result file reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as ATI Physical therapy, Inc., that file electronically with the SEC. We also maintain a website at www.atipt.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this Information Statement.
AVAILABILITY OF SEC FILINGS, CODE OF CONDUCT, AND COMMITTEE CHARTERS
Copies of our reports on Forms 10-K, 10-Q, 8-K, all amendments to those reports filed with the SEC, our code of conduct, corporate governance guidelines, and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are posted on and may be obtained through our website, investors.atipt.com.
ELECTRONIC DELIVERY OF STOCKHOLDER COMMUNICATIONS
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner (you hold our Common Stock in your own name through our transfer agent, Continental Stock Transfer & Trust Company or you are in possession of stock certificates): visit https://continentalstock.com/ and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our Common Stock may call Continental Stock Transfer & Trust Company, our transfer agent, by phone at 800.509.5586 or visit https://continentalstock.com/ with questions about electronic delivery.

“HOUSEHOLDING”—STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of a Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy card and any additional soliciting materials furnished to stockholders. Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write our Chief Legal Officer and Corporate Secretary at 790 Remington Blvd. Bolingbrook, IL 60440.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding, or our VP Chief Legal Officer and Secretary at the address or telephone number listed above.
OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Appendix A
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ATI PHYSICAL THERAPY, INC.
[•], 2023
ATI Physical Therapy, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:
1. The name of the Corporation is “ATI Physical Therapy, Inc.” The Corporation was incorporated under the name Fortress Value Acquisition Corp. II by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on June 10, 2020 (the “Original Certificate”).
2. This Third Amended and Restated Certificate of Incorporation (the “Third Amended and Restated Certificate”), which amends, restates and integrates the provisions of the certificate of incorporation of the Corporation as heretofore in effect (the “Prior Certificate”), was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).
3. The text of the Prior Certificate is hereby amended and restated in its entirety to read as follows:
ARTICLE I
NAME
The name of the corporation is ATI Physical Therapy, Inc. (the “Corporation”).
ARTICLE II
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.
ARTICLE III
REGISTERED AGENT
The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.
ARTICLE IV
CAPITALIZATION
Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 471,000,000 shares, consisting of (a) 450,000,000 shares of Class A common stock (the “Common Stock”), (b) 20,000,000 shares of Class F common stock (the “Class F Common Stock”) and (c) 1,000,000 shares of preferred stock (the “Preferred Stock”).
Section 4.2 Class F Common Stock. Upon the filing of the Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware as contemplated by the Agreement and Plan of Merger, dated as of February 21, 2021, by and among the Corporation, FVAC Merger Corp. II and Wilco Holdco, Inc., each share of Class F Common Stock outstanding immediately prior to the filing of the Certificate of Merger shall automatically be converted into one share of Common Stock without any action on the part of any person, including the Corporation, and concurrently with such conversion, the number of authorized shares of Class F Common Stock shall be reduced to zero. It is intended that the conversion of Class F Common Stock into Common Stock will be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.
Section 4.3 Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Third Amended and Restated Certificate (including any Preferred Stock Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Third Amended and Restated Certificate (including any Preferred Stock Designation).
Section 4.4 Common Stock.
(a)	Voting.
(i) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.
(ii) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.
(iii) Except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Third Amended and Restated Certificate (including any Preferred Stock Designation), holders of Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.
(b) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
(c) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.
(d) Transfer Rights. Subject to applicable law and the transfer restrictions set forth in Article VII of the Amended and Restated Bylaws of the Corporation (as such may be amended from time to time, the “Bylaws”), shares of Common Stock and the rights and obligations associated therewith shall be fully transferable to any transferee.
Section 4.5 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The

Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.
Section 4.6 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.
ARTICLE V
BOARD OF DIRECTORS
Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Third Amended and Restated Certificate or the Bylaws, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, and this Third Amended and Restated Certificate and any Bylaws adopted by the stockholders.
Section 5.2 Number, Election and Term.
(a) The number of directors of the Corporation, shall be fixed from time to time in the manner provided in the Bylaws.
(b) Subject to Section 5.5 hereof, any director elected or appointed prior to the date of the 2023 annual meeting of stockholders shall serve for the remainder of the term of the class of directors to which such director was originally elected or appointed. Each director elected at the 2023 annual meeting of stockholders shall be elected for a one-year term expiring at the 2024 annual meeting of stockholders. Each director elected at the 2024 annual meeting of stockholders shall be elected for a one-year term expiring at the 2025 annual meeting of stockholders. At the 2025 annual meeting of stockholders and at each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Subject to Section 5.5 hereof, each director shall serve from the date of such director’s election or appointment and until such director’s term expires and such director’s successor is duly elected and qualified, subject, however, to such director’s earlier death, resignation or removal. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
(c) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.
Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation or removal may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation or removal.
Section 5.4 Removal. Subject to Section 5.5 hereof and except as otherwise required by law, any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
Section 5.5 Preferred Stock - Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Third Amended and Restated Certificate (including any Preferred Stock Designation).

ARTICLE VI
BYLAWS
In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Third Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; provided further, however, amendments or repeals of Article VIII of the Bylaws shall require the affirmative vote of the stockholders holding at least 65% of the voting power of all outstanding shares of capital stock of the Corporation; and, provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
ARTICLE VII
MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT
Section 7.1 Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons. Any such special meeting so called may be postponed, adjourned, rescheduled or cancelled by the Board or other person calling the meeting.
Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Third Amended and Restated Certificate (including any Preferred Stock Designation), any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.
ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION
Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
Section 8.2 Indemnification and Advancement of Expenses.
(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, defend and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (each, a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or any of its subsidiaries or, while a director or officer of the Corporation or any of its subsidiaries or, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, Employment Retirement Income Security Act of 1974 excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall, to the fullest extent not prohibited by applicable law, pay as incurred the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition (including by making payment directly to applicable third parties if requested by the indemnitee); provided, however, that, to the extent required by applicable law, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such indemnitee including, without limitation, service to an employee benefit plan), shall be made only upon the Corporation’s receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification (which are, for the avoidance of doubt, indemnified proceedings) and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was, or is, authorized by the Board.
(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Third Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Third Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.
ARTICLE IX
CORPORATE OPPORTUNITY
Section 9.1 The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Third Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.
Section 9.2 Without limiting the foregoing, to the extent permitted by applicable law, each of Advent International Corporation and its successors and Affiliates (as defined in Section 10.3) and any of their respective managed investment funds and portfolio companies (but excluding the Corporation and its subsidiaries) and their respective partners, members, directors, employees, stockholders, agents and any successor by operation of law (including by merger) of any such Person (each, an “Exempted Person”) shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, except as otherwise expressly provided in any agreement entered into between the

Corporation and such Exempted Person. To the fullest extent permitted by applicable law and subject to Section 9.1, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Corporation operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law and subject to Section 9.1, shall not be liable to the Corporation or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, or uses such knowledge and understanding in the manner described herein, in each case, except as otherwise expressly provided in any agreement entered into between the Corporation and such Exempted Person. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy. Any person or entity purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of the provisions of this Article IX.
Section 9.3 Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Third Amended and Restated Certificate (including any Preferred Stock Designation) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Third Amended and Restated Certificate, the Bylaws or applicable law.
ARTICLE X
BUSINESS COMBINATIONS
Section 10.1 Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.
Section 10.2 Limitations on Business Combinations. Notwithstanding the foregoing, from the time that the opt-out in Section 10.1 becomes effective, the Corporation shall not engage in any business combination, at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:
(a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by: (i) persons who are directors and also officers; or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.
Section 10.3 Definitions. For purposes of this Article X, the term:
(a) “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.

(b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
(c) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation: (A) with the interested stockholder; or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 10.2 is not applicable to the surviving entity;
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C) – (E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections “(i)”-“(iv)” above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
(d) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(e) “Exempt Transferee” means (i) any person that acquires (other than in an Excluded Transfer) directly from Advent International Corporation or any of its Affiliates or successors, ownership of voting stock of the Corporation, and is designated in writing by the transferor as an “Exempt Transferee” for the purpose of this Article X; and (ii) any person that acquires (other than in an Excluded Transfer) directly from a person described in clause “(i)” of this definition or from any other Exempt Transferee ownership of voting stock of the Corporation, and is designated in writing by the transferor as an “Exempt Transferee” for the purpose of this Article X.
(f) “Excluded Transfer” means (i) a transfer to a person that is not an Affiliate of the transferor, which transfer is by gift or otherwise not for value, including a transfer by dividend or distribution by the transferor, (ii) a transfer in a public offering that is registered under the Securities Act of 1933, as amended (the “Securities Act”), (iii) a transfer to one or more broker-dealers or their affiliates pursuant to a firm commitment purchase agreement for an offering that is exempt from registration under the Securities Act, (iv) a transfer made through the facilities of a registered securities exchange or automated inter-dealer quotation system and (v) a transfer made in compliance with the manner of sale limitations of Rule 144(f) under the Securities Act or any successor rule or provision.
(g) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that: (i) is the owner of 15% or more of the outstanding voting stock of the Corporation; or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; or (iii) an Affiliate or associate of any such person described in clauses “(i)” and “(ii)”; provided, however, that the term “interested stockholder” shall not include: (A) Sponsor Holders or their transferees, any Exempt Transferee or any of their respective Affiliates or successors or any “group”, or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act; or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of (x) any action taken solely by the Corporation, or (y) share redemptions by existing stockholders; provided, that such person specified in this clause “(B)” shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(h) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:
(i) beneficially owns such stock, directly or indirectly; or
(ii) has: (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or
(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection “(ii)” above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.
(i) “person” means any individual, corporation, partnership, unincorporated association or other entity.
(j) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(k) “Sponsor Holders” means the investment funds affiliated with Advent International Corporation and their successors and Affiliates.
(l) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.
ARTICLE XI
AMENDMENT OF THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Third Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Third Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding any other provisions of this Third Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Article V.

IN WITNESS WHEREOF, ATI Physical Therapy, Inc. has caused this Third Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.
ATI PHYSICAL THERAPY, INC.

By:
Name:
Title:

Appendix B
CERTIFICATE OF AMENDMENT
to the
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
of
ATI PHYSICAL THERAPY, INC.
ATI PHYSICAL THERAPY, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST: The name of the Corporation is ATI Physical Therapy, Inc.
SECOND: The Corporation’s Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on June 16, 2021 (the “Certificate of Incorporation”).
THIRD: ARTICLE IV of the Corporation’s Certificate of Incorporation is hereby amended by inserting the following subsection (a) at the end of section 4.1:
(a) Reverse Stock Split. Effective as of 5:00 Eastern Time (the “Effective Time”) on [the date this Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State] each ( ) shares of the Corporation’s Common Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time (the “Prior Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Common Stock be reclassified, combined, converted and changed into one (1) fully paid and nonassessable share of Common Stock and shall represent one share of Common Stock from and after the Effective Time (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described below. Notwithstanding the foregoing, no fractional shares shall be issued to the holders of record of Prior Common Stock in connection with the Reverse Stock Split and, instead, each fractional share resulting from the Reverse Stock Split shall be automatically rounded up to the nearest whole number.
FOURTH: The Board of Directors and the stockholders of the Corporation have duly approved and adopted the foregoing amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly adopted and executed in its corporate name and on its behalf by its duly authorized officer as of the     day of    , 2023.
ATI PHYSICAL THERAPY, INC.
By:
Name:
Title:
B-1

Appendix C
ATI Physical Therapy

2021 EQUITY INCENTIVE PLAN
1. Purpose.
The purpose of the ATI Physical Therapy 2021 Equity Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.
2. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth below:
“Affiliate” means any Person directly or indirectly controlling, controlled by, or under common control with such other Person.
“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, or Stock-Based Award granted under the Plan.
“Award Agreement” means a notice or an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 15.2 hereof.
“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Cause” has the meaning set forth in Section 13.2 hereof.
“Change in Control” has the meaning set forth in Section 11.4 hereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means (i) the Compensation Committee of the Board, (ii) such other committee of no fewer than two members of the Board who are appointed by the Board to administer the Plan or (iii) the Board, as determined by the Board.
“Common Stock” means the Company’s common stock, par value $0.0001 per share.
“Company” means ATI Physical Therapy, Inc. (f/k/a Fortress Value Acquisition Corp. II), a Delaware corporation, or any successor thereto.
“Date of Grant” means the date on which an Award under the Plan is granted by the Committee or such later date as the Committee may specify to be the effective date of an Award.
“Disability” means, unless otherwise defined in an Award Agreement, a disability described in Treasury Regulations Section 1.409A-3(i)(4)(i)(A). A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability.
“Effective Date” has the meaning set forth in Section 16.1 hereof.
“Eligible Person” means any Person who is an officer, employee, Non-Employee Director, or any natural person who is a consultant or other personal service provider of the Company or any of its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Fair Market Value” means, as applied to a specific date, the price of a share of Common Stock that is based on the opening, closing, actual, high, low or average selling prices of a share of Common Stock reported on any established stock exchange or national market system including without limitation the New York Stock Exchange (“NYSE”) and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a share of Common Stock on the date as of which Fair Market Value is to be determined, or if shares of Common Stock are not publicly traded on such date, as of the most recent date on which shares of Common Stock were publicly traded. Notwithstanding the foregoing, if the Common Stock is not traded on any established stock exchange or national market system, the Fair Market Value means the price of a share of Common Stock as established by the Committee; provided that if the calculation of Fair Market Value is for purposes of setting an exercise or base price of a Stock Option or a Stock Appreciation Right, then such calculations shall be based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.
“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.
“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.
“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.
“Participant” means any Eligible Person who holds an outstanding Award under the Plan.
“Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company or other legal entity. All references to Person shall include an individual Person or a group (as defined in Rule 13d-5 under the Exchange Act) of Persons.
“Plan” means the ATI Physical Therapy 2021 Equity Incentive Plan as set forth herein, effective as of the Effective Date and as may be amended from time to time, as provided herein, and includes any sub-plan or appendix that may be created and approved by the Board to allow Eligible Persons of Subsidiaries to participate in the Plan.
“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.
“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.
“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Stock-Based Award” means a grant of shares of Common Stock or any award that is valued by reference to shares of Common Stock to an Eligible Person under Section 10 hereof.
“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other Affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such Affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.
“Treasury Regulations” means regulations promulgated by the United States Treasury Department.

3. Administration.
3.1 Committee Members. The Plan shall be administered by the Committee. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the NYSE or other principal exchange on which the Common Stock is then listed and (ii) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The Board may exercise all powers of the Committee hereunder and may directly administer the Plan. Neither the Company nor any member of the Board or Committee shall be liable for any action or determination made in good faith by the Board or Committee with respect to the Plan or any Award thereunder.
3.2 Committee Authority. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (vii) make all determinations it deems advisable for the administration of the Plan, (viii) decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan, (ix) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, (x) accelerate the vesting or, to the extent applicable, exercisability of any Award at any time (including, but not limited to, upon a Change in Control or upon termination of Service of a Participant under certain circumstances (including, without limitation, upon retirement)) and (xi) adopt such procedures, modifications or subplans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or employed outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such Persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or board of directors of a Subsidiary or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.
3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate in writing to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) or such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.
4. Shares Subject to the Plan.
4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 4.2 and Section 4.4 hereof, the total number of shares of Common Stock that are available for issuance under the Plan (the “Share Reserve”) shall equal. Within the Share Reserve, the total number of shares of Common Stock available for issuance as Incentive Stock Options shall equal 20,728,254. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

4.2 Share Replenishment. Following the Effective Date, to the extent that an Award granted under this Plan is canceled, expired, forfeited or surrendered without consideration or otherwise terminated without delivery of the shares of Common Stock to the Participant under the Plan, the shares of Common Stock retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company. Notwithstanding the foregoing, shares of Common Stock that are (x) withheld from any Stock Option or Stock Appreciation Right in payment of the exercise, base or purchase price or taxes relating to such an Award, (y) not issued or delivered as a result of the net settlement of any Award, or (z) repurchased by the Company on the open market with the proceeds of an Option, will be deemed to have been delivered under the Plan and will not be available for future Awards under the Plan.
4.3 Awards Granted to Non-Employee Directors. No Non-Employee Director may be granted, during any calendar year, Awards having a fair value (determined on the date of grant) that, when added to all cash compensation paid to the Non-Employee Director in respect of the Non-Employee Director’s service as a member of the Board for such calendar year, exceeds $500,000.
4.4 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off or other corporate event or transaction or any other change affecting the Common Stock (other than regular cash dividends to stockholders of the Company), the Committee shall, in the manner and to the extent it considers appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock or other securities provided in Section 4.1 hereof, (ii) the number and kind of shares of Common Stock, units or other securities or rights subject to then outstanding Awards, (iii) the exercise, base or purchase price for each share or unit or other security or right subject to then outstanding Awards, (iv) other value determinations applicable to the Plan and/or outstanding Awards, and/or (v) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code, unless otherwise determined by the Committee.
5. Eligibility and Awards.
5.1 Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such Person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to such Participant in any other year.
5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.
5.3 Award Agreements. Each Award granted to an Eligible Person shall be represented by an Award Agreement. The terms of the Award, as determined by the Committee, will be set forth in the applicable Award Agreements as described in Section 15.2 hereof.
6. Stock Options.
6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may be granted only to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. All Stock Options granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A of the Code, to the extent applicable.

6.2 Exercise Price. The exercise price per share of a Stock Option (other than a Stock Option substituted or assumed under Section 15.9) shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.
6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe in an award agreement the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.
6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Subject to compliance with Section 409A of the Code and the provisions of this Section 6, the Committee may extend at any time the period in which a Stock Option may be exercised, but not beyond ten (10) years from the Date of Grant.
6.5 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement (including applicable vesting requirements), a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price may be made: (i) in cash or by cash equivalent acceptable to the Committee, or, (ii) to the extent permitted by the Committee in its sole discretion in an Award Agreement or otherwise (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee. In accordance with Section 15.10 hereof, and in addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.
6.6 Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 15.3 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act), or as otherwise permitted by the Committee to the extent also permitted by the general instructions of the Form S-8 registration statement, as may be amended from time to time, in each case as may be approved by the Committee in its discretion at the time of proposed transfer; provided, in each case, that any permitted transfer shall be for no consideration. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 15.3 hereof.
6.7 Additional Rules for Incentive Stock Options.
(a) Eligibility. An Incentive Stock Option may be granted only to an Eligible Person who is considered an employee for purposes of Treasury Regulation Section 1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.
(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Stock Options into account in the order in which granted. Any Stock Option grant that exceeds such limit shall be treated as a Nonqualified Stock Option.
(c) Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.
(d) Termination of Service. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than (i) three (3) months following termination of Service of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.7(d)) or (ii) one year following termination of Service of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.
(e) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.
(f) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.
6.8 Repricing Prohibited. Subject to the adjustment provisions contained in Section 4.4 hereof and other than in connection with a Change in Control, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award or cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan or otherwise approve any modification to such a Stock Option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NYSE or other principal exchange on which the Common Stock is then listed.
6.9 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares underlying a Stock Option until such time as shares or Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.
7. Stock Appreciation Rights.
7.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant, or that provides for the automatic exercise or payment of the right upon a specified date or event. Stock Appreciation Rights shall be non-transferable, except as provided in Section 15.3 hereof. All Stock Appreciation Rights granted under the Plan are intended to comply with or otherwise be exempt from the requirements of Section 409A of the Code, to the extent applicable.
7.2 Terms of Share Appreciation Rights. The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, however, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. Subject to compliance with Section 409A of the Code and the provisions of this Section 7.2, the Committee may extend at any time the period in which a Stock Appreciation Right may be exercised, but not beyond ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason. The base price of a Stock Appreciation Right shall be determined by the Committee in its discretion; provided, however, that the base price per share shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant (other than with respect to a Stock Appreciation Right substituted or assumed under Section 15.9).
7.3 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.
7.4 Repricing Prohibited. Subject to the adjustment provisions contained in Section 4.4 hereof and other than in connection with a Change in Control, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall cancel a Stock Appreciation Right when the base price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award or cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NYSE or other principal exchange on which the Common Stock is then listed.
7.5 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares underlying a Stock Appreciation Right unless and until such time as shares or Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.
8. Restricted Stock Awards.
8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.
8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award are not satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.
8.3 Transfer Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 15.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted. The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding a Restricted Stock Award granted hereunder shall have the right to exercise voting rights with respect to the period during which the Restricted Stock Award is subject to forfeiture (the “Restriction Period”), and have the right to receive dividends on the Restricted Stock Award during the Restriction Period (and, if so, on what terms) provided that if a Participant has the right to receive dividends paid with respect to the Restricted Stock Award, such dividends shall be subject to the same vesting terms as the related Restricted Stock Award.
8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.
9. Restricted Stock Units.
9.1 Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit is equal to the Fair Market Value of a share of Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. Restricted Stock Units shall be non-transferable, except as provided in Section 15.3 hereof.
9.2 Vesting of Restricted Stock Units. The Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified performance goal(s) and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Unit Award are not satisfied, the Award shall be forfeited.
9.3 Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of a share of Common Stock, determined on such date or over such time period as determined by the Committee.
9.4 Dividend Equivalent Rights. Dividends shall not be paid with respect to Restricted Stock Units. Dividend equivalent rights may be granted with respect to the Shares subject to Restricted Stock Units to the extent permitted by the Committee and set forth in the applicable Award Agreement; provided that any dividend equivalent rights granted shall be subject to the same vesting terms as the related Restricted Stock Units.
9.5 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.
10. Stock-Based Awards.
10.1 Grant of Stock-Based Awards. A Stock-Based Award may be granted to any Eligible Person selected by the Committee. A Stock-Based Award may be granted for past Services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Stock-Based Award, require the payment of a specified purchase price.

10.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, upon the issuance of shares of Common Stock under a Stock-Based Award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. If a Participant has the right to receive dividends paid with respect to the Stock-Based Award, such dividends shall be subject to the same vesting terms as the related Stock-Based Award, if applicable.
11. Change in Control.
11.1 Effect on Awards. Upon the occurrence of a Change in Control, all outstanding Awards shall either (a) be continued or assumed by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent (with such continuation or assumption including conversion into the right to receive securities, cash or a combination of both), or (b) substituted by the surviving company or corporation or its parent of awards (with such substitution including conversion into the right to receive securities, cash or a combination of both), with substantially similar terms for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards or other relevant factors, and with any applicable performance conditions adjusted pursuant to Section 12 or deemed achieved (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, in each case as determined by the Committee (with the Award remaining subject only to time vesting), unless otherwise provided in an Award Agreement).
11.2 Certain Adjustments. To the extent that outstanding Awards are not continued, assumed or substituted pursuant to Section 11.1 upon or following a Change in Control, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):
(a) acceleration of exercisability, vesting and/or payment of outstanding Awards immediately prior to the occurrence of such event or upon or following such event;
(b) upon written notice, providing that any outstanding Stock Options and Stock Appreciation Rights are exercisable during a period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and
(c) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Common Shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, however, that, in the case of Stock Options and Stock Appreciation Rights or similar Awards, the fair value may equal the excess, if any, of the value or amount of the consideration to be paid in the Change in Control transaction to holders of shares of Common Stock (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or if there is no such excess, zero; provided, further, that if any payments or other consideration are deferred and/or contingent as a result of escrows, earn outs, holdbacks or any other contingencies, payments under this provision may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of Common Shares in connection with the Change in Control.
11.3 Certain Terminations of Service. Notwithstanding the provisions of Section 11.1, if a Participant’s Service with the Company and its Subsidiaries is terminated upon or within twenty four (24) months following a Change in Control by the Company without Cause or upon such other circumstances as determined by the Committee, the unvested portion (if any) of all outstanding Awards held by the Participant shall immediately vest (and, to the extent applicable, become exercisable) and be paid in full upon such termination, with any applicable performance conditions deemed achieved (i) for any completed performance period, based on actual performance, or (ii) for any partial or future performance period, at the greater of the target level or actual performance, in each case as determined by the Committee, unless otherwise provided in an Award Agreement.

11.4 Definition of Change in Control. Unless otherwise defined in an Award Agreement or other written agreement approved by the Committee, “Change in Control” means, and shall occur, if:
(a) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Common Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;
(b) during any period of two consecutive years (the “Board Measurement Period”) individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this section, or a director initially elected or nominated as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the Board Measurement Period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
(c) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or
(d) the stockholders of the Company approve the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (i) the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (ii) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.
Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change in Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.
12. Performance Goals; Adjustment. The Committee may provide for the performance goals to which an Award is subject, or the manner in which performance will be measured against such performance goals, to be adjusted in such manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgements, settlements, and the effects of accounting or tax law changes. In addition, with respect to a Participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the performance goals in respect of such Participant’s Awards for the partial performance period.
13. Forfeiture Events.
13.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of Service for Cause, violation of laws, regulations or material Company policies, breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to the Participant, application of a Company clawback policy relating to financial restatement, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

13.2 Termination for Cause.
(a) Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary shall be terminated for Cause or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted termination of Service for Cause or (2) after termination, the Participant engages in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 13.3 below. The Company shall have the power to determine whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs, whether the Participant engaged in an act or omission which would have warranted termination of Service for Cause or engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary. Any such determination shall be final, conclusive and binding upon all Persons. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s Service for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, the Company may suspend the Participant’s rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act or omission could constitute the basis for a termination for Cause as provided in this Section 13.2.
(b) Definition of Cause. “Cause” means with respect to a Participant’s termination of Service, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant (or where there is such an agreement but it does not define “cause” (or words of like import, which shall include but not be limited to “gross misconduct”)), termination due to a Participant’s (1) failure to substantially perform Participant’s duties or obey lawful directives that continues after receipt of written notice from the Company and a ten (10)-day opportunity to cure; (2) gross misconduct or gross negligence in the performance of Participant’s duties; (3) fraud, embezzlement, theft, or any other act of material dishonesty or misconduct; (4) conviction of, indictment for, or plea of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (5) material breach or violation of any agreement with the Company or its Affiliates, any restrictive covenant applicable to Participant, or any Company policy (including, without limitation, with respect to harassment); or (6) other conduct, acts or omissions that, in the good faith judgment of the Company, are likely to materially injure the reputation, business or a business relationship of the Company or any of its Affiliates; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant that defines “cause” (or words of like import, which shall include but not be limited to “gross misconduct”), “cause” as defined under such agreement. With respect to a termination of Service for a non-employee director, Cause means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. Any voluntary termination of Service by the Participant in anticipation of an involuntary termination of the Participant’s Service for Cause shall be deemed to be a termination for Cause.
13.3 Right of Recapture.
(a) General. If at any time within one (1) year (or such longer time specified in an Award Agreement or other agreement with a Participant or policy applicable to the Participant) after the date on which a Participant exercises a Stock Option or Stock Appreciation Right or on which a Stock-Based Award, Restricted Stock Award or Restricted Stock Unit vests, is settled in shares or otherwise becomes payable, or on which income otherwise is realized or property is received by a Participant in connection with an Award, (i) a Participant’s Service is terminated for Cause, (ii) the Committee determines in its discretion that the Participant is subject to any recoupment of benefits pursuant to the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time, or (iii) after a Participant’s Service terminates for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted termination of the Participant’s Service for Cause or (2) after a Participant’s termination of Service, the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, then, at the sole discretion of the Committee, any gain realized by the Participant from the exercise, vesting, payment, settlement or other realization of income or receipt of property by the Participant in connection with an Award, shall be repaid by the Participant to the Company upon notice from the Company, subject to applicable law. Such gain shall be determined as of the date or dates on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. To the extent not otherwise prohibited by law, the Company shall have the right to offset the amount of such repayment obligation against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).
(b) Accounting Restatement. If a Participant receives compensation pursuant to an Award under the Plan based on financial statements that are subsequently restated in a way that would decrease the value of such compensation, the Participant will, to the extent not otherwise prohibited by law, upon the written request of the Company, forfeit and repay to the Company the difference between what the Participant received and what the
Participant should have received based on the accounting restatement, in accordance with (i) any compensation recovery, “clawback” or similar policy, as may be in effect from time to time to which such Participant is subject and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed (the “Policy”). By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy, whenever adopted, shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy.
14. Transfer, Leave of Absence, Etc. For purposes of the Plan, except as otherwise determined by the Committee, the following events shall not be deemed a termination of Service: (a) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (b) an approved leave of absence for military service or sickness, a leave of absence where the employee’s right to re-employment is protected either by a statute or by contract or under the policy pursuant to which the leave of absence was granted, a leave of absence for any other purpose approved by the Company or if the Committee otherwise so provides in writing.
15. General Provisions.
15.1 Status of Plan. The Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver shares of Common Stock or make payments with respect to Awards.
15.2 Award Agreement. An Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or other amounts or securities subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement also may set forth the effect on an Award of a Change in Control and/or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and also may set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.
15.3 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.6 hereof or as otherwise provided by the Committee to the extent not prohibited under Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as determined under the Company 401(k) retirement plan or other applicable retirement or pension plan. In lieu of such determination, a Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant’s lifetime. In the absence of a valid designation as provided above, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be the legatee or legatees of such Award designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. Any transfer permitted under this Section 15.3 shall be for no consideration.
15.4 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason or no reason at any time.
15.5 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.4 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates (if any) be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions. Should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.
15.6 Trading Policy and Other Restrictions. Transactions involving Awards under the Plan shall be subject to the Company’s insider trading and Regulation FD policy and other restrictions, terms and conditions, to the extent established by the Committee or by applicable law, including any other applicable policies set by the Committee, from time to time.
15.7 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six (6) months plus one (1) day following the date of the Participant’s termination of Service or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A). For purposes of Section 409A of the Code, a Participant’s right to receive any installment payments pursuant to this Plan or any Award granted hereunder shall be treated as a right to receive a series of separate and distinct payments. For the avoidance of doubt, each applicable tranche of Common Shares subject to vesting under any Award shall be considered a right to receive a series of separate and distinct payments. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
15.8 Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any action that the Company determines is necessary or advisable to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired solely for investment purposes and without any current intention to sell or distribute such shares.
15.9 Substitution or Assumption of Awards in Corporate Transactions. The Committee may grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity, in substitution for awards previously granted by such corporation or other entity or otherwise. The Committee may also assume any previously granted awards of a former employee or a current employee, director, consultant or other service provider of another corporation or entity that becomes an Eligible Person by reason of such corporation transaction. The terms and conditions of the substituted or assumed awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. To the extent permitted by applicable law and the listing requirements of the NYSE or other exchange or securities market on which the Common Shares are listed, any such substituted or assumed awards shall not reduce the Share Reserve.
15.10 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include permitting the Participant to elect to satisfy the withholding obligation by tendering shares of Common Stock to the Company or having the Company withhold a number of shares of Common Stock having a value in each case up to the maximum statutory tax rates in the applicable jurisdiction or as the Committee may approve in its discretion (provided that such withholding does not result in adverse tax or accounting consequences to the Company), or similar charge required to be paid or withheld. The Company shall have the power and the right to require a Participant to remit to the Company the amount necessary to satisfy federal, state, provincial and local taxes, domestic or foreign, required by law or regulation to be withheld, and to deduct or withhold from any shares of Common Stock deliverable under an Award to satisfy such withholding obligation.
15.11 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of shares of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.
15.12 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

15.13 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.
15.14 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
15.15 Governing Law. The Plan, all Awards and all Award Agreements, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to the Plan, any Award or Award Agreement, or the negotiation, execution or performance of any such documents or matter related thereto (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with the Plan, any Award or Award Agreement, or as an inducement to enter into any Award Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of Delaware, including its statutes of limitations and repose, but without regard to any borrowing statute that would result in the application of the statute of limitations or repose of any other jurisdiction.
15.16 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
15.17 No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code, Section 4999 of the Code or otherwise and neither the Company nor the Committee shall have any liability to a Person with respect thereto.
15.18 Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan.
15.19 Awards to Non-U.S. Participants. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or Affiliates operates or has employees, Non-Employee Directors or consultants, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws, (ii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals and (iii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 15.19 by the Committee shall be attached to this Plan document as appendices.
16. Term; Amendment and Termination; Stockholder Approval.
16.1 Term. The Plan shall be effective as of the date of its approval by the stockholders of the Company (the “Effective Date”). Subject to Section 16.2 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.
16.2 Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, however, that no amendment, modification, suspension or termination of the Plan shall materially and adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary in its discretion for purposes of compliance with Section 422 of the Code or for any other purpose, and shall seek such approval to the extent it deems necessary in its discretion to comply with applicable law or listing requirements of NYSE or other exchange or securities market. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable in its discretion to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations.

Amendment No. 1 to the

ATI Physical Therapy, Inc.

2021 EQUITY INCENTIVE PLAN

As adopted by resolution of the Board of Directors on April 13, 2022
The ATI Physical Therapy Inc. 2021 Equity Incentive Plan (“Plan”) is hereby amended by replacing Section 4.1 with the following:
4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 4.2 and Section 4.4 hereof, the total number of shares of Common Stock that are available for issuance under the Plan (the “Share Reserve”) shall equal 21,289,233. Within the Share Reserve, the total number of shares of Common Stock available for issuance as Incentive Stock Options shall equal 21,289,233. In addition, the Share Reserve and the shares of Common Stock available for issuance as Incentive Stock Options shall be increased by the number of shares of Common Stock, if any, up to a maximum of 837,166 shares of Common Stock, that (i) were distributed by Wilco Acquisition, LP (the “Partnership”) to a participant in the Wilco Acquisition, LP 2016 Equity Incentive Plan pursuant to the terms of a restricted stock agreement between such participant, the Company and the Partnership and (ii) were or are forfeited by the participant. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
Except as amended above, the terms of the Plan shall be and remain unchanged, and the Plan as amended is hereby ratified and confirmed and shall remain in full force and effect.

Appendix D
Amendment No. 2 to the

ATI Physical Therapy, Inc.

2021 EQUITY INCENTIVE PLAN

As adopted by resolution of the Board of Directors on March 21, 2023
The ATI Physical Therapy Inc. 2021 Equity Incentive Plan (“Plan”) is hereby amended by replacing Section 4.1 with the following:
4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 4.2 and Section 4.4 hereof, the total number of shares of Common Stock that are available for issuance under the Plan (the “Share Reserve”) shall equal 58,289,233. Within the Share Reserve, the total number of shares of Common Stock available for issuance as Incentive Stock Options shall equal 58,289,233. In addition, the Share Reserve and the shares of Common Stock available for issuance shall be increased by the number of shares of Common Stock, if any, that were or are forfeited by the participant. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
Except as amended above, the terms of the Plan shall be and remain unchanged, and the Plan as amended is hereby ratified and confirmed and shall remain in full force and effect.
D-1

ATI PHYSICAL THERAPY, INC.
C/O PROXY SERVICES
P.O. BOX 9163
FARMINGDALE, NY 11735

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATI2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V13163-P86967

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ATI PHYSICAL THERAPY, INC.

The Board of Directors recommends you vote FOR the following proposals:

01) Joanne Burns
02) James E. Parisi
03) Sharon Vitti
04) John Maldonado

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

05) Joanne Burns
06) James E. Parisi
07) Sharon Vitti
08) John Maldonado

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V13164-P86967

ATI PHYSICAL THERAPY, INC.
PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS
10:00 a.m., JUNE 13, 2023
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John L. Larsen and Erik Kantz and each of them, as Proxy, each with full power of substitution, to vote all of the stock of ATI Physical Therapy, Inc. standing in the undersigned's name at the Annual Meeting of Stockholders of ATI Physical Therapy, Inc. to be held via live audio webcast at www.virtualshareholdermeeting.com/ATI2023, on June 13, 2023 at 10:00 a.m., Central Time, and at any adjournment or postponement thereof for all matters as indicated upon the reverse side, and at their discretion, upon other matters that may properly come before the meeting. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted identical to the Board of Directors' recommendation on each proposal.

(Continued and to be signed on the reverse side.)